Exhibit 2.4



                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                              )   Chapter 11
                                                    )
Conseco, Inc., et al.,(1)                           )
                                                    )   Case No. 02 B49672
                        Debtors.                    )   Honorable Carol A. Doyle
                                                    )   (Jointly Administered)
                                                    )

        SECOND AMENDED DISCLOSURE STATEMENT FOR FINANCE COMPANY DEBTORS'
           SECOND JOINT LIQUIDATING PLAN OF REORGANIZATION PURSUANT TO
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE


                                 IMPORTANT DATES

o         Date by which Ballots must be received: June 9, 2003
o Date by which objections to Confirmation of the Plan must be filed and served: June 5, 2003
o         Hearing on Confirmation of the Plan: June 11, 2003

-------------------------------------------------------------------------------

James H.M. Sprayregen, P.C. (ARDC. No. 6190206)
Anup Sathy (ARDC No. 6230191)
Roger J. Higgins (ARDC No. 6257915)
Ross M. Kwasteniet (ARDC No. 6276604)
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601-6636
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

Counsel for the Debtors and Debtors-in-Possession
Dated:  May 7, 2003


---------------------------

1 The Debtors are the following entities: (i) Conseco, Inc., CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., (collectively the "Holding Company Debtors"), (ii) Conseco Finance Corp. and Conseco Finance Servicing Corp (the "Initial Finance Company Debtors" and together with the Holding Company Debtors, the "Initial Debtors"), (iii) Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interest Margin Finance Corp. II, Green Tree Finance Corp. - Two, Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Green Tree Floorplan Funding Corp., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., and Crum-Reed General Agency, Inc. (collectively, the "CFC Subsidiary Debtors"), Mill Creek Servicing Corporation, Conseco Finance Credit Card Funding Corp., Green Tree Residual Finance Corp. I, and Green Tree Finance Corp.-Five (the "New Filing Entities", together with the Initial Finance Company Debtors and the CFC Subsidiary Debtors, the "Finance Company Debtors").
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     THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") HAS
NEITHER APPROVED NOR DISAPPROVED THIS DISCLOSURE STATEMENT NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN AS WELL AS CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE FINANCE COMPANY DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE FINANCIAL INFORMATION SUMMARIES AND OTHER DOCUMENTS ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

     MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER BUT RATHER SHOULD BE CONSTRUED AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

     THE FINANCE COMPANY DEBTORS MAKE THE STATEMENTS AND PROVIDE THE FINANCIAL INFORMATION CONTAINED HEREIN AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE HEREOF UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE THEREFORE SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

     NO PARTY IS AUTHORIZED TO PROVIDE TO ANY OTHER PARTY ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE CONTENTS OF THIS DISCLOSURE STATEMENT. THE FINANCE COMPANY DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE FINANCE COMPANY DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN THOSE SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN.

     THE FINANCE COMPANY DEBTORS' MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE FINANCE COMPANY DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT, OTHER THAN THE FINANCIAL STATEMENTS INCLUDED IN CONSECO'S ANNUAL REPORT ON FORM 10-K, HAS NOT BEEN AUDITED.

     THE FINANCE COMPANY DEBTORS BELIEVE THAT THE SECOND AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION IS IN THE BEST INTERESTS OF ALL OF THEIR CREDITORS AND REPRESENTS THE BEST POSSIBLE OUTCOME FOR THEIR

CREDITORS. THE FINANCE COMPANY DEBTORS THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN. WHEN EVALUATING THE PLAN, PLEASE SEE
ARTICLE VI OF THIS DISCLOSURE STATEMENT FOR A DISCUSSION OF DIFFERENT "RISK FACTORS" WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST TO ACCEPT THE PLAN.

     COMMITTEE POSITION
     ------------------

     AS OF THE DATE OF THE PRINTING OF THIS DISCLOSURE STATEMENT, THE COMMITTEE HAS NOT TAKEN A POSITION ON THE DISCLOSURE STATEMENT OR THE PLAN DESCRIBED HEREIN. THE FINANCE COMPANY DEBTORS AND THE COMMITTEE ARE WORKING TOWARDS THE RESOLUTION OF REMAINING OPEN ISSUES. THE FINANCE COMPANY DEBTORS AND THE COMMITTEE ANTICIPATE THAT THE COMMITTEE'S POSITION ON THE DISCLOSURE STATEMENT AND THE PLAN DESCRIBED HEREIN WILL BE SET FORTH IN A SUPPLEMENTAL LETTER TO BE INCLUDED IN THE INITIAL SOLICITATION PACKAGE OR SHORTLY THEREAFTER. FURTHERMORE, THE FINANCE COMPANY DEBTORS AND THE COMMITTEE MAY SEND SUBSEQUENT DISCLOSURES DURING THE SOLICITATION PERIOD.




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                                TABLE OF CONTENTS
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
I. SUMMARY........................................................................................................1
         A.       Events Leading to the Chapter 11 Cases..........................................................2
         B.       The Auction and Sale Process For Substantially All Of Our Assets................................3
         C.       Plan Overview...................................................................................5
                  1.       Purpose -- Liquidating Plan of Reorganization..........................................5
                  2.       Substantive Consolidation..............................................................5
                  3.       Creation of a Post-Consummation Estate.................................................6
                  4.       Summary of Projected Distributions to Creditors........................................6
                  5.       Plan Consummation.....................................................................10
                  6.       Executory Contracts and Unexpired Leases..............................................10
         D.       Voting and Confirmation........................................................................10
                  1.       Time and Place of the Confirmation Hearing............................................11
                  2.       Deadline for Voting For or Against the Plan...........................................11
                  3.       Deadline for Objecting to the Confirmation of the Plan................................12
         E.       Risk Factors...................................................................................12
         F.       Identity of Persons to Contact for More Information............................................12
         G.       Recommendation.................................................................................13
         H.       Disclaimer.....................................................................................13

II. GENERAL INFORMATION..........................................................................................14
         A.       DESCRIPTION OF THE FINANCE COMPANY DEBTORS' BUSINESSES.........................................14
                  1.       Finance Company Debtors' Corporate Structure..........................................14
                  2.       The Finance Company Debtors' Businesses...............................................14
                  3.       Government Regulation.................................................................15
                  4.       Competition...........................................................................16
                  5.       Employees.............................................................................16
         B.       EXISTING CAPITAL STRUCTURE OF THE FINANCE COMPANY DEBTORS......................................16
                  1.       Ownership of CFC......................................................................16
                  2.       Overview of Finance Company Debtors' Debt Structure...................................16
                  3.       Prepetition Credit Facilities.........................................................17
                  4.       Debtor-in-Possession Facilities.......................................................18
                  5.       Guarantees on B-2 Certificates........................................................18
                  6.       Intercompany Obligations..............................................................19
                  7.       Preferred Dividends...................................................................20
                  8.       The 93/94 Notes.......................................................................20
         C.       CIHC GUARANTEES OF FINANCE COMPANY DEBTORS' DEBT...............................................20
         D.       EVENTS LEADING TO THE CHAPTER 11 CASES.........................................................21
                  1.       Announcement of Holding Company Restructuring Plan; Credit Facility
                           Events of Default.....................................................................21
                  2.       Prepetition Decline of Finance Company Debtors' Businesses;
                           Strategic Alternatives Considered.....................................................22
                  3.       Recent Financial Results..............................................................23
         E.       PLANNED SALE OF SUBSTANTIALLY ALL OF THE CFC ASSETS............................................23
         F.       PLANNED BANKRUPTCY FILING OF NEW FILING ENTITIES...............................................26
         G.       RESTRUCTURING OF THE MANUFACTURED HOUSING BUSINESS.............................................26

III. THE CHAPTER 11 CASES........................................................................................29
         A.       DEBTOR-IN-POSSESSION FINANCING FROM FPS AND THE SPES...........................................29
         B.       SUMMARY OF OTHER SIGNIFICANT MOTIONS...........................................................30
                  1.       Applications for Retention of Holding Company Debtors' and
                           Finance Company Debtors' Professionals................................................30
                  2.       Motion for Joint Administration of the Chapter 11 Cases...............................30

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                  3.       Motion for Case Management Procedures.................................................30
                  4.       Motion to Pay Employee Wages and Associated Benefits..................................30
                  5.       CFC Credit Card Motion................................................................31
                  6.       Utilities Procedures Motion...........................................................31
                  7.       Motion to Pay Certain Essential Trade Vendors.........................................31
                  8.       Motion to Perform Contractual Obligations with Certain Insurance Agencies.............31
                  9.       Motions for Authority to Continue the Key Employee Retention Program..................31
                  10.      Motion for CFC to Continue Servicing Originating and Selling Customer Loans...........32
                  11.      Motion to Employ Ordinary Course Professionals........................................32
                  12.      Motion to Limit Trading of Holding Company Equity.....................................32
                  13.      Motion for Procedures for Sale or Abandonment of De Minimis Assets....................32
                  14.      Motion for an Extension of Time to Assume or Reject Nonresidential
                           Real Property Leases..................................................................32
                  15.      CFC Subsidiary Debtors' Applicability Motion..........................................33
                  16.      Schedules and Statements..............................................................33
                  17.      Motion to Enter into Commitment Letter and Approving Interim Commitment
                           Fee and Expense Reimbursement to Replacement DIP Lenders..............................33
                  18.      Motion to Enter Into Replacement Financing............................................33
                  19.      Motion to Extend Period to Remove Actions.............................................33
                  20.      Motion to Renew U.S. Bank Letter of Credit............................................33
                  21.      Motion to Enforce the Automatic Stay, Demand the Turnover of Property, Settle
                           Valid Lien Claims and Foreclose On, Sell, or Otherwise Transfer Property Free
                           and Clear of All Liens................................................................34
                  22.      Motion for Contract and Lease Rejection Procedures....................................34
                  23.      ATM Sale Motion.......................................................................34
                  24.      Countrywide Sale Motion...............................................................34
         C.       APPOINTMENT OF THE OFFICIAL COMMITTEES.........................................................34
         D.       ASSUMPTION/REJECTION OF CONTRACTS AND LEASES...................................................35
         E.       PENDING LITIGATION AND THE AUTOMATIC STAY......................................................35
                  1.       D&O Loans Litigation..................................................................36
                  2.       Significant Prepetition Litigation....................................................36
                  3.       Adversary Proceedings Filed Against the Finance Company Debtors.......................37
                  4.       Committee Litigation Against Lehman (the "Lehman Adversary Proceeding")...............37
                  5.       Committee Litigation Regarding 93/94 Notes............................................38
         F.       CLAIMS PROCESS AND CLAIMS BAR DATES............................................................38
                  1.       Filing of Schedules of Liabilities....................................................38
                  2.       Bar Date for Nongovernmental Entities to File Proofs of Claim.........................38
                  3.       Bar Date for Governmental Units To File Proofs of Claim...............................39
                  4.       Claims Objection Process..............................................................39
         G.       EXCLUSIVE PLAN PROPOSAL AND ACCEPTANCE RIGHTS..................................................39

IV. SUMMARY OF THE PLAN OF REORGANIZATION........................................................................39
         A.       OVERVIEW OF CHAPTER 11.........................................................................39
         B.       GENERALLY......................................................................................41
                  1.       Liquidating Plan of Reorganization....................................................41
                  2.       The Post-Consummation Estate..........................................................41
                  3.       Substantive Consolidation.............................................................41
         C.       CONDITIONS PRECEDENT TO PLAN CONFIRMATION AND CONSUMMATION.....................................44
                  1.       Conditions Precedent to Confirmation..................................................44
                  2.       Conditions Precedent to Effective Date of the Plan....................................44

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                  3.       Waiver of Conditions Precedent........................................................44
                  4.       Effect of Non-Occurrence of Consummation..............................................45
         D.       SEVERABILITY OF PLAN PROVISIONS................................................................45
         E.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS....................................45
                  1.       Summary of Unclassified Claims against all Finance Company Debtors....................45
                  2.       Classification and Treatment of Classified Claims.....................................46
         F.       ACCEPTANCE AND REJECTION OF THE PLAN...........................................................48
                  1.       Voting Classes........................................................................48
                  2.       Acceptance by Impaired Classes........................................................48
                  3.       Presumed Acceptance of the Plan.......................................................48
                  4.       Presumed Rejection of the Plan........................................................48
                  5.       Non-Consensual Confirmation...........................................................48
         G.       PLAN IMPLEMENTATION............................................................................49
                  1.       Sale of Assets........................................................................49
                  2.       Establishment of the Post-Consummation Estate.........................................49
                  3.       Funding Expenses of the Post-Consummation Estate......................................49
                  4.       Corporate Action......................................................................49
                  5.       Appointment of Plan Administrator.....................................................50
                  6.       Cancellation of Notes, Instruments, Debentures and Equity Securities..................50
                  7.       Creation of Professional Fee Escrow Account...........................................50
                  8.       Creation of Employee Benefit Escrow Account...........................................50
                  9.       Creation of Lehman Escrow Account.....................................................50
                  10.      Creation of 93/94 Note Claim Escrow Account...........................................50
                  11.      Creation of Consent Agreement Reserve Account.........................................50
                  12.      Creation of Post-Consummation Estate Budget Escrow Account............................50
                  13.      Creation of BED Escrow Account........................................................51
                  14.      Retiree Benefits......................................................................51
         H.       EXECUTORY CONTRACTS............................................................................51
                  1.       Assumption and Rejection of Executory Contracts and Unexpired Leases..................51
                  2.       Rejection Claims; Cure of Defaults....................................................51
         I.       DISTRIBUTIONS..................................................................................51
                  1.       Time and Method of Distributions......................................................51
                  2.       Manner of Payment under the Plan......................................................52
                  3.       Delivery of Distributions.............................................................52
                  4.       Undeliverable Distributions...........................................................52
                  5.       Compliance with Tax Requirements/Allocation...........................................52
                  6.       Time Bar to Cash Payments.............................................................52
                  7.       Distributions after Effective Date....................................................53
                  8.       Fractional Dollars; De Minimis Distributions..........................................53
                  9.       Setoffs...............................................................................53
                  10.      Setoff of Certain Intercompany Notes..................................................53
                  11.      Preservation of Finance Company Debtors' Subordination Rights.........................53
                  12.      Waiver by Creditors of All Subordination Rights.......................................53
                  13.      Settlement of Claims and Controversies................................................54
         J.       RETENTION OF JURISDICTION......................................................................54
         K.       RELEASE, INJUNCTIVE AND RELATED PROVISIONS.....................................................55
                  1.       Compromise and Settlement.............................................................55
                  2.       Releases by the Finance Company Debtors...............................................55
                  3.       Releases by Holders of Claims.........................................................55
                  4.       Exculpation...........................................................................56
                  5.       Preservation of Rights of Action......................................................56
                  6.       Discharge of Claims and Termination of Equity Interests...............................58
                  7.       Injunction............................................................................58
         L.       POST-CONSUMMATION ESTATE AND PLAN ADMINISTRATOR................................................59

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                  1.       Generally.............................................................................59
                  2.       Purpose of the Post-Consummation Estate...............................................59
                  3.       Transfer of Assets....................................................................59
                  4.       Valuation of Assets...................................................................60
                  5.       Distribution; Withholding.............................................................60
                  6.       Post-Consummation Estate Implementation...............................................60
                  7.       Disputed Claims Reserve...............................................................60
                  8.       Termination of Post-Consummation Estate...............................................61
                  9.       Termination of Plan Administrator.....................................................61
                  10.      Exculpation; Indemnification..........................................................61
         M.       MISCELLANEOUS PROVISIONS.......................................................................61
                  1.       Modification of Plan Supplement.......................................................61
                  2.       Effectuating Documents, Further Transactions and Corporation Action...................61
                  3.       Dissolution of Committee..............................................................62
                  4.       Payment of Statutory Fees.............................................................62
                  5.       Modification of Plan..................................................................62
                  6.       Revocation of Plan....................................................................62
                  7.       Successors and Assigns................................................................62
                  8.       Reservation of Rights.................................................................62
                  9.       Section 1146 Exemption................................................................63
                  10.      Further Assurances....................................................................63
                  11.      Transactions on Business Days.........................................................63
                  12.      Filing of Additional Documents........................................................63
                  13.      Post-Effective Date Fees and Expenses.................................................63
                  14.      Conflicts.............................................................................63
                  15.      Term of Injunctions or Stays..........................................................64
                  16.      Entire Agreement......................................................................64
                  17.      Closing of the Chapter 11 Cases.......................................................64

V. VOTING AND CONFIRMATION PROCEDURE.............................................................................64
         A.       VOTING INSTRUCTIONS............................................................................64
         B.       VOTING TABULATION..............................................................................65
         C.       VOTING PROCEDURES..............................................................................68
                  1.       Voting Record Date....................................................................68
                  2.       Beneficial Holders....................................................................68
                  3.       Nominees..............................................................................68
         D.       THE CONFIRMATION HEARING.......................................................................69
         E.       STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN............................................69
                  1.       Acceptance............................................................................69
                  2.       Fair and Equitable Test...............................................................69
                  3.       Feasibility...........................................................................70
                  4.       "Best Interests" Test.................................................................70

VI. PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMING AND CONSUMMATING THE PLAN...........................72
         A.       FACTORS AFFECTING THE POTENTIAL RECOVERIES OF HOLDERS OF GENERAL UNSECURED
                  CLAIMS AND EQUITY INTERESTS....................................................................73
                  1.       The Amount of Cash to be Available to Holders of Class 5 General Unsecured Claims.....73
                  2.       Factors Impacting Upon the Size of Class 5 and the Pro Rata Distribution
                           to Holders of Class 5 Claims..........................................................74
                  3.       Estimated Recovery by Individual Unsecured Creditors..................................75
         B.       CERTAIN BANKRUPTCY CONSIDERATIONS..............................................................75
                  1.       Parties-in-Interest May Object to the Finance Company Debtors'
                           Classification of Claims..............................................................75
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                  2.       The Finance Company Debtors May be Unable to Close One or
                           Both of the Sale Transactions.........................................................75
                  3.       The Finance Company Debtors May Not be Able to Secure Confirmation of the Plan........76
                  4.       The Confirmation and Consummation of the Plan Are Also Subject to Certain
                           Conditions as Described Herein........................................................76
                  5.       The Finance Company Debtors May Object to the Amount or Classification of a Claim.....76
                  6.       Nonconsensual Confirmation............................................................76
         C.       LIQUIDATION UNDER CHAPTER 7....................................................................77

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................................................77
         A.       Consequences to Finance Company Debtors........................................................78
         B.       Federal Income Tax Treatment of Post-Consummation Estate.......................................78
                  1.       Classification of Post-Consummation Estate............................................78
                  2.       Tax Reporting.........................................................................78
                  3.       Reserve for Disputed Claims...........................................................78
         C.       Consequence to Holders of Claims...............................................................79
                  1.       Holders of Claims.....................................................................79
                  2.       Distributions in Discharge of Accrued but Unpaid Interest.............................79
                  3.       Character of Gain or Loss; Tax Basis; Holding Period..................................80
         D.       Consequences to Holders of Interests...........................................................80
         E.       Withholding....................................................................................80

VIII. MISCELLANEOUS PROVISIONS...................................................................................81
         A.       PENDING LITIGATION.............................................................................81
         B.       SUCCESSORS AND ASSIGNS.........................................................................81
         C.       RESERVATION OF RIGHTS..........................................................................81
         D.       SERVICE OF DOCUMENTS...........................................................................81

IX. RECOMMENDATION...............................................................................................82

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                                    EXHIBITS

Exhibit A   -     Joint Plan of Reorganization
Exhibit B   -     Prepetition Organizational Chart
Exhibit C   -     Form of Applicability Motion

                                       I.

                                    SUMMARY(1)

          On December 17, 2002, Conseco Finance Corp. ("CFC") and Conseco Finance Servicing Corp. ("CFSC") filed petitions under chapter 11 of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois (the "Initial Petition Date"). Thereafter, on February 3, 2003, (the "CFC Subsidiary Petition Date") the following subsidiaries of CFC filed petitions under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois:
Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interest Margin Finance Corp. II, Green Tree Finance Corp. - Two, Green Tree Floorplan Funding Corp., Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., Crum-Reed General Agency, Inc. (the "CFC Subsidiary Debtors"). CFC anticipates that certain other related entities may also file chapter 11 petitions, including Green Tree Residual Finance Corp. I, Green Tree Finance Corp. - Five, Mill Creek Servicing Corporation and Conseco Finance Credit Card Funding Corp. (the "Newly Filed Entities") in order to facilitate the completion of certain Sale Transactions (as discussed in Article II.F herein). For purposes of this Disclosure Statement the term "Petition Date" means, collectively, the Initial Petition Date, the CFC Subsidiary Debtor Petition Date and shall be deemed to include, as appropriate in the context of such use, the dates on which each New Filing Entity files a voluntary chapter 11 petition. We sometimes refer to CFC, CFSC, the CFC Subsidiary Debtors and, at such times as they file Chapter 11 petitions, the Newly Filed Entities, collectively as "we," or the "Finance Company Debtors" and individually as a "Finance Company Debtor" and, on or after the Effective Date, as the "Liquidated Debtors" and individually as a "Liquidated Debtor."

          CFC, CFSC and the CFC Subsidiary Debtors are operating their businesses and managing their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

          The Finance Company Debtors have historically operated several sophisticated and integrated finance businesses providing a variety of financial products, including manufactured housing loans to consumers and floor plan financing of manufactured housing ("MH") dealer inventory, home equity mortgage loans, home improvement loans and consumer product loans and private label credit cards. In connection with such products, certain of the Finance Company Debtors broker a range of insurance policies, such as homeowners insurance policies, credit insurance, life and disability insurance policies, and extended warranty products (the "Insurance Products") for sale to finance customers.

          Pursuant to section 363 of the Bankruptcy Code, the Bankruptcy Court recently approved the sale (the "CFN Sale Transaction") of substantially all of the assets of CFC and its subsidiaries, other than the assets of Mill Creek Bank and various other items, (the "CFN Assets") to CFN Investment Holdings LLC ("CFN"), and the sale (the "GE Sale Transaction", and together with the CFN Sale Transaction, the "Sale Transactions") of the assets of Mill Creek Bank and various other items (the "GE Assets") to General Electric Capital Corporation ("GE"). Collectively, the Sale Transactions are expected to generate approximately $1.1 billion in cash proceeds for the Estates (based on the level of secured debt at the close of the auction).2 To facilitate the expeditious distribution of these proceeds, the Finance Company Debtors and the New Filing Entities are sponsoring a liquidating plan of reorganization pursuant to chapter 11 of the Bankruptcy Code entitled "Finance Company Debtors' Joint Liquidating Plan of Reorganization Pursuant To Chapter 11 of The United States Bankruptcy Code" (as amended from time to time, the "Plan"), which is attached hereto as Exhibit A.

-----------------

1 The following summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement.

2 The Finance Company Debtors anticipate that they will be able to close the Sale Transactions with CFN and GE. There are many factors outside of the Finance Company Debtors' control, however, including the ability of CFN to finance the Sale Transactions and the ability of the Finance Company Debtors, CFN and GE to obtain necessary governmental consents to the sale or transfer of certain assets. Moreover, it is possible that the Finance Company Debtors may be unable to meet various closing conditions, and that either CFN or GE would elect to cancel their respective sale agreements as a result of these failures.

          Chapter 11 of the Bankruptcy Code allows a debtor to sponsor a plan of reorganization that proposes how to dispose of a debtor's assets and treat claims (i.e., debts) against, and interests in, such a debtor. A plan of reorganization typically may provide for a debtor-in-possession to reorganize by continuing to operate, to liquidate by selling assets of the estate or to implement a combination of both. As mentioned above, the Plan is a liquidating plan of reorganization.

Why You Are Receiving This Document

          The Bankruptcy Code requires that the party proposing a chapter 11 plan of reorganization prepare and file with the Bankruptcy Court a document called a "disclosure statement." THIS DOCUMENT IS THE DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") FOR THE PLAN. THE DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

          Please note that any terms not specifically defined in this Disclosure Statement shall have the meanings ascribed to them in the Plan and any conflict arising therefrom shall be governed by the Plan.

          This Disclosure Statement summarizes the Plan's content and provides information relating to the Plan and the process the Bankruptcy Court will follow in determining whether to confirm the Plan. The Disclosure Statement also discusses the events leading to the Finance Company Debtors' filing their chapter 11 cases, describes the main events that have occurred in the Finance Company Debtors' chapter 11 cases, and, finally, summarizes and analyzes the Plan. The Plan also describes certain potential Federal income tax consequences of Holders of Claims and Equity Interests, voting procedures and the confirmation process.

          The Bankruptcy Code requires a disclosure statement to contain "adequate information" concerning the Plan. In other words, a disclosure statement must contain sufficient information to enable parties who are affected by the Plan to vote intelligently for or against the Plan or object to the Plan, as the case may be. The Bankruptcy Court has reviewed this Disclosure Statement, and has determined that it contains adequate information and may be sent to you to solicit your vote on the Plan.

          All Creditors (as defined in the Plan) should carefully review both the Disclosure Statement and the Plan before voting to accept or reject the Plan. Indeed, Creditors should not rely solely on the Disclosure Statement but should also read the Plan. Moreover, the Plan provisions will govern if there are any inconsistencies between the Plan and the Disclosure Statement.

          It is important to note that this Disclosure Statement does not supersede or incorporate the separate disclosure statement (the "Holding Company Debtors' Disclosure Statement") filed by Conseco, Inc., CIHC, CTIHC, Inc., and Partners Health Group, Inc. (the "Holding Company Debtors") in these jointly administered cases. The Holding Company Debtors are not sponsors of the Plan. The Holding Company Debtors have filed the Holding Company Debtors' Disclosure Statement, along with a plan of reorganization (the "Holding Company Debtors' Plan") in connection with their chapter 11 cases, and, having obtained approval of their disclosure statement, have commenced solicitation of votes to approve the Holding Company Debtors' Plan in support of confirmation thereof.

A.        Events Leading to the Chapter 11 Cases

          Since commencing operations in 1982, our ultimate parent, Conseco, Inc. ("CNC") has pursued a strategy of growth through acquisitions. Primarily as a result of these acquisitions and the funding requirements necessary to operate and expand the acquired businesses, CNC amassed outstanding indebtedness totaling approximately $6.0 billion as of June 30, 2002. During the two years prior to the Initial Petition Date, CNC undertook a series of steps designed to reduce and extend the maturities of the parent company debt. Notwithstanding these efforts, CNC's financial position continued to deteriorate, principally due to its leveraged condition, losses experienced by the finance businesses and the permanent impairment of certain investments. On August 9, 2002, CNC announced that it would seek to fundamentally restructure its capital, and announced that it had retained legal and financial advisors (the "Advisors") to assist in these efforts.

          In October 2002, the Advisors were engaged to pursue various alternatives for the finance business. With the help of these Advisors, we pursued an intensive restructuring process designed to either sell the CFC Assets (defined below) or to reorganize CFC and its subsidiaries. On December 19, 2002, we entered into an Asset Purchase Agreement (the "CFN Asset Purchase Agreement") with CFN, an affiliate of Fortress Investment Group LLC, J.C. Flowers & Co. LLC and Cerberus Capital Management, L.P., pursuant to which we would, subject to satisfying certain conditions, sell all, or substantially all, of our assets (referred to herein as the "CFC Assets") in a sale pursuant to section 363 of the Bankruptcy Code as part of our chapter 11 proceedings, subject to CFN's right to exclude certain assets from its purchase.

          One of the CFC Assets that we sought to dispose of through the sale process was our manufactured housing servicing business (our "MH Servicing Business"). Prior to our chapter 11 filings, we were the largest servicer of manufactured housing loan contracts ("MH Contracts") in the United States, servicing approximately 55% of the manufactured housing contract market. Pursuant to our various servicing agreements, we generally received 50 basis points of the principal amount outstanding of each MH Contract per annum for servicing the MH Contracts (the "MH Servicing Fee"), payable only from any funds remaining after payment of all current payments owing on the debt securities issued by the MH Securitization Trusts (defined below). Due to various factors, including an increased number of MH Contract consumer defaults caused by the recent economic downturn, the MH Servicing Fee became grossly insufficient to cover our MH Servicing Business costs. Just prior to the Initial Petition Date, we were spending approximately $15 million more than we were receiving each month on the MH Servicing Fee, and could not sustain the MH Servicing Business without substantially restructuring it or rejecting the Servicing Agreements (defined below). CFN (and all other potential bidders) required a restructuring of the MH Servicing Business as a condition of purchasing the CFC Assets.

          Accordingly, even prior to filing our chapter 11 cases, we worked diligently to negotiate an agreement with U.S. Bank, as securitization trustee for the vast majority of CFC's securitization trusts (the "Trustee"), to reduce this above-described negative cash flow by: (i) increasing the amount and payment priority of the MH Servicing Fee we receive as compensation for servicing the securitized MH portfolios as set forth in certain loan pooling and servicing agreements (the "Servicing Agreements"), and (ii) restructuring the guarantees on certain lower-rated securities referred to as "B-2 Certificates" that were issued to investors in certain securitization transactions of MH receivables as set forth in certain sale agreements (the "Sale Agreements"). On December 18, 2002, upon the joint motion of CFC, CFSC and the Trustee, the Bankruptcy Court entered an interim order (the "Interim 9019 Order") providing, for an interim period of 30 business days, (i) for an increase of the MH Servicing Fee to 125 basis points per annum on the principal amount outstanding of each MH securitization trust where the Trustee acts as trustee (the "Revised Servicing Fee"); (ii) that the MH Servicing Fee be paid as an expense prior to the distribution of any amounts in respect of certificates issued by each such securitization trust; and (iii) for a senior security interest in CFC's MH servicing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders (the "Adequate Protection Lien"), to secure (a) the continued payment of certain of the Trustee's fees and expenses; (b) the amount, if any, by which the Revised Servicing Fee exceeds the original MH Servicing Fee at the contractual level of priority during the period of the interim order; and (c) any losses to the securitization trusts relating to MH, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer. Pursuant to the joint motion and the Interim 9019 Order, Wells Fargo Bank Minnesota, National Association, in its capacity as trustee for certain of CFC's manufactured housing securitization trusts ("Wells Fargo"), had the right to "opt-in" to the Interim 9019 Order. On or about January 29, 2003, CFC, U.S. Bank and Wells Fargo entered into a stipulation authorizing Wells Fargo to "opt-in" to the Interim 9019 Order (the "Opt-In Stipulation"). The Bankruptcy Court entered an order approving the Opt-In Stipulation on or about January 29, 2003. The Bankruptcy Court subsequently extended the Interim Order on several occasions pending a final resolution of the issue by all interested parties.

B.        The Auction and Sale Process For Substantially All Of Our Assets

          Notwithstanding having entered into the CFN Asset Purchase Agreement, we elected to conduct an auction for the sale of the CFC Assets as part of our efforts to seek transactions that would provide the highest and best value to us and our Creditors. In contemplation thereof, on December 19, 2002, we filed a motion with the Bankruptcy Court seeking approval of certain sale and bidding procedures (the "Bidding Procedures"), which procedures were approved (as modified) by an order of the Bankruptcy Court dated January 8, 2003 (the "Bidding

Procedures Order"). All parties-in-interest, including, inter alia, Creditors and prospective purchasers, were provided with (i) notice of the entry of the Bidding Procedures Order and the contemplated sale of the CFC Assets and (ii) the opportunity to participate in the contemplated auction or object to the proposed sale. In accordance with the Bidding Procedures, potential bidders submitting bids for the purchase of the CFC Assets that, by their own terms or aggregated with other bids, exceeded the sum of the purchase price payable under the CFN Asset Purchase Agreement, plus the amount of the break-up fee, plus $5 million, plus the profit sharing rights relating to the MH Servicing Business were qualified to participate in the auction. The Finance Company Debtors commenced the auction on February 28, 2003, immediately adjourned it to allow for greater time to analyze the seven competing bids, and thereafter continued it on March 4-5, 2003.

          Prior to and at the auction, with the assistance of our Advisors, we analyzed each of the bids presented at the auction. At the conclusion of the auction, we determined that CFN's bid of an estimated $970 million in cash, plus the assumption of certain liabilities, represented the highest and best bid. The terms of the sale included an option for CFC to sell the assets of Mill Creek Bank to GE for approximately $287 million in cash plus the opportunity to realize up to approximately $36 million in additional cash through the sale of certain other assets, plus certain assumed liabilities, which option, if exercised, would provide CFN with a credit of $270 million to its bid.

          A consortium, comprised of Charlesbank Capital Partners, LLC ("Charlesbank"), EMC Mortgage Corporation ("EMC") and GE, submitted the second highest bid at the auction for approximately $972.5 million plus certain assumed liabilities, including the $30 million break-up fee to be paid to CFN pursuant to the terms of the CFN Asset Purchase Agreement. At a hearing on March 20, 2003, the Bankruptcy Court approved CFC's motion to pay $2 million to each of Charlesbank and EMC to compensate these parties for concluding definitive purchase agreements to be effective in the event that CFC is not able to close its proposed sale to CFN.

          On March 6, 2003, we received an offer from Berkadia Equity Holdings, L.L.C. ("Berkadia"), which Berkadia asserted was a valid bid in the then recently concluded auction. Concurrently therewith, Berkadia filed an objection to the Sale Transactions. The Bankruptcy Court heard and dismissed this objection on March 7, 2003. After further negotiations taking place between March 7, 2003, and March 14, 2003, CFN and GE significantly increased the amount of cash to be paid to us for the CFC Assets, bringing the total value to be received as part of the Sale Transactions with CFN and GE to approximately $1.3 billion, consisting of approximately $1.1 billion in cash and approximately $200 million in assumed liabilities, subject to certain purchase price adjustments. Also on March 14, CFC entered into an amended and restated asset purchase agreement with CFN (the "New CFN Agreement") and an asset purchase agreement with GE (the "GE Agreement").

          Specifically, the purchase price for the CFN Assets will be the sum of
(i) the Lehman Secured Debt on the CFN Closing Date (plus amounts owed under the GTFC/GTFRC DIP Facility (defined below)), plus (ii) approximately $159 million. In addition, CFN will assume certain liabilities specified in the New CFN Agreement. The purchase price payable will be decreased by any proceeds received by CFC from (a) the sale of certain leases and related furniture, fixtures and equipment, which would otherwise constitute CFN Assets, to Countrywide Home Loans, Inc. and (b) the sale of membership interests in Convergent Lending Services, LLC to ATM Corporation of America, which would otherwise constitute CFN Assets. It must be emphasized that, although the amount owed to Lehman may fluctuate between the date hereof and the CFN Closing Date, thereby altering the total purchase price for the CFN Assets, any such fluctuations will affect only Lehman and will not impact the amount of proceeds available for distribution to Creditors other than Lehman.

          The purchase price for the GE Assets will be the sum of (1) the net asset value of certain specified assets (calculated as provided in the GE Agreement), and (2) $66 million. The purchase price will be subject to adjustment based upon whether the net asset value (after deduction of proceeds received from certain dispositions of assets) is greater or less than $221 million (the "Base Amount"), which Base Amount is subject to reduction for certain expenses. If the net asset value equals the Base Amount, the purchase price will be $287 million. If the net asset value exceeds the Base Amount by any amount (the "excess"), the purchase price will be equal to the sum of (i) the net asset value plus (ii) $66 million less (iii) 50% of the amount of any such excess over $5 million. If the net asset value is less than the Base Amount by any amount (the "shortfall"), the purchase price will be equal to (a) the net asset value, plus (b) $66 million, plus (c) 100% of the amount of any such shortfall over $20 million (but less than

$30 million), plus (d) 50% of the amount of any such shortfall over $30 million (but less than $50 million), plus (e) 100% of the amount of such shortfall over $50 million.

          Notwithstanding the successful negotiation of the New CFN Agreement, consummation of the CFN Sale Transaction was conditioned upon entry of an order restructuring the MH Servicing Fee. Ultimately each of the major constituencies, including CFC, the Committee, the Ad Hoc Securitization Holders' Committee (representing, among others, the following entities: Teachers Insurance & Annuity Assoc. of America; Metropolitan Life Insurance Co.; Businessmen's Assurance Co. of America; Deutsche Asset Management, Inc.; Putnam Investments; and the Northwestern Mutual Life Insurance Co.), U.S. Bank as securitization trustee for the securitizations, Wells Fargo, as trustee in its capacity as trustee for the Wells Fargo Transactions, CFN, and Federal National Mortgage Association ("Fannie Mae"), as a major certificate holder, entered into an agreement to restructure the MH Servicing Fee (the "Consent Agreement"). On March 14, 2003, with the Consent Agreement in place, the Bankruptcy Court entered final orders approving the terms of the Sale Transactions and the final order approving the restructuring of the MH Servicing Fee (the "Final 9019 Order," together with the Interim 9019 Order, the "9019 Orders"). The Finance Company Debtors expect the Sale Transactions, which are subject to various closing conditions, to close in June 2003.

          Pursuant to the Consent Agreement, on the CFN Closing Date, CFC is required to set up and fund an account to be funded in the amount of $35 million, plus all Third Party Action Reserve Account Net Litigation Proceeds (if any), which account will be administered and distributed according to the terms of the 9019 Orders and the Consent Agreement. The Consent Agreement requires that the funds be used to (a) pay or reimburse Wells Fargo or U.S. Bank as trustees (the "Trustees") or the trusts held thereby (the "Trusts") for any claims that any Trust or Trustee may have against CFC or any affiliate thereof under any Servicing Agreements or any other document related to the Trusts or amounts owing or which would otherwise be owing thereunder, including without limitation, claims based on CFC's failure to cure or repurchase any contract for breaches of any representation or warranty in any Servicing Agreements or any failure or alleged failure of CFC or any affiliate thereof to properly originate or service any contract and (b) pay or reimburse the respective Trusts or Trustees for any other expenses of the Trusts. The terms of the Plan and Disclosure Statement are intended to be consistent with the terms of the Consent Agreement and the 9019 Orders.

C.        Plan Overview

          THE FOLLOWING SUMMARIZES CERTAIN KEY INFORMATION CONTAINED ELSEWHERE IN THIS DISCLOSURE STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS DISCLOSURE STATEMENT AND IN THE PLAN. THE PLAN WILL CONTROL IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS SUMMARY AND THE PLAN. FOR A MORE DETAILED SUMMARY OF THE PLAN, PLEASE SEE SECTION IV OF THIS DISCLOSURE STATEMENT.

          1.   Purpose -- Liquidating Plan of Reorganization

               The Plan provides for the orderly liquidation of substantially all of the property of the Finance Company Debtors' Estates, including certain retained causes of action (the "Retained Causes of Action"). Cash on hand and the Cash generated from the sale, disposition or collection of property and any recovery from the Retained Causes of Action will be used to pay Allowed Claims under the Plan.

          2.   Substantive Consolidation

               On the Effective Date, each of the Finance Company Debtors' Estates and the Estates of the New Filing Entities will be substantively consolidated pursuant to section 105(a) of the Bankruptcy Code. As a result of the substantive consolidation, on the Effective Date, all property, rights and claims of the Estates of the Finance Company Debtors and the New Filing Entities and all Claims against the Estates of the Finance Company Debtors and the New Filing Entities shall be deemed to be pooled for purposes of allowance, treatment and distributions under the Plan, provided, however, that the Finance Company Debtors will not substantively consolidate with respect to, and substantive consolidation shall not otherwise affect the distributions to be made on account of, the Lehman Secured Claims or the DIP Facility Claims.(3)

          3.   Creation of a Post-Consummation Estate

               To implement the Plan, on the Effective Date, the Post-Consummation Estate will be created to hold the Residual Assets, which will be composed of Cash, Retained Causes of Action and property that will be sold or otherwise disposed of or collected. The Finance Company Debtors and their Estates shall retain no interest in the property transferred to the Post-Consummation Estate.

          4.   Summary of Projected Distributions to Creditors(4)

               Upon Consummation of the Sale Transactions, and after paying (to the extent Allowed) the DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, Lehman Secured Claims and 93/94 Note Claims, and after funding all escrow and reserve accounts called for under the Plan (for full discussion of escrows, see Article IV.G hereof), the Finance Company Debtors estimate that there will be approximately $200 million to distribute to General Unsecured Creditors.(5)The Finance Company Debtors thus anticipate making distributions according to the following schedule:

------------------- ---------------------- ------------------------------------------------------- -----------------
  Unclassified                                                                                        Projected
      Claims        Projected Claims(6)                          Plan Treatment                          Recovery
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
DIP Facility        Approximately $60      Pursuant to the Final DIP Order, the CFN Sale Order           100%
Claims              million(7)             and the GE Sale Order, the DIP Facility Claims will
                                           be paid in full in Cash out of the Sale Proceeds on
                                           the earlier of the CFN Closing Date or the GE Closing
                                           Date. To the extent any DIP Facility Claim has not
                                           been fully paid prior to the Effective Date, subject
                                           to the provisions of sections 328, 330(a) and 331 of
                                           the Bankruptcy Code, each Holder of an Allowed DIP
                                           Facility Claim will be paid the full unpaid amount of
                                           such Allowed DIP Facility Claim in
                                           Cash on the Effective Date or as soon
                                           thereafter as is practicable.
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
Administrative      Approximately $105     Subject to the provisions of sections 328, 330(a) and         100%
Claims              million(6)             331 of the Bankruptcy Code, each Holder of an Allowed
                                           Administrative Claim will be paid the full unpaid
                                           amount of such Allowed Administrative Claim in Cash
                                           (a) on the Effective Date or as soon
                                           thereafter as is practicable, (b) if such
                                           Administrative Claim is Allowed after the Effective
                                           Date, on the date such Administrative Claim is
                                           Allowed, or as soon

--------------------

3 Lehman disputes whether substantive consolidation is warranted or proper in these chapter 11 cases and has reserved all its rights to object thereto.

4 The Finance Company Debtors intend to reach a global settlement with the CFC Creditors Committee resolving many if not all remaining open issues in these Chapter 11 Cases, including, but not limited to distributions to Creditors. As part of this global settlement, there may be certain additional releases granted, including releases for the benefit of the CFC Creditors Committee and the Trustees. For a full discussion of releases, see Article IV.K herein.

5 THIS AMOUNT MAY BE SUBJECT TO MATERIAL CHANGE. For a discussion of the risk factors potentially affecting recoveries, see Article VI.A herein.

6 All projections are based on assumptions and projections described herein and are subject to material change.

7 The amount of DIP Facility Claims and Administrative Claims may vary depending on the date of the Effective Date, with increases in one claim expected to result in corresponding decreases in the amount of the other claim.



------------------- ---------------------- ------------------------------------------------------- -----------------
  Unclassified                                                                                        Projected
      Claims        Projected Claims6                          Plan Treatment                          Recovery
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
                                           thereafter as is practicable, or (c)
                                           upon such other terms as may be agreed upon by such
                                           Holder and the respective Finance Company Debtor or
                                           otherwise upon an order of the Bankruptcy Court;
                                           provided that Allowed Administrative Claims
                                           representing obligations incurred in the ordinary
                                           course of business or otherwise assumed by the
                                           Debtors pursuant to the Plan will be assumed on the
                                           Effective Date and paid or performed by the respective
                                           Finance Company Debtor when due in accordance with
                                           the terms and conditions of the particular
                                           agreements governing such obligations. The Finance
                                           Company Debtors are not obliged to pay
                                           Administrative Claims allowed solely against any
                                           Holding Company Debtors or the Post-Consummation Estate,
                                           but the Finance Company Debtors are obligated to pay,
                                           as administrative expenses, those expenses which are
                                           properly allocable to the Finance Company Debtors,
                                           including expenses that have been or will be paid by the
                                           Holding Company Debtors on behalf of or for the benefit
                                           of the Finance Company Debtors or their affiliates.
                                           (8)
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
Priority Tax        Unknown                On the Effective Date or as soon as practicable               100%
Claims                                     thereafter, each Holder of an Allowed Priority Tax
                                           Claim due and payable on or prior to the Effective
                                           Date shall be paid, at the option of the respective
                                           Debtor, (a) Cash in an amount equal to the amount of
                                           such Allowed Priority Tax Claim, or (b) Cash over a
                                           six-year period from the date of assessment as
                                           provided in section 1129(a)(9)(C) of the Bankruptcy
                                           Code, with interest payable at a rate of 4% per
                                           annum, or such other rate as may be required by the
                                           Bankruptcy Code. The amount of any Priority Tax
                                           Claim that is not an Allowed Claim or that is not
                                           otherwise due and payable on or prior to the
                                           Effective Date, and the rights of the Holder of any
                                           such Claim, if any, to payment in respect thereof
                                           shall (x) be determined in the manner in which the
                                           amount of such a Claim and the rights of the Holder
                                           of such a Claim would have been resolved or adjudicated
                                           if the Chapter 11 Cases had not been commenced, (y)
                                           survive the Effective Date and Consummation of the
                                           Plan as if the Chapter 11 Cases had not been
                                           commenced, and (z) not be discharged pursuant to
                                           section 1141 of the Bankruptcy Code. Without impairing
                                           the obligation of the Finance Company Debtors to
                                           reimburse the Holding Company Debtors

--------------------
8 The Plan provides for creation of a Professional Fee Escrow Account, which will be an interest-bearing savings account funded out of the Sale Proceeds and maintained by the Finance Company Debtors or the Plan Administrator, as the case may be, solely for the purpose of paying, and sufficient to pay, all Accrued Professional Compensation. In addition, certain claims in this case have been accorded "superpriority" status (e.g., DIP Facility lenders), and these claims are senior to and will be paid before any other Administrative Expense Claims are paid by the estate.


------------------- ---------------------- ------------------------------------------------------- -----------------
  Unclassified                                                                                        Projected
      Claims        Projected Claims6                          Plan Treatment                          Recovery
------------------- ---------------------- ------------------------------------------------------- -----------------
------------------- ---------------------- ------------------------------------------------------- -----------------
                                           for any allocable portions of Allowed Priority Tax
                                           Claims against the Holding Company Debtors, the
                                           Finance Company Debtors are not obligated to pay
                                           Priority Claims that any Holding Company Creditors
                                           may have solely against any Holding Company Debtors
                                           or against Post-Consummation Estate.
------------------- ---------------------- ------------------------------------------------------- -----------------

------------ ------------- ------------------ ---------------------------------------------------- -----------------
   Class        Claim      Projected Claims                     Plan Treatment                        Projected
                                                                   of Class                            Recovery
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     1       Other         Approximately      The legal, equitable and contractual rights of the         100%
             Priority      $1.75 million      Holders of Allowed Class 1 Claims are unaltered by
             Claims                           the Plan.  Unless otherwise agreed to by the
                                              Holders of the Allowed Other Priority Claim and
                                              the Finance Company Debtors, each Holder of an
                                              Allowed Class 1 Claim shall receive, in full and
                                              final satisfaction of such Allowed Class
                                              1 Claim, one of the following treatments, in the
                                              sole discretion of the Finance Company Debtors:

                                              A. Payment of each Allowed Class 1 Claim in full
                                              in Cash on the Effective Date or as soon
                                              thereafter as is practicable; provided that,
                                              Class 1 Claims representing obligations incurred
                                              in the ordinary course of business will be paid in
                                              full in Cash when such Class 1 Claims become due
                                              and owing in the ordinary course of business; or

                                              B. Such Claim will be treated in any other
                                              manner so that such Claim shall otherwise be
                                              rendered Unimpaired pursuant to section 1124 of
                                              the Bankruptcy Code.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     2       Other         Approximately      The Plan will not alter any of the legal,                  100%
             Secured       $15 million        equitable and contractual rights of the Holders of
             Claims                           Class 2 Claims.  Unless otherwise agreed to by the
                                              Holder of the Allowed Class 2 Claim and the Finance
                                              Company Debtors, each Holder of an Allowed
                                              Class 2 Claim shall receive, in full and final
                                              satisfaction of such Allowed Class 2 Claim, one of
                                              the following treatments, in the sole discretion of
                                              the Finance Company Debtors:

                                              A. The payment of such Holders' allowed Class 2
                                              Claim in full in Cash on the Effective Date;

                                              B. The payment to Holders of the sale or
                                              disposition proceeds of the collateral securing
                                              each such Allowed Class 2 Claim to the extent of
                                              the value of the Holder's interest in such
                                              property;

                                              C. The surrender to each Holder of all
                                              collateral securing each such Allowed Class 2
                                              Claim without representation or warranty by or
                                              further recourse

------------ ------------- ------------------ ---------------------------------------------------- -----------------
   Class        Claim      Projected Claims                     Plan Treatment                        Projected
                                                                   of Class                            Recovery
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
                                              against the relevant Finance Company Debtor;
                                              provided that, such surrender must render each such
                                              Allowed Class 2 Claim Unimpaired pursuant to
                                              section 1124 of the Bankruptcy Code; or

                                              D. Treatment in any other manner so as to render
                                              the Allowed Class 2 Claim otherwise Unimpaired
                                              pursuant to section 1124 of the Bankruptcy Code.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     3       Lehman        Approximately      Holders of Allowed Class 3 Claims shall receive,           100%
             Secured       $725.4 million     in full and final satisfaction of their respective
             Claims(9)     as of 3/31/03      Allowed Class 3 Claims, including any guarantee
                                              or other Claims against any Finance Company
                                              Debtor or against any affiliate of any Finance
                                              Company Debtor (other than CIHC), the payment
                                              of Cash equal to the amount of each such Allowed
                                              Class 3 Claim, payable on the later of (i) the
                                              closing of the CFN Sale Transaction and (ii) the
                                              resolution of the Lehman Adversary Proceeding
                                              provided, however, that the Plan Administrator
                                              shall have the sole discretion to any such
                                              distribution.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     4       93/94 Note    $96 million as     Holders of Allowed Class 4 Claims against the              100%
             Claims        of 3/31/03, plus   Finance Company Debtors shall receive, in full and
                           any                final satisfaction of their Claims against the
                           post-petition      Finance Company Debtors and the Holding
                           interest, fees     Company Debtors, the payment of Cash
                           and expenses to    equal to the amount of each such
                           the extent         Allowed Class 4 Claim, payable on  the
                           permitted          Effective Date or as soon thereafter as is
                           under              practicable(10).
                           the Bankruptcy
                           Code accruing
                           after 3/31/03.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     5       General       $600 million(11)   Holders of Allowed Class 5 Claims shall receive,           33%
             Unsecured     as of the          in full and final satisfaction of their Allowed
             Claims        Initial Petition   Class 5 Claims, their respective Pro Rata shares
                           Date.              of the Residual Balance.
------------ ------------- ------------------ ---------------------------------------------------- -----------------
------------ ------------- ------------------ ---------------------------------------------------- -----------------
     6       Equity        N/A                On the Effective Date, Class 6 Equity Interests             0%
             Interests                        will be cancelled and the Holders thereof will
                                              receive no distribution on account of their
                                              Interests.
------------ ------------- ------------------ ---------------------------------------------------- -----------------

    The distributions projected in the table above represent only a range of possible recoveries that the Finance Company Debtors believe are reasonable based upon all information reasonably available to them as of

-----------------

9 Lehman disagrees with the proposed treatment of the Lehman Secured Claims and has reserved its rights to object to such treatment at plan confirmation.

10 To the extent that the 93/94 Note Claims are not satisfied under the Finance Company Debtors' Plan, they may be satisfied under the Holding Company Debtors' Plan. For proposed treatment under the Holding Company Debtors' Plan, refer to the Class 4A Notice mailed to Holders of 93/94 Note Claims on or about April 15, 2003.

11 CREDITORS' ACTUAL RECOVERIES MAY DIFFER MATERIALLY. For full discussion of various risk factors potentially affecting recovery, see Article VI.A herein.

 the date hereof. See Article VI for a detailed discussion of the many factors which may impact upon the distributions that will ultimately be available to creditors.

          The Committee has questioned the propriety of all Plan distributions to the Holding Company Debtors, the Holding Company Debtors' affiliates (exclusive of the Finance Company Debtors) and their creditors. The Finance Company Debtors maintain that all such distributions are entirely appropriate and generally represent payment or reimbursement for actual services rendered or benefits provided to the Finance Company Debtors postpetition.

          THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN DO NOT YET BIND ANYONE. HOWEVER, IF THE BANKRUPTCY COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BIND ALL CLAIM AND EQUITY INTEREST HOLDERS.

          5.   Plan Consummation

               Following Confirmation of the Plan, the Plan will be consummated on the date selected by the Finance Company Debtors, which will be a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article X.B of the Plan have been (x) satisfied or (y) waived pursuant to Article X.C therein. Distributions to be made under the Plan will be made on or as soon after the Effective Date as practicable or as otherwise provided for herein.

          6.   Executory Contracts and Unexpired Leases

               As set forth in the Confirmation Hearing Notice (defined below), any executory contracts or unexpired leases that (i) have not expired by their own terms on, or prior to, the Effective Date (ii) the Finance Company Debtors have not assumed and assigned or rejected with approval of the Bankruptcy Court (whether as part of the Sale Transactions or otherwise) or (iii) are not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Finance Company Debtors on the Effective Date and the entry of the Confirmation Order shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any objections to the proposed assumption, assumption and assignment or rejection of an alleged executory contract or unexpired lease or any proof of Claim related thereto must conform to the procedures described in the Confirmation Hearing Notice. Briefly, any such objection or proof of Claim must be filed with the Bankruptcy Court and must be served on the parties described in the Confirmation Hearing Notice so it is actually received by them by no later than June 5, 2003. Please note, however, that notwithstanding the Confirmation Hearing Notice, to the extent an executory contract or unexpired lease was assumed as part of the orders approving the Sale Transactions, any party that did not file a timely objection thereto will be barred from any further objection.

D.        Voting and Confirmation

          Each Holder of a Claim in Classes 3, 4, and 5 will be entitled to vote either to accept or reject the Plan. Classes 3, 4 and 5 shall have accepted the Plan if: (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Class 6 is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at a hearing (the "Confirmation Hearing") scheduled to commence on June 11, 2003, at 2:00 p.m. C.S.T., before the Bankruptcy Court. Notwithstanding the foregoing, provided that at least one impaired class accepts the Plan, the Finance Company Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class or to modify the Plan in accordance with Article V of the Plan.

          Article V of this Disclosure Statement specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established April 30, 2003, (the "Voting Record Date") as the date for determining which Holders of Claims are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims as of the Voting Record Date who are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims who receive a return envelope addressed to their bank, brokerage firm or other nominee, or any agent thereof, (each, a "Nominee") should allow sufficient time for the Nominee to receive their votes and process them on a Master Ballot before the Voting Deadline, as defined below.

          The Finance Company Debtors have engaged a solicitation agent to assist in the voting process. The solicitation agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The solicitation agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The solicitation agent is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, (888) 909-0100 (toll free).



          TO BE COUNTED, THE SOLICITATION AGENT MUST RECEIVE YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN NO LATER THAN 5:00 P.M., CENTRAL TIME, ON JUNE 9, 2003 (THE "VOTING DEADLINE"), UNLESS THE BANKRUPTCY COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE FINANCE COMPANY DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE FINANCE COMPANY DEBTORS.

          THE FINANCE COMPANY DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS AS A WHOLE. THE FINANCE COMPANY DEBTORS THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN.

          1.   Time and Place of the Confirmation Hearing

               The Confirmation Hearing, which is the hearing where the Bankruptcy Court will determine whether to confirm the Plan, will take place on June 11, 2003, at 2:00_p.m., C.S.T., in the United States Bankruptcy Court, 219
S. Dearborn St., Chicago, Illinois, 60604, before the Honorable Carol A. Doyle, United States Bankruptcy Judge.

          2.   Deadline for Voting For or Against the Plan

               If you are entitled to vote, it is in your best interest to vote timely on the enclosed ballot (the "Ballot") and return the Ballot in the enclosed envelope to the balloting agent, who is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, California 90245, (888) 909-0100 (toll free).

               Your vote must be received prior to the Voting Deadline, which is 5:00 p.m. C.S.T. on June 9, 2003, or it will not be counted. At the Finance Company Debtors' request, the Bankruptcy Court has established certain procedures for the solicitation and tabulation of votes on the Plan. They are described in the Order entitled "Order (A) Approving The Finance Company Debtors' Disclosure Statement; (B) Scheduling A Hearing To Confirm The Plan; (C) Establishing A Deadline For Objecting To The Finance Company Debtors' Plan; (D) Approving Form Of Ballots, Master Ballot, Voting Deadline And Solicitation Procedures; and (E) Approving Form And Manner Of Notices" (the "Solicitation Order") and the "Notice Of (I) Entry Of Order Approving Disclosure Statement;
(II) Hearing To Confirm Plan Of Reorganization And (III) Related Important Dates" (the "Confirmation Hearing Notice") that accompany this Disclosure Statement.

          3.   Deadline for Objecting to the Confirmation of the Plan

               Objections to Plan confirmation must be filed with the Bankruptcy Court and served upon the following so that they are actually received , on or before 6 p.m. C.S.T. on June 5, 2003.

Counsel to the Finance Company Debtors                       Finance Company Debtors' Solicitation Agent
--------------------------------------                       -------------------------------------------
Kirkland & Ellis                                             Bankruptcy Management Corporation
200 East Randolph Drive                                      1330 E. Franklin Avenue
Chicago, Illinois 60601                                      El Segundo, CA 90245
Attn:    Anup Sathy, Esq.                                    Attn:    Finance Company Debtors' Solicitation Agent
         Roger J. Higgins, Esq.
         Ross M. Kwasteniet, Esq.

Counsel to U.S. Bank as                                      Counsel to the Official Committee of the Finance
------------------------                                     ------------------------------------------------
Securitization Trustee                                       Company Debtors
----------------------                                       ---------------
Chapman and Cutler                                           Greenberg Traurig, P.C.
111 West Monroe St.                                          77 West Wacker Drive, Suite 2500
Chicago, Illinois  60603                                     Chicago, Illinois 60601
Attn:    James E. Spiotto                                    Attn:    Keith J. Shapiro, Esq.
                                                                      Nancy A. Mitchell, Esq.
                                                                      David D. Cleary, Esq.

United States Trustee                                        Counsel to the Official Committee of the Trust
---------------------                                        ----------------------------------------------
Office of the United States Trustee (Region 11)              Preferred Securities
227 West Monroe Street, Suite 3350                           --------------------
Chicago, Illinois 60606                                      Saul Ewing LLP
Attn:    Ira Bodenstein, Esq.                                222 Delaware Avenue, Suite 1200
                                                             Wilmington, Delaware 19801
                                                             Attn:    Donald J. Detweiler, Esq.
Counsel for the Official Committee of the Holding Company
---------------------------------------------------------
Debtors
-------                                                      Jenner & Block, LLC
Fried Frank Harris Shriver & Jacobson                        One IBM Plaza
One New York Plaza                                           Chicago, Illinois 60611
New York, New York 10004                                     Attn:    Catherine L. Steege, Esq.
Attn:    Brad Eric Scheler, Esq.

Mayer, Brown, Rowe & Maw
190 South LaSalle Street
Chicago, Illinois 60603-3441
Attn:    Thomas Kiriakos, Esq.

E.        Risk Factors

          Prior to deciding whether and how to vote on the Plan, each Holder of a Claim should consider carefully all of the information in this Disclosure Statement, and, in particular, should carefully consider the Risk Factors described in Article VI hereof.

F.        Identity of Persons to Contact for More Information

          Any interested party desiring further information about the Plan should contact: counsel for the Finance Company Debtors: Roger Higgins, Esq., Kirkland & Ellis, 200 East Randolph Street, Chicago, Illinois 60601, via e-mail at consecoinfo@kirkland.com.

G.        Recommendation

          The Finance Company Debtors believe that the Plan provides the best and most feasible recovery for Holders of Allowed Claims against the Finance Company Debtors and that accepting the Plan is in the best interests of the Holders of Allowed Claims against the Finance Company Debtors. The Finance Company Debtors therefore recommend that you vote to accept the Plan.

H.        Disclaimer

          In formulating the Plan, the Finance Company Debtors relied on financial data derived from our books and records. We therefore represent that everything stated in the Disclosure Statement is true to the best of our knowledge. We nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Moreover, the Bankruptcy Court has not yet determined whether the Plan is confirmable and therefore does not recommend whether you should accept or reject the Plan.

          The discussion in the Disclosure Statement regarding the Finance Company Debtors may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The liquidation analyses, distribution projections, and other information are estimates only, and the timing and amount of actual distributions to Creditors may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

          NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT IS, OR SHALL BE DEEMED TO BE, AN ADMISSION OR STATEMENT AGAINST INTEREST BY THE FINANCE COMPANY DEBTORS FOR PURPOSES OF ANY PENDING OR FUTURE LITIGATION MATTER OR PROCEEDING.

          ALTHOUGH THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE FINANCE COMPANY DEBTORS HAVE ASSISTED IN PREPARING THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS, AND ACCOUNTING DATA FOUND IN THE BOOKS AND RECORDS OF THE FINANCE COMPANY DEBTORS, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF. THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE FINANCE COMPANY DEBTORS SHALL HAVE NO LIABILITY FOR THE INFORMATION IN THE DISCLOSURE STATEMENT.

          THE FINANCE COMPANY DEBTORS AND THEIR PROFESSIONALS ALSO HAVE MADE A DILIGENT EFFORT TO IDENTIFY IN THIS DISCLOSURE STATEMENT PENDING LITIGATION CLAIMS AND PROJECTED OBJECTIONS TO CLAIMS. HOWEVER, NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO CLAIM IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT. THE FINANCE COMPANY DEBTORS, THE COMMITTEE, THE POST-CONSUMMATION ESTATE OR OTHER PARTIES-IN-INTEREST MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE LITIGATION CLAIMS AND PROJECTED OBJECTIONS TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

                                      II.

                               GENERAL INFORMATION

A.        DESCRIPTION OF THE FINANCE COMPANY DEBTORS' BUSINESSES

          1.   Finance Company Debtors' Corporate Structure

               CFC is a Delaware corporation that functions as an operating parent company for our finance business. CFSC is an intermediate operating parent company for our finance business. The CFC Subsidiary Debtors are all direct or indirect subsidiaries of CFC, and to the extent that the CFC Subsidiary Debtors conduct any operations, such operations are integrally tied to those of CFC and CFSC.

               Green Tree Residual Finance Corp. I and Green Tree Finance Corp.
- Five are special-purpose entities (each an "SPE" and collectively the "SPEs") that hold the collateral securing the Lehman Residual Facility (defined below) and Lehman Warehouse Facility (defined below). Both are direct subsidiaries of CFC. Mill Creek Servicing Corporation is a subsidiary of Mill Creek Bank Inc. ("Mill Creek Bank," formerly known as Conseco Bank, Inc.), which is a direct subsidiary of CFC. Finally, Conseco Finance Credit Card Funding Corp. is a special-purpose entity created in connection with the securitization of certain private label credit card receivables and is a direct subsidiary of CFC.

               CNC is the top tier holding company for our finance business as well as for the insurance business operated by the Holding Company Debtors. The finance business is operated through CFC and its subsidiaries. The insurance business is operated by the Holding Company Debtors, and is not subject to this Disclosure Statement or the Plan. An organizational chart of CNC and its subsidiaries, including the Finance Company Debtors, as of the Initial Petition Date is attached hereto as Exhibit B.

          2.   The Finance Company Debtors' Businesses

               We provide a variety of finance products, including MH and floor plan loans, mortgage services products, including home improvement loans and home equity mortgages, consumer product loans and private label credit cards. In conjunction therewith, several of our subsidiaries (the "Insurance Agencies") also broker a range of insurance policies, such as homeowners insurance policies, credit insurance, life and disability insurance policies, mortgage insurance, and Insurance Products (as defined below) for sale to customers. As of December 31, 2002, we managed receivables of approximately $35.3 billion.

               We historically have provided financing for consumers purchasing manufactured housing.(12) A manufactured home is a structure, transportable in one or more sections, designed to be a dwelling with or without a permanent foundation. During 2002, we originated approximately $1.0 billion of MH Contracts, or 14% of our total finance company originations, and approximately $0.5 billion of floor plan loans. As of December 31, 2002, our managed receivables included approximately $23.0 billion of MH Contracts, or 65% of our total managed receivables. On November 25, 2002, we discontinued originating MH Contracts because certain funding constraints were imposed on us. Moreover, originating MH Contracts has steadily become increasingly unprofitable under the prevailing market conditions.

               Our mortgage loan products also include home equity and home improvement loans. During 2002, we originated approximately $2.5 billion of contracts for these products, or 35% of our total originations. At December 31, 2002, our managed receivables included approximately $8.8 billion of home equity and home improvement loan contracts, or 25% of our total managed receivables. During 2002, we originated approximately $3.2 billion of private label credit card receivables, primarily through our bank subsidiaries, or 44% of our total loan originations. As of December 31, 2002, our managed receivables included approximately $2.3 billion of contracts for credit card loans, or 6% of our total managed receivables. We also offer private label credit card programs

----------------

12 Historically, to promote the MH contract business, we also provided floor plan financing to manufactured housing dealers for their MH inventory. This business has been discontinued, and we have therefore liquidated certain assets related thereto.

through Mill Creek Bank to select retailers with a core focus on the home improvement industry. Prior to April 1, 2003, we also offered consumer finance products through approximately 88 home equity offices.(13) We continue to originate loans through approximately 1,280 home improvement dealers and approximately 3,700 private label retail outlets utilizing Mill Creek Bank.

               The Insurance Agencies broker a range of insurance policies (the "Insurance Products") for sale to customers in connection with loans made in the Finance Company Debtors' MH, home equity/home improvement, consumer finance and other divisions. Various third-party insurance companies (the "Insurance Companies") who have no affiliation with the Finance Company Debtors or the Holding Company Debtors provide the Insurance Products. None of the Finance Company Debtors is an Insurance Company, nor are the Insurance Companies in any way related to the businesses of the Holding Company Debtors' insurance company subsidiaries.

          3.   Government Regulation

               Our finance operations are subject to regulation by certain federal and state regulatory authorities. Indeed, Finance Company Debtors and their subsidiaries licensed under applicable state law originate or purchase a substantial portion of our consumer loans and assigned sales contracts. These licensed entities are subject to examination by, and the reporting requirements of, the state administrative agencies issuing these licenses. Moreover, our finance subsidiaries are also subject to state laws and regulations, which in certain states: (i) limit the amount, duration and charges for such loans and contracts; (ii) require disclosure of certain loan terms and regulate the content of documentation; (iii) place limitations on collection practices; and
(iv) govern Creditor remedies. The licenses are renewable and may be subject to revocation by the respective issuing authority for violating that state's laws and regulations. Some states have adopted, or are considering adopting, consumer protection laws or regulations that impose requirements or restrictions on lenders who make certain types of loans secured by residential real estate.

               Mill Creek Bank and Green Tree Retail Services Bank, Inc. (the "Retail Bank"), both non-debtor subsidiaries of CFC, are also highly regulated. The Federal Deposit Insurance Corporation regulates and subjects to examination both Mill Creek Bank and Retail Bank. Additionally, the Utah Department of Financial Institutions regulates and examines Mill Creek Bank, and the South Dakota Department of Banking supervises and examines Retail Bank. CFC is not, however, regulated by the Federal Reserve Board as a bank holding company. Mill Creek Bank is authorized to engage generally in the banking business and may accept all types of deposits, other than demand deposits. The Retail Bank is limited by its charter to engage in the credit card lending business and may issue only certificates of deposit in denominations of $100,000 or greater. Mill Creek Bank and the Retail Bank are thus generally subject to regulations relating to lending activities, capital adequacy, leverage, loans loss reserves, deposits, consumer protection, community reinvestment, payment of dividends and transactions with affiliates.

               A number of states have usury and other consumer protection laws that may limit the amount of interest and other charges and fees charged on loans originated in any such state. Generally, the Federal Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDA"), which regulates the rate of interest, discount points and finance charges with respect to first lien residential loans, including manufactured home loans and real estate secured mortgage loans, has preempted these kinds of state laws. But, as permitted under DIDA, a number of states enacted legislation timely opting out of coverage of either or both of the interest rate and/or finance charge provisions of DIDA. States may no longer opt out of the interest rate provisions of DIDA, but could in the future opt out of its finance charge provisions. To be eligible for federal preemption for manufactured home loans, our licensed finance companies must provide certain consumer protection.

               Our finance operations are also subject to regulation under other applicable federal laws and regulations, the more significant of which include: the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement and Procedures Act, the Home Mortgage Disclosure Act, the Home Owner Equity Protection Act, the privacy provisions of the Gramm-Leach-Bliley Act, and certain rules and regulations of the Federal Trade Commission.

--------------------
13   We discontinued the home equity origination operations as of April 1, 2003.

               Prior to the Initial Petition Date, our floor plan lending operations (which have since been discontinued) were not subject to material regulation in most states, although some states do require licensing. In addition, certain provisions of the Equal Credit Opportunity Act apply to commercial loans to small businesses.

               We have internal controls designed to manage the regulatory and legal risks associated with our various finance activities. There is, however, a risk that one or more employees may circumvent these controls, as has occurred at other financial institutions.

          4.   Competition

               The financial services market is highly competitive, and our highly leveraged position has materially and adversely impacted our ability to compete in these markets. The financial services industry comprises a large number of companies, some of which are larger and have greater capital, technological and marketing resources, access to capital and other sources of liquidity at a lower cost, as well as broader and more diversified product lines and larger staffs than we do. Moreover, CFC and its subsidiaries must also compete with their competitors to attract and retain the allegiance of dealers, vendors, contractors, manufacturers, retailers and agents.

               Conseco's leveraged condition and liquidity difficulties also have severely impacted the operations of our finance businesses. For a more complete discussion of the effect of our leveraged condition and liquidity difficulties, see Article II.E.3, "Events Leading to the Chapter 11 Cases - Prepetition Decline of Finance Company Debtors' Businesses, Strategic Alternatives Considered."

          5.   Employees

               At December 31, 2002, the Finance Company Debtors and their non-debtor subsidiaries had approximately 5,400 employees. As of the date hereof, the Finance Company Debtors have approximately 3,500 employees.

               For additional information regarding the Debtors, refer to their consolidated Annual Report on Form 10-K for the year ended December 31, 2002, filed on or about April 15, 2003. This filing is available by visiting the SEC's website at www.sec.gov. Prior to the quarter ended September 30, 2002, Conseco Finance Corp. issued stand alone SEC reporting through Forms 10-Q on a quarterly basis and Form 10-K on an annual basis. When Conseco Finance fully retired its public debt during September 2002, we were no longer required to issue stand alone statements and discontinued the filings. Conseco Finance Corp. stand alone filings for periods prior to September 30, 2002 are also available at www.sec.gov.

B.        EXISTING CAPITAL STRUCTURE OF THE FINANCE COMPANY DEBTORS

          1.   Ownership of CFC

               As previously discussed in Article II.A.1, CNC is the top-tier holding company for CFC and its subsidiaries. CNC is a publicly owned, highly leveraged entity. CIHC, a wholly owned subsidiary of CNC, is the sole shareholder of CFC. A summary of the equity and debt obligations of CNC and CIHC may be found in the Second Amended Disclosure Statement For Reorganizing Debtors' Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, which is available for viewing at www.bmccorp.net/conseco.

          2.   Overview of Finance Company Debtors' Debt Structure

               The Finance Company Debtors and their non-debtor subsidiaries historically generated the Cash needed to finance the loans they originated through a variety of means, including the use of warehouse lines provided by third-party lenders, the sale of loans in pools to third party buyers, and the sale of loans to special purpose entities that directly or indirectly sell securities to investors that are backed by cash flows generated by the loans (securitizations).

               The Finance Company Debtors' primary debt obligations are summarized below. They include: (i) obligations under various credit facilities;
(ii) guarantees of certain bonds issued under securitizations; (iii) intercompany obligations; (iv) dividends on preferred stock; (v) obligations under various debtor-in-possession financing facilities and (vi) the Finance Company obligations under the 93/94 Notes.

          3.   Prepetition Credit Facilities

               The Warehouse Facilities. In the past, the Finance Company Debtors relied on certain warehouse facilities to fund new loan originations. The warehouse facilities are repurchase facilities under which loans originated by CFC and its subsidiaries were sold to the lenders with an agreement by the seller to repurchase those loans at a later date. As of the Initial Petition Date, the Finance Company Debtors were obligated under the following facilities:

               (a) Lehman Warehouse Facility: Green Tree Finance Corp.-Five ("GTFC"), currently a non-debtor subsidiary, entered into the current version of this $1.2 billion facility with Lehman Commercial Paper Inc. ("LCPI") in January 2002 (the "Lehman Warehouse Facility"). As of the Initial Petition Date, approximately $436 million was outstanding under the facility and, immediately prior to the Initial Petition Date, the committed amount of the facility was $700 million. CFC is a guarantor and its parent, CIHC, Incorporated ("CIHC") is a partial guarantor under this facility.

               (b) CSFB Warehouse Facility: CFC entered into this facility with Credit Suisse First Boston Mortgage Capital LLC ("CSFB") in March 1999. The original facility limit was $500 million on an uncommitted basis. CSFB has stopped providing new funding through this facility. The amount outstanding under this facility as of the Initial Petition Date was approximately $8.5 million.

               (c) The Lehman Residual Facility. Green Tree Residual Finance Corp. I. ("GTRFC"), a New Filing Entity, but currently a non-debtor subsidiary, entered into this $600 million facility with Lehman Brothers Inc. and Lehman ALI Inc. as assignee of Lehman Commercial Paper Inc., (collectively, "Lehman") in 1998 (the "Lehman Residual Facility"). CFC is a guarantor and CIHC is a partial guarantor under the Lehman Residual Facility, under which approximately $518 million was outstanding as of the Initial Petition Date. Lehman has asserted that there is a collateral deficit and, therefore, no additional availability under this facility based on their valuation of the collateral. To address the asserted deficit, Lehman has retained substantially all of the cash flows generated by the collateral assets, thereby depriving the Finance Company Debtors of a sizable portion of working capital. As a result of CFC's prepetition defaults and the agreements entered into with Lehman on December 20, 2002, (as discussed below) CFC may not draw funds from the Lehman Residual Facility.

               (d) The U.S. Bank Swingline Facility. CFC entered into a swingline and cash management facility with U.S. Bank National Association ("US Bank") in December 2000 (the "U.S. Bank Swingline Facility"). This facility was secured by a lien on the stock of CFC's non-debtor bank subsidiaries, stock in Rice Park Properties Corporation, a CFC Subsidiary Debtor that owns CFC's office building headquarters, and has a mortgage on that property. As of the Initial Petition Date, CFC had drawn $60 million under the U.S. Bank Swingline Facility. Subsequently, as part of the Finance Company Debtors' efforts to obtain post-petition debtor-in-possession financing, the U.S. Bank Swingline Facility was "rolled into" the Secured Super-Priority Debtor-in-Possession Credit Agreement dated December 19, 2002, (the "FPS DIP Facility") between CFC, certain of its subsidiaries, CIHC, certain lenders parties thereto from time to time, U.S. Bank, National Association ("U.S. Bank") and FPS DIP LLC ("FPS"), an affiliate of Fortress Investment Group LLC ("Fortress"), J.C. Flowers & Co. LLC. ("Flowers") and Cerberus Capital Management, L.P. ("Cerberus"). In so doing, the guarantee from CIHC for the benefit of U.S. Bank (as lender and provider of cash management services) in the amount of $125 million was reinstated as a prepetition guarantee by CIHC, and U.S. Bank's commitment and outstandings to CFC was reduced by $10 million to $50 million as part of the FPS DIP Facility agreement with the other DIP Facility Lenders.

          4.   Debtor-in-Possession Facilities

               Subsequent to the Initial Petition Date, the Finance Company Debtors became parties to post-petition, debtor-in-possession financing facilities with FPS and with the SPEs. For a full discussion of these facilities, please see Article III.A., "Debtor-in-Possession Financing From FPS and the SPEs."

               The Finance Company Debtors' obligations under the above-described prepetition and debtor-in-possession credit facilities, as of March 31, 2003, were as follows:

------------------------------ ----------------- ------------------ ----------------------- ------------------------
                                                                    Amount Outstanding as
                                                                        of 3/31/03 (in
        Facility Name               Lender           Borrower             millions)                Guarantor
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------
Lehman Warehouse Facility      LCPI               GTFC                      $212.0          CFC; CIHC (partial)(14)
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

US Bank Swingline Facility     US Bank            CFC                        N/A                      N/A
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

                                                                                              CFC (limited as set
                                                                                             forth in the relevant
Lehman Residual Facility       Lehman             GTFC/GTRFC                $504.4           guarantee agreement);
                                                                                                CIHC (partial)
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

CSFB Warehouse Facility        CSFB               CFC                        $0.6                    None
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

                                                                                            CIHC (as a prepetition
                                                                                                guarantee), and
                                                 CFC; Conseco                                fourteen CFC debtor-
FPS DIP Facility                FPS, U.S. Bank   Finance Credit              $60.0            subsidiaries (as set
                                                 Corp.                                       forth in Amendment 6
                                                                                             to the FPS DIP Credit
                                                                                                  Agreement)
------------------------------ ----------------- ------------------ ----------------------- ------------------------
------------------------------ ----------------- ------------------ ----------------------- ------------------------

GTFC/GTRFC DIP Facility        The SPEs           CFC                        $9.0           CFC, CIHC (partial)(15)
------------------------------ ----------------- ------------------ ----------------------- ------------------------


               Certain of the aforementioned facilities contain reciprocal cross-default provisions. Additionally, certain of those facilities contain cross-default provisions to CNC and CIHC debt obligations. Prior to the Initial Petition Date, CFC obtained waivers and forbearance of defaults and cross-defaults in order to forestall the ability of the lenders to accelerate the obligations of the Finance Company Debtors.

          5.   Guarantees on B-2 Certificates

               In connection with the sale of loans to securitization trusts, CFC entered into executory sale agreements whereby it issued approximately $2.3 billion of irrevocable guarantees of principal and interest in respect of the subordinated debt tranches referred to as B-2 Certificates issued by certain trusts. The largest registered holder of B-2 Certificates is Lehman by virtue of the registration in its name of approximately $869 million of B-2 Certificates retained by CFC, but pledged by GTRFC to Lehman under the Lehman Residual Facility as well as its direct holdings. As part of the New CFN Agreement, CFN will purchase the B-2 certificates pledged to Lehman, but not the rights related to the B-2 Certificates arising from the guarantees by CFC pursuant to the MH Servicing Contracts (the "B-2 Guarantee Rights"). CFN has agreed to waive the B-2 Guarantee Rights. Accordingly, the guarantees will be released and CFN will not participate in any distributions under the Plan with respect to the B-2 Guarantee Rights.

-------------------

14 CIHC has provided a guarantee to Lehman for amounts of up to an aggregate of $125 million under the Lehman Warehouse Facility and the Lehman Residual Facility.

15 CIHC has provided a guarantee to Lehman for amounts of up to an aggregate of $125 million under the Lehman Warehouse Facility and the Lehman Residual Facility.

               As of April 1, 2003, CFC had provided guarantees with respect to B-2 Certificates as follows (in millions):

------------------------------- ---------------------------- ---------------------------- ----------------------------
       B-2 Certificate                      MH                         Non-MH                        Total
                                     (Principal Only)             (Principal Only)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Sold to unrelated third                  $1,051.2                      $364.4                      $1,415.6
parties
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Pledged to Lehman (CFN to                 $451.1                       $417.8                       $868.9
purchase)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    $1,502.3                      $782.2                      $2,284.5
------------------------------- ---------------------------- ---------------------------- ----------------------------

               Payment on the guarantees for the B-2 Certificates represents a major obligation of CFC, and in the fourth quarter of 2002, CFC suspended its payments on the guarantees of B-2 Certificates. As of April 1, 2003, pursuant to this payment suspension, CFC had not made the following guarantee payments ($ millions in principal and interest):

------------------------------- ---------------------------- ---------------------------- ----------------------------
       B-2 Certificates                     MH                         Non-MH                        Total
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Sold to Third Parties                     $ 88.2                        $ 3.6                        $ 91.8
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Pledged to Lehman                         $153.3                        $ 9.1                        $162.4
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                     $241.5                        $12.7                        $254.2
------------------------------- ---------------------------- ---------------------------- ----------------------------

          6.   Intercompany Obligations

               As of the Petition Date, there were two primary intercompany notes between CFC and its direct parent, CIHC, as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------
           Borrower                       Lender                 Amount Outstanding                Maturity
                                                               (in millions, including
                                                             interest as of the Initial
                                                                   Petition Date)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
         CIHC                              CFC                     $315.0                          May 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

         CFC                               CIHC                    $277.4                          May 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

               There are also other sources of various intercompany obligations. First, CNC and CIHC and their affiliates have paid certain restructuring costs and other expenses on behalf of CFC. As of the Initial Petition Date, CFC had an outstanding payable owing to CNC of approximately $20.9 million and an outstanding payable owing to CIHC of approximately $4.3 million arising from such restructuring costs and expenses. In addition, Conseco Services, LLC, a non-debtor affiliate, provides services to the CNC subsidiaries and allocates costs between companies for shared services. Third, as of the Initial Petition Date CFC had an outstanding payable of approximately $16.7 million owing to Conseco Services, LLC, and a $10 million note payable to Mill Creek Bank, which is secured by a lien on CFC Assets (which is included in Other Secured Claims).

               Finally, until during 2000, CFC owned CFIHC and its subsidiaries, which CFC funded through non-interest bearing intercompany accounts. In 2000, the equity interests of CFIHC and its subsidiaries were distributed to Conseco through a return of capital from CFC. A portion of the intercompany receivable balances remained outstanding with CFC, however, of approximately $9.0 million as of the Initial Petition Date that was purportedly owing from CFIHC and its subsidiaries to CFC.

          7.   Preferred Dividends

               CNC owns 100% of CFC's preferred stock in the form of 750 shares of 9% Redeemable Cumulative Preferred Stock (the "Preferred Stock") with an aggregate face amount of $750 million. CFC has not made a dividend payment since the Preferred Stock was issued in September 2000. As of the Initial Petition Date, CFC owed approximately $164.5 million of accrued dividends and interest thereon to CNC pursuant to the Preferred Stock.

          8.   The 93/94 Notes

               In 1993, CNC issued $200,000,000 of 8.125% senior notes due February 15, 2003 (the "93 Notes"). In 1994, CCP Insurance, Inc. ("CCP") issued $200,000,000 of 10.5% senior notes due December 15, 2004 (the "94 Notes"). CNC acquired CCP by merger on August 31, 1995, and assumed CCP's obligations under the 94 Notes in connection with the merger.

               We sometimes refer to the 93 Notes and the 94 Notes collectively as the "93/94 Notes." The 93/94 Notes are secured by the stock and assets of CIHC, CCM, CFC and certain of their subsidiaries and also by certain intercompany notes. If the proceeds of the CFN Sale Transaction and GE Sale Transaction are used to pay the 93/94 Notes in satisfaction of the pledge of CFC stock, then CFC may assert, by subrogation, the rights of such Holders against the Holding Company Debtors. The Holding Company Debtors have reserved the right to dispute any such subrogation Claims. As of the Initial Petition Date, the aggregate outstanding principal amount of the 93/94 Notes was approximately $88 million and there was an aggregate amount of $5.7 million of unpaid interest on the 93/94 Notes.

               The 93/94 Note Holders obtained a security interest in the stock and assets of CFC by virtue of an "equal and ratable" clause in the indentures governing the 93/94 Notes. The 93/94 Notes indentures initially pledged Holding Company assets as collateral, but provided that, if another Creditor obtained a security interest in certain property of CNC or any of its significant subsidiaries, then the 93/94 Notes would automatically obtain an "equal and ratable" security interest in such property. Subsequently, CFC pledged certain collateral to U.S. Bank, and by virtue of that pledge the Holders of the 93/94 Notes became secured in CFC collateral as well. The Committee (as defined herein), has alleged that the legal mechanism by which the 93/94 Notes obtained a security interest somehow impairs that security interest. These parties allege that, because the Holders of the 93/94 Notes did not provide consideration for the security interest that they received simply because another party received that security interest, the 93/94 Notes' security interest may be voided under theories, including, but not limited to, unjust enrichment, fraudulent conveyance or a lack of consideration. As discussed in greater detail at Article III.E.5 below, the Committee has filed a motion seeking standing to pursue such arguments. Wilmington Trust Company, the indenture trustee under the 93/94 Notes, maintains and the Debtors currently believe that any and all claims with respect to the avoidability of the 93/94 Notes, including the claims of the Committee, are without merit.

C.        CIHC GUARANTEES OF FINANCE COMPANY DEBTORS' DEBT

          CIHC has guaranteed an aggregate principal amount of $125 million in respect of the Lehman Warehouse Facility and the Lehman Residual Facility. CIHC has also guaranteed an aggregate principal amount of $125 million in respect of the FPS DIP Facility, formerly the U.S. Bank Swingline Facility.

          CIHC's existing pre-petition guarantee of the U.S. Bank Swingline Facility was "rolled into" the FPS DIP Facility between CFC, certain of its subsidiaries, CIHC, certain lenders parties thereto and FPS. CIHC has an outstanding guarantee for an amount of $60 million pursuant to the FPS DIP Facility, which is a prepetition obligation of CIHC.

D.        EVENTS LEADING TO THE CHAPTER 11 CASES

          1. Announcement of Holding Company Restructuring Plan; Credit Facility Events of Default

               Our ultimate parent holding company, CNC, commenced operations in 1982, and thereafter grew rapidly through a number of acquisitions. The acquisition in 1998 of Green Tree Financial Corporation (which was subsequently renamed Conseco Finance Corp.) served as the platform for Conseco's entry into the consumer finance businesses.

               In order to fund these acquisitions and grow its businesses, CNC incurred substantial indebtedness through borrowings under bank credit facilities and the issuance of securities in public capital markets. CIHC, our immediate parent company, also incurred significant indebtedness in the form of guarantees. See Article II.C., "CIHC Guarantees of Finance Company Debtors' Debt." Between 1998 and 2000, CNC incurred approximately $3.6 billion in new debt and trust preferred obligations, primarily to fund the business of CFC following its acquisition. In addition to increased indebtedness levels, we also began to recognize impairment charges because the actual performance of CFC's securitized loan portfolios did not meet the assumptions used to establish the value of the retained interests (generally interest-only securities and servicing rights) in securitization transactions accounted for as sales. CNC took impairment charges to reflect reductions in the value of the retained interests that they have recognized as losses in their statement of operations. CNC determined, and still determines, the value of the retained interests by discounting the projected future cash flows that they expect to receive over the life of the securitizations using our current best estimates of prepayment, default, loss and interest rate assumptions. The assumptions used to determine the estimated fair value of retained interests are subject to significant judgment and are determined based on internal evaluations.

               On August 9, 2002, as a result of these developments, CNC announced that it had engaged Advisors to begin discussions with Creditors in order to effectuate a fundamental restructuring of the Holding Company Debtors' capital structure. It also announced that it did not make the August 2002 interest payments on the 6.4% Original Notes, 6.4% Exchange Notes, 8.75% Original Notes and 8.75% Exchange Notes. Since the August 9, 2002, announcement, CNC has not made any interest or principal payments on any of its direct corporate obligations, nor has it made any distributions on their Trust Preferred Securities. The failure to make the interest payments on these notes within the 30-day grace period constituted an event of default under the notes, which gave the holders of the notes the right to accelerate the maturity of all principal and past due interest. Moreover, CNC did not pay approximately $224.9 million of principal (plus accrued interest) due on October 15, 2002, under the 8.5% Original Notes. These defaults resulted in cross defaults of approximately $4.0 billion in principal amount of debt obligations, including approximately $481.3 million of obligations under the D&O Facilities and approximately $1.9 billion of Subordinated Indentures (and the corresponding Trust Preferred Securities) through cross-default provisions contained in the respective governing instruments. If the holders of such indebtedness or preferred securities had exercised their rights to accelerate the maturity of all principal and interest due, CNC would have been unable to satisfy these obligations.

               On September 9, 2002, CNC received temporary waivers of the covenant violations with respect to the Senior Credit Facility and the D&O Facilities from the relevant lenders. These waivers expired on October 17, 2002, whereupon CNC obtained forbearance agreements from the relevant lenders pursuant to which the lenders agreed to temporarily refrain from exercising default-related remedies with respect to certain specified events of default under the Senior Credit Facility and the guarantees of the D&O Facilities. These forbearance agreements were scheduled to expire on November 27, 2002, but were extended on that date to January 11, 2003, subject to various conditions. The forbearance agreements terminated and were superseded by the automatic stay provisions under section 362 of the Bankruptcy Code when the Chapter 11 Cases commenced.

          2. Prepetition Decline of Finance Company Debtors' Businesses; Strategic Alternatives Considered

               As a result of loss of access to capital markets and the recent economic slowdown, CFC-originated loans were increasingly burdened by increased delinquencies, foreclosures and losses, all of which caused us to incur increased costs in servicing these loans and, as a result, have materially and adversely affected our financial condition and results of operations. These conditions, coupled with CNC's leveraged condition and liquidity difficulties, severely impacted our operations, and effectively eliminated our access to the securitization markets, which were traditionally our main source of funding. The loss of access to the securitization markets has severely affected our ability to originate, purchase and sell loans. It has also affected the value of the retained interests we hold in MH Securitization Trusts, since we relied on the securitization markets to finance the sale of repossessed MH units owned by those trusts, which often helped to minimize the loss on defaulted loans (compared to liquidating those assets through an MH wholesale channel).

               On October 22, 2002, CNC initiated a plan to sell or seek new investors for the finance company business and retained the investment banking firms of Lazard Freres & Co., LLC and Credit Suisse First Boston to pursue various alternatives, including securing new investors and/or selling our three lines of business: (i) MH; (ii) mortgage and home equity services; and (iii) consumer finance (including a potential sale, joint venture or similar transaction with respect to CFC's servicing platforms). For a discussion of the sale process, see "Planned Sale of Substantially All of the CFC Assets."

               As of the Initial Petition Date, our only remaining liquidity sources were the Lehman Warehouse Facility, Lehman Residual Facility, with Lehman and a bank credit facility with U.S. Bank (the "U.S. Bank Swingline Facility," and together with the Lehman Warehouse Facility and Lehman Residual Facility, the "CFC Facilities"). The direct borrower under (i) the Lehman Warehouse Facility is Green Tree Finance Corp. - Five ("GTFC"), a New Filing Entity but currently a non-debtor subsidiary of CFC, and (ii) the Lehman Residual Facility is CFC's non-debtor subsidiary Green Tree Residual Finance Corp. I ("GTRFC"), a New Filing Entity but currently a non-debtor subsidiary of CFC. The Lehman Warehouse Facility and the Lehman Residual Facility are (i) fully guaranteed by CFC and (ii) also guaranteed by CIHC up to an aggregate cap of $125 million. CFC was the direct borrower under the U.S. Bank Swingline Facility, which CIHC has also guaranteed up to an aggregate cap of $125 million.

               Prior to the Initial Petition Date, CFC was in default under the CFC Facilities as a result of the (i) cross-defaults triggered by CNC's defaulting on its debt obligations, (ii) cross-defaults among the U.S. Bank Swingline Facility, the Lehman Warehouse Facility and the Lehman Residual Facility, (iii) failure to make payments required by CFC's guarantees of payments on the B-2 Certificates, which were issued to investors in certain finance receivable securitization transactions (see the note to CNC's consolidated financial statements entitled "Guarantees" as set forth in CNC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for further information) and (iv) breaches of several financial covenants under the CFC Facilities. CFC entered into forbearance agreements with Lehman with respect to the Lehman Warehouse Facility and Lehman Residual Facility and with U.S. Bank with respect to U.S. Bank Swingline Facility, pursuant to which Lehman and U.S. Bank agreed to temporarily refrain from exercising any rights arising from events of default that occurred under each CFC Facility prior to the Initial Petition Date.

               The Residual Facility is collateralized by retained interests in securitizations. CFC is required to maintain collateral based on current estimated fair values in accordance with the terms of such facility. Due to the decrease in the estimated fair value of its retained interests, CFC's collateral was purported to be deficient as of September 30, 2002, by $128.9 million (as calculated in accordance with the relevant transaction documents, which provide that Lehman calculates the value of CFC's collateral within its sole discretion). Pursuant to the forbearance agreement entered into with Lehman on December 20, 2002, Lehman agreed not to accelerate the repayment of the Residual Facility based on the collateral deficiency prior to June 1, 2003, in exchange for which Lehman retains certain cash flows from CFC's retained interests pledged under this facility and applies them to the margin deficit. The forbearance agreement also required the pledge of certain additional unencumbered assets. This forbearance agreement is subject to a number of conditions that may cause it to terminate prior to June 1, 2003.

               The Lehman Warehouse Facility is a repurchase facility that CFC used as a source of funding for new loan origination. Under the Lehman Warehouse Facility, GTFC sold to Lehman primarily MH, home equity, home improvement and recreational vehicle loans that were newly originated by CFC or its affiliates and thereafter transferred to GTFC with an agreement by CFC or its affiliates to repurchase those loans at a later date. The Lehman Warehouse Facility and the Residual Facility are cross-collateralized.

               The commencement of the Chapter 11 Cases triggered additional defaults under the CFC Facilities.

          3.   Recent Financial Results

               On April 15, 2003, CFC reported a quarterly net loss of $1,122.5 million for the three months ended December 31, 2002. This loss was primarily the result of: (1) impairment charges related to our interest-only securities and servicing rights of $748.6 million due to decreases in future cash flow due to changes in various underlying assumptions (including default, severity, credit loss, discount rate and servicing cost assumptions) related to the future performance of the underlying loans to be consistent with management's expectations; and (2) provision for losses of $399.1 million due primarily to the increase in loss severity realized when we liquidated repossessed manufactured home units. As a result of this loss, CFC's shareholder's deficit was $101.3 million at December 31, 2002.

               For additional financial information regarding the Debtors, refer to their consolidated Annual Report on Form 10-K for the year ended December 31, 2002, filed on or about April 15, 2003, which is available along with other past filings at www.sec.gov.

E.        PLANNED SALE OF SUBSTANTIALLY ALL OF THE CFC ASSETS

          In October 2002, the Finance Company Debtors, with the aid of their Advisors, and with the approval of the CFC board of directors and the CNC board of directors, began seeking a purchaser for their assets in order to avoid a liquidation on unfavorable terms. After an extensive marketing process, thirty-four (34) interested parties (the "Interested Parties") signed confidentiality agreements to conduct preliminary due diligence.

          As the process developed, the Finance Company Debtors considered the qualifications of the remaining Interested Parties, and winnowed the field of interested parties to four qualified bidders.(16) In early November, after yet another round of extensive due diligence by the remaining Interested Parties, we established bidding guidelines for the potential bidders and invited them to submit proposals for all or part of the businesses. Thereafter, we delivered a draft asset purchase agreement to the four potential bidders and asked them to submit comments on such draft to CFC by November 29, 2002.

          During this period, the Advisors received a preliminary written proposal from JC Flowers & Co. LLC and Fortress Investment Group LLC (collectively, the "Potential Investors") expressing an interest in purchasing all of our businesses, with the exception of that portion of the Consumer Finance business relating to our private label credit card business. On November 22, 2002, CNC and CFC received a term sheet from the Potential Investors specifying the terms and conditions of a possible transaction, and on November 26, 2002, the Finance Company Debtors received comments on the draft asset purchase agreement from the Potential Investors.

          For nearly a month thereafter, the Finance Company Debtors and the Potential Investors negotiated the terms of the Asset Purchase Agreement and the FPS DIP Facility. Together with our Advisors, we evaluated the terms and benefits of the Potential Investors' proposal, as well as the benefits of potential alternatives. In our reasoned business judgment, we concluded that the proposal from the Potential Investors, which formed the basis of the Asset Purchase Agreement with CFN, a newly formed entity sponsored by the Potential Investors and Cerberus Capital Management, L.P. (collectively, the "Potential Purchasers"), offered the most advantageous terms and greatest economic benefit to the Finance Company Debtors. Accordingly, on December 19, 2002, the Finance

-----------
16 The Finance Company Debtors based their decision on the interest of the potential bidders, the bidders' knowledge and expertise in the industry and their financial wherewithal to consummate a transaction.

Company Debtors and CFN executed the Asset Purchase Agreement (subject to the Court's approval), pursuant to which CFN qualified as a stalking-horse bidder and was afforded certain buyer protections.

          Notwithstanding the CFN Asset Purchase Agreement, as part of our efforts to seek alternative transactions that would provide the highest and best value to us and our Creditors, we elected to conduct an auction for the sale of our businesses and assets. In contemplation thereof, on December 19, 2002, we filed a motion with the Bankruptcy Court seeking approval of the Bidding Procedures, which procedures were approved (as modified) by the Bidding Procedures Order entered by the Bankruptcy Court on January 8, 2003. All parties-in-interest, including, inter alia, Creditors and prospective purchasers, were provided with (i) notice of the entry of the Bidding Procedures Order and the contemplated sale of the CFC Assets to CFN and (ii) the opportunity to participate in the contemplated auction or object to the proposed sale. Our Advisors continued to actively target parties they believed would have an interest in, and the financial wherewithal to consummate, a purchase of our assets up through the time of the auction.

          On February 26, 2003, to enhance our ability to seek alternative transactions that would provide the highest and best value to us and our Creditors, we sought Bankruptcy Court approval to (1) pay Goldman Sachs Credit Partners L.P. ("Goldman Sachs"), as Loan Agent and Administrative Agent, $8.75 million in expense reimbursement and commitment fees for the opportunity to enter into a replacement DIP facility with Goldman Sachs for $845 million (the "Replacement DIP Facility"), subject to terms set forth in the Replacement DIP Agreement and (2) enter into the Replacement DIP Facility. The existence of the Replacement DIP Facility provided us with the flexibility to evaluate all bids at the auction and to choose the bid that we deemed to be the highest and best value for our estates. If it had been necessary, the Replacement DIP Facility would have (i) provided us with a secure source of postpetition financing through the effective date of a plan of reorganization, (ii) allowed for pay-off of the then-existing DIP credit facilities with FPS and the SPEs, and (iii) provided a mechanism to allow the CFC Debtors to convert the Replacement DIP Facility into exit financing to provide financing for the period after the effective date of a plan of reorganization. (For further information on the Replacement DIP Facility, see Article III.B.16 and III.B.17.)

          At the time we were negotiating the terms of the Replacement DIP Facility, we also continued to actively solicit bids from potential purchasers of the CFC Assets. In accordance with the Bidding Procedures, to be eligible to participate in the auction, potential bidders had to submit bids that, by their own terms or when aggregated with other bids, exceeded the sum of the purchase price payable under the CFN Asset Purchase Agreement, plus the amount of the break-up fee, $5 million and the profit sharing rights relating to the Manufactured Housing business. Prior to the auction, the Finance Company Debtors received seven bids. CFN and Berkadia submitted eligible bids for what purported to be for all of the CFC Assets. Five other parties, including U.S. Bank as Securitization Trustee, General Motors Acceptance Corporation/Residential Funding Corporation, Charlesbank, EMC and GE also submitted bids for varying portions of the CFC Assets. Ultimately, the Finance Company Debtors aggregated the bids of Charlesbank, EMC and GE (the "Consortium") to create a third eligible consortium bid (the "Consortium Bid") for substantially all the CFC Assets. The Finance Company Debtors commenced the auction on February 28, 2003, and adjourned it immediately to allow for greater time to analyze seven competing bids. They continued the auction on March 4-5, 2003.

          The Finance Company Debtors, in consultation with the Committee, analyzed each of the bids presented at the auction and determined that CFN's bid of $970 million in cash, plus the assumption of certain liabilities, represented the highest and best bid.(17) The $970 million cash component of CFN's bid was valued as of the date of the auction based on (i) the amount of the Lehman secured debt as of the auction plus (ii) $125 million, which was the amount of the FPS DIP Facility in effect as of the Auction Date if fully drawn, plus (iii) $219 million. The terms of the sale provided the Finance Company Debtors the option to sell the assets of Mill Creek Bank to GE for approximately $287 million in cash, plus the right to sell certain other assets for a maximum anticipated value of approximately $36 million, plus certain assumed liabilities, which option, if exercised, would provide CFN with a credit of $270 million to its $970 million bid.

----------
17 At the auction, pursuant to the Bidding Procedures Order, CFN's bid was deemed to include a credit in an amount equal to the $30 million break up fee.

          The Finance Company Debtors also determined that the Consortium submitted the second highest bid at the auction for approximately $972.5 million plus certain assumed liabilities, including the $30 million break-up fee to be paid to CFN pursuant to the terms of the CFN Asset Purchase Agreement. At a hearing on March 20, 2003, the Bankruptcy Court approved CFC's motion to pay $2 million to each of Charlesbank and EMC to compensate these parties for concluding definitive purchase agreements to be effective in the event that CFC is not able to close its proposed sale to CFN.

          On March 6, 2003, CFC received an offer from Berkadia that purported to be a bid in the recently concluded auction. Concurrently therewith, Berkadia filed an objection to the sale that the Bankruptcy Court heard, and dismissed, on March 7, 2003. After further negotiations during the March 7-14, 2003 period, CFN and GE significantly increased the amount of cash to be paid for the CFC Assets. Ultimately, each of the major constituencies, including the Committee, the Ad Hoc Securitization Holders' Committee, U.S. Bank and Wells Fargo as Trustees for the securitization trusts, and Fannie Mae agreed to support the sale of the CFC Assets to CFN and GE.

          Accordingly, on March 14, 2003, CFC entered into the New CFN Agreement and the GE Agreement. Upon execution of these agreements, on March 14, 2003, the Bankruptcy Court entered orders approving the terms of the sale of the CFC Assets free and clear of all liens pursuant to the New CFN Agreement and the GE Agreement. The closings of the sales of the CFC Assets under the New CFN Agreement and the GE Agreement, respectively, are subject to various closing conditions, but are currently expected to occur in June 2003. The total value to be received as part of these transactions is expected to be approximately $1.3 billion, representing approximately $1.1 billion in cash and approximately $200 million in assumed liabilities, subject to certain purchase price adjustments.(18) The $1.1 billion cash component of the purchase price was valued immediately following the auction based on (i) the amount of the Lehman secured debt as of the date of the auction, the outstanding amount of which is to be paid as part of the CFN Sale Transaction as of the CFN Closing Date plus
(ii) $159 million to be paid pursuant to the New CFN Agreement plus (iii) $323 million, the estimated amount to be paid pursuant to the GE Agreement.(19)

          One significant covenant of the New CFN Agreement may require the Finance Company Debtors to cause Green Tree Residual Finance Corp. I and Green Tree Finance Corp. - Five, securitization entities that hold approximately 80% of the value of the CFC entities, to file petitions under chapter 11 at or before the closing of the CFN Sale Transaction. Similarly, a covenant of the GE Asset Purchase Agreement may require that the Finance Company Debtors cause Mill Creek Servicing Corporation and Conseco Finance Credit Card Funding Corp. to file petitions under chapter 11 prior to the closing of the GE Sale Transaction. For more information on the New Filing Entities, see Article II.F.

          The Finance Company Debtors believe that, considering all surrounding facts and circumstances, the transactions with CFN and GE maximize the value obtainable from the CFC Assets for all relevant constituencies; however, there can be no assurance that these transactions will be completed, or if completed, that they will satisfy the Finance Company Debtors' expectations. Assuming that the sale of the CFC Assets is completed and CFC

----------
18  Based on secured debt levels at the time of the auction.

19 The New CFN Agreement was amended on April 1, 2003 and again on April 15, 2003. The cash portion of the purchase price under the New CFN Agreement, as amended, will be equal to (i) the Lehman secured debt as of the closing date, plus (ii) $159 million, less (iii) any proceeds received by CFC from sales of assets that would have otherwise been purchased by CFN under the New CFN Agreement, but were instead sold by CFC to ATM Corporation of America or Countrywide Home Loans, Inc. prior to the closing date.

    Under the GE Agreement, the purchase price will be the sum of (i) the net asset value of certain specified assets, as calculated pursuant to the GE Agreement, plus (2) $66 million, subject to adjustment. Such adjustment will be based upon whether the net asset value (after deduction of proceeds received from certain dispositions of assets) is greater or less than $221 million (the "Base Amount"), which Base Amount is subject to reduction for certain expenses paid by Mill Creek Bank. If the net asset value is greater than the Base Amount, the purchase price will be reduced by 50% of the amount of any such excess over $5 million. If the net asset value is less than the Base Amount, the purchase price will be increased by the sum of (a) 100% of the amount of any such shortfall over $20 million (but less than $30 million), (b) 50% of the amount of any such shortfall over $30 million (but less than $50 million), and (c) 100% of the amount of such shortfall over $50 million. CFC also has the opportunity to realize up to an additional $36 million in potential proceeds from the sale of other assets.

receives the proceeds from the sale of the CFC Assets in the amount contemplated by the CFN and GE transactions, these proceeds will be applied to satisfy CFC's obligations under its debtor-in-possession credit agreements, administrative claims, priority claims and to its secured Creditors (including the 93/94 Notes Holders and Lehman, to the extent of their Secured Debt). The remainder will be allocated on a pro-rata basis to unsecured Creditors of the Finance Company Debtors.

F.        PLANNED BANKRUPTCY FILING OF NEW FILING ENTITIES

          One of the covenants in the CFN Asset Purchase Agreement may require the Finance Company Debtors to cause Green Tree Residual Finance Corp. I and Green Tree Finance Corp. -Five to file petitions under chapter 11 at or before the closing of the CFN Sale Transaction. Similarly, a covenant in the GE Asset Purchase Agreement may require the Finance Company Debtors to cause Mill Creek Servicing Corporation(20) and Conseco Finance Credit Card Funding Corp. to file petitions under chapter 11 at some time prior to the closing of the GE Sale Transaction. Therefore, to the extent that either the CFN Sale Transaction or the GE Sale Transaction has not closed prior to the Confirmation Hearing, the Finance Company Debtors will use their commercially reasonable efforts to cause the New Filing Entities to file voluntary petitions under chapter 11 before the Confirmation Hearing.

          Commensurate with the filing of voluntary chapter 11 petitions by the New Filing Entities, the Finance Company Debtors will file a motion asking that all motions previously entered in the Finance Company Debtors' chapter 11 cases apply also to the New Filing Entities, to the extent necessary or to the extent applicable, as the case may be (the "Applicability Motion" attached hereto as Exhibit C). The primary purpose of the Applicability Motion will be to ensure that the CFN Sale Order applies to Green Tree Residual Finance Corp. I and Green Tree Finance Corp.-Five, and to ensure that the GE Sale Order applies to Mill Creek Servicing Corporation and Conseco Finance Credit Card Funding Corp. An additional purpose of the Applicability Motion will be to ensure that the New Filing Entities retain the ability to conduct business in the ordinary course during what the Finance Company Debtors' believe will be a very short period in bankruptcy.(21)

          Indeed, depending on the timing of the CFN Sale Transaction and the GE Sale Transaction, the New Filing Entities may well be in bankruptcy for only a very brief period of time - possibly only a day. Given this time frame, we have provided in our Plan that many of the ordinary procedural requirements associated with filing a bankruptcy case will be dispensed with in the cases of the New Filing Entities. For example, the Finance Company Debtors will propose that (i) there not be any Creditors' committee appointed in their cases, (ii) that there not be a meeting of all Creditors, (iii) that there not be a notice of commencement mailed out, and (iv) that normal plan solicitation procedures not be followed. The Finance Company Debtors intend that the bankruptcy cases of the New Filing Entities essentially take the form of pre-packaged bankruptcy cases and they therefore will seek to confirm the New Filing Entities' cases along with the rest of the Finance Company Debtors.

          The Finance Company Debtors expect that the Confirmation Order will contain each of these above-described provisions.

G.        RESTRUCTURING OF THE MANUFACTURED HOUSING BUSINESS

          CFC is the largest servicer of MH loan contracts in the United States, servicing approximately 55% of the MH loan contract market. Prior to the Initial Petition Date, pursuant to the Servicing Agreements, CFC received an MH Servicing Fee of 50 basis points per annum, which amount was subordinated to substantially all other expenses of the Trusts and was paid only from any funds remaining after all payments owing on the debt securities issued by the MH Securitization Trusts were paid. Various factors, including an increased number of defaults caused by the recent economic downturn and the concomitant increased number of defaults and the increased number of repossessed homes injected into the market by competitor lenders exiting the market, rendered the MH Servicing Fee grossly insufficient to cover CFC's costs of conducting the servicing business. By the time we filed our chapter

-------------
20 We do not currently expect that Mill Creek Servicing Corporation will file for Chapter 11 protection, but have not entirely ruled out that possibility.


21 Lehman has reserved its rights to object to the Applicability Motion at Plan confirmation or at any other appropriate juncture.

11 petitions, it was clear that neither CFC nor any successor servicer could sustain the MH Servicing Business without a massive restructuring.

          Just prior to the Initial Petition Date, we were spending approximately $15 million more per month to service MH loans than we were receiving in the MH Servicing Fees paid to CFC as servicer of the MH Contracts held in the manufactured housing securitization trusts (the "MH Securitization Trusts") pursuant to the Servicing Agreements between CFC and the Trustees of the MH Securitization Trusts. CFC advised the Trustee that it was incurring significant losses from its servicing of the MH Securitization Trusts and that it was no longer capable of absorbing such losses. CFC further advised the Trustee that, unless the Servicing Agreements were modified in such a manner that CFC would receive additional compensation for servicing the MH Securitization Trusts, CFC would be forced to reject the Servicing Agreements in the Bankruptcy Case.

          Accordingly, on December 17, 2002, CFC and the Trustee submitted to the Bankruptcy Court a joint motion requesting, among other things, that the Bankruptcy Court issue an interim order (the "Interim 9019 Order") approving (i) an increase in the amount and priority of the monthly servicing fee payable to CFC under each Pooling and Servicing Agreements during the period of the effectiveness thereof (the "Interim Period"), (ii) a requirement that CFC provide the Trustee with sufficient information to permit the Trustee to verify the need for and support the appropriateness of the amount and priority of the revised monthly servicing fee, (iii) the grant by CFC in favor of the Trustee, on behalf of each MH Securitization Trust, of a lien on and security interest in certain property and assets of CFC and Conseco Finance Servicing Corp. ("CFSC"), said lien and security interest to secure (A) the continuing payment by CFC of the Trustee's fees and expenses in accordance with the provisions of each Servicing Agreement during the Interim Period, (B) the amount, if any, by which the increased monthly servicing fee exceeds the cost of servicing such MH Securitization Trust during the Interim Period and (C) any losses to such MH Securitization Trust resulting from any misappropriation, misapplication or other diversion by CFC of funds that are property of such MH Securitization Trust during the Interim Period (which lien and security interest, and the rights of the Trustee to take enforcement actions in respect thereof, being subject to certain agreed-upon restrictions and limitations to be set forth in the Interim Order). CFC is to provide an accounting to the Trustees for the use of the increased servicing fee.

          On December 18, 2002, the Bankruptcy Court entered the Interim 9019 Order granting the joint motion of CFC, CFSC and U.S. Bank, as Trustee, providing, for a period of 30 business days, which provided: (i) for the Revised Servicing Fee (an increase of the MH Servicing Fee to 125 basis points per annum of the principal amount outstanding of each MH Securitization Trust where the Trustee acts as trustee); (ii) that the MH Servicing Fee be paid as an expense prior to the distribution of any amounts in respect of certificates issued by each such securitization trust; and (iii) for the Adequate Protection Lien, to secure (a) the continued payment of certain of the Trustee's fees and expenses;
(b) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the interim order; and (c) any losses to the securitization trusts relating to MH, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer. Pursuant to the joint motion and the Interim 9019 Order, Wells Fargo, in its capacity as trustee for certain of CFC's manufactured housing securitization trusts, had the right to "opt-in" to the Interim 9019 Order. On or about January 29, 2003, CFC, U.S. Bank and Wells Fargo entered into a stipulation authorizing Wells Fargo to "opt-in" to the Interim 9019 Order (the "Opt-In Stipulation"). The Bankruptcy Court entered an order approving the Opt-In Stipulation on or about January 29, 2003.

          A hearing seeking final resolution of the matters covered by this joint motion was held on January 29, 2003, and was subsequently continued several times because the Trustees, the Committee, and the Ad Hoc Securitization Holders' Committee were unable to consensually resolve the servicing fee issues.

               The Bankruptcy Court entered an interim order granting the requested relief, with the final hearing scheduled for February 12, 2003. On February 12, 2003, the matter was continued to February 19, 2003 and subsequently to February 21, 2003. On February 21, the Bankruptcy Court entered an agreed order resetting the final hearing date to March 5, 2003, at 2:00 p.m. C.S.T., and continuing the first interim order until the final hearing, with the exception that the security interest provided under the first interim order was capped at $35 million and the parties agreed that the security interest would no longer accrue additional amounts.

               Additionally, the February 21, 2003, order resolved a number of other related issues. Specifically:

               (a) In regard to the Official Committee of Unsecured Creditors of Conseco Finance Corp. and Conseco Finance Servicing Corp.'s Motion to Extend the Deadline to File Objections to the Proposed Sale and Reset the Hearing, the February 24, 2003, deadline was extended to February 28, 2003, at 5:00 p.m. C.S.T. for the following parties (as defined in the order): (i) The Securitization Trustees, (ii) U.S. Bank, as DIP lender; (iii) Fannie Mae; (iv) the Ad Hoc Securitization Holders' Committee; (v) Teachers Insurance and Annuity Association of America; and (vi) the Official Committee of Unsecured Creditors for CFC.

               (b) Fannie Mae made an unqualified and unconditional bid for the MH Servicing Business (the "Backstop Bid"). Subject to the Bankruptcy Court's approval, the Backstop Bid will be available for acceptance if the Debtors do not receive a higher and better bid. The Backstop Bid consists of an aggregate amount of $70 million, $35 million of which shall be paid to the Debtors in cash and $35 million of which shall be deemed paid to the Debtors through release of the Adequate Protection Lien.

               (c) CFC, along with various of its creditor constituencies, established as guidance a permanent revised Monthly Servicing Fee for the MH Servicing Business between 110 basis points per annum and 150 basis points per annum, inclusive of incentive based compensation.

               (d) CFC and the Securitization Trustees agreed to amend the previously entered cash management order to provide, in the event of a termination of the adequate protection lien granted therein, for replacement protection for the non-MH Trusts for any losses incurred by such trusts as a result of the misappropriation, misapplication or other diversion of funds rightfully owing to such Trusts, without prejudice to the rights of the banks set forth in the cash management order.

               (e) CFC withdrew its Emergency Motion to Reject the Pooling and Servicing Agreements, and agreed that the motion would not be re-filed before March 3, 2003, and if re-filed, the motion would not be heard on or before March 5, 2003.

          On February 19, 2003, and again on March 3, 2003, because the parties were unable to consensually resolve the MH Servicing Fee issues, CFC filed a motion to reject the Servicing Agreements and the Sale Agreements (the "PSA Rejection Motion").

          CFC, the Trustees and certain holders of certificates ultimately negotiated terms of a Final Order for the servicing of the MH portfolio. On March 14, 2003, the Bankruptcy Court entered its Final Order Approving Servicing Arrangement For Manufactured Housing Securitization Trusts (the "Final 9019 Order" and, together with the Interim 9019 Order, the "9019 Orders"), pursuant to which the Court approved a permanent increase in the MH Servicing Fee consistent and in accordance with the terms of the Consent Agreement attached thereto as Exhibit A. The Final Order provides for a permanent increase in the servicing fee for the continued servicing of the portfolio by the purchaser of the manufactured housing line of business. The Consent Agreement provides (1) certain standards and protocol for servicing, (2) for the making of servicing advances, (3) for certain loss mitigation activities, (4) various reporting requirements (5) for a reserve for the resolution of documentary exception and for cooperation in resolving such exceptions. The Final 9019 Order and the Consent Agreement had the support of the Federal National Mortgage Association and the AD Hoc Securitization Holders Committee. As part of the overall settlement of the sale of the CFC Assets, we ultimately resolved the MH Servicing Fee issues with the Trustee, the Committee, Fannie Mae and the Ad Hoc Securitization Holders' Committee, agreeing in the Consent Agreement that the MH Servicing Fee would be increased to provide 125 basis points per annum inclusive of incentives for the first year after the CFN Sale Transaction closes and 115 basis points thereafter, that CFN would be an acceptable successor servicer to the Trustees and that CFC would be released from liability with respect to certain claims arising from the Servicing Agreements. Concurrently with the entry of the Final 9019 Order on March 14, 2003, CFC withdrew the PSA Rejection Motion. The Adequate Protection Lien will be waived when the CFN Sale Transaction closes. The terms of the Plan and Disclosure Statement are intended to be consistent with the terms of the Consent Agreement and the 9019 Orders.

                                      III.

                              THE CHAPTER 11 CASES

          On the Initial Petition Date, CFC and CFSC and the other Initial Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code.(22) Subsequently, on the CFC Subsidiary Petition Date, the CFC Subsidiary Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On the relevant Petition Dates, all actions and proceedings against the Finance Company Debtors and all acts to obtain property from them were stayed under section 362 of the Bankruptcy Code. The Finance Company Debtors have continued to conduct their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A.        DEBTOR-IN-POSSESSION FINANCING FROM FPS AND THE SPES

          We were able to secure debtor-in-possession ("DIP") financing from (i) The FPS DIP Facility with U.S. Bank and FPS, an affiliate of Fortress, Flowers and Cerberus, in an amount of up to $125,000,000 (recently increased to $150 million) and (ii) the SPEs, in an amount of up to $25 million (the "GTFC/GTRFC DIP Facility"). Orders approving both financing facilities were granted by the Bankruptcy Court on January 14, 2003. US Bank "rolled up" the borrowings under its $60 million prepetition secured US Bank Swingline Facility into the FPS DIP Facility. The guarantee on the US Bank Swingline Facility in the amount of $125 million was reinstated as a prepetition obligation, and U.S. Bank's commitment and outstanding receivables were reduced by $10 million to $50 million pursuant to an agreement with the FPS DIP Facility lenders. We applied the proceeds of the FPS DIP Facility to repay the U.S. Bank Facility. As of the date hereof, the SPEs have borrowed approximately $9 million under the Lehman Warehouse Facility and, in turn, provided such funds to CFC as a loan under the GTFC/GTRFC DIP Facility.

          From time to time, CFC has failed to comply with certain covenants regarding the maximum permissible variance of the budgets provided to the FPS DIP Facility lenders in connection with the FPS DIP Facility. In each instance, CFC has obtained the appropriate waivers. Prior to the auction, CFC was alleged to be in breach of the terms of the FPS DIP Facility as a result of its failure to obtain entry of a final order with the Securitization Trustee resolving the issues relating to servicing the MH loan portfolio. This breach was waived through and including February 12, 2003, to allow the parties to continue to negotiate through that date. However, as of February 12, 2003, the key affected parties had still not reached resolution. In addition, the occurrence of events of default under the FPS DIP Facility may have caused events of default under the GTFC/GTRFC DIP Facility, the Lehman Residual Facility and the Lehman Warehouse Facility.

          In light of the alleged breach of the FPS DIP Facility, as well as the pending auction for the CFC Assets, on March 4, 2003, the Finance Company Debtors filed a motion with the Bankruptcy Court to obtain approval of the Secured Super-Priority Debtor-in-Possession Credit Agreement with Goldman Sachs as administrative and loan agent and certain lenders party thereto from time to time (the "GS DIP Facility"), a form of which was filed as an exhibit to the motion. The GS DIP Facility called for Goldman Sachs to provide for debtor-in-possession financing up to $845 million. The Finance Company Debtors withdrew the GS DIP motion on March 20, 2003. (For a further description of these motions, see Article III.B hereof.)

          After entry of a sale order (described below) approving CFN and GE as the successful purchasers of the CFC Assets, FPS, U.S. Bank and certain of the Finance Company Debtors executed Amendment No. 5 to the FPS DIP Facility (the "Amendment"). The Amendment provided for, among other things, a $25 million increase in the amount of the revolving credit facility (from $65 million to $90 million, thereby increasing the total availability under the FPS DIP Facility to $150 million) and an extension of the termination date of the FPS DIP Facility through the termination of the New CFN Agreement or the later of the closings of the sales to CFN and GE or, upon approval of the Amendment by the Bankruptcy Court, May 31, 2003. The Bankruptcy Court approved the amendment on April 14, 2003. On April 14, 2003, the FPS DIP Facility was further amended to permit the sale of

-------------
22  The other Initial Debtors are the Holding Company Debtors.

Convergent Lending Services LLC to ATM Corporation of America (for further description of this sale, see Article III.B hereof).

B.        SUMMARY OF OTHER SIGNIFICANT MOTIONS

          The following summarizes significant motions that have been filed in the Chapter 11 Cases. You may view each of these motions, and many more, at www.bmccorp.net/Conseco.

          1. Applications for Retention of Holding Company Debtors' and Finance Company Debtors' Professionals

               On January 14, 2003, the Bankruptcy Court approved the retention of certain professionals to represent and assist the Holding Company Debtors and the Initial Finance Company Debtors in connection with the Chapter 11 Cases(23). These professionals were intimately involved with the negotiation and development of the Plan. These professionals include, among others: (a) Kirkland & Ellis, as counsel for the Holding Company Debtors and Initial Finance Company Debtors, (b) Lazard Freres & Co., LLC as financial advisor for the Holding Company Debtors and Finance Company Debtors, (c) Bankruptcy Management Corporation, as notice agent for the Holding Company Debtors and Finance Company Debtors and (d) Bridge Associates, LLC as crisis managers for the Finance Company Debtors. The Bankruptcy Court also approved a request to retain other professionals to assist the Holding Company Debtors and Finance Company Debtors in other ongoing matters. These professionals include, but are not limited to:
(i) Baker Botts, LLC as special SEC counsel to the Holding Company Debtors and Finance Company Debtors; (ii) PricewaterhouseCoopers LLP, as accountants to the Holding Company Debtors and Finance Company Debtors; (iii) Gregory P. Joseph Law Offices, LLC as special litigation counsel to the Holding Company Debtors and Finance Company Debtors; (iv) Milliman USA Inc. to provide actuarial and valuation services to the Holding Company Debtors, (v) Baker & Daniels, as special corporate counsel to the Holding Company Debtors and (vi) Dorsey & Whitney LLP, as special corporate and securitization counsel to the Finance Company Debtors.

          2.   Motion for Joint Administration of the Chapter 11 Cases

               The Bankruptcy Court has entered two orders granting the joint administration of the Debtors' Chapter 11 Cases under section 105 of the Bankruptcy Code and Fed.R.Bankr.P. 1015(b).

               (a) On December 18, 2002, the Bankruptcy Court entered an order granting the joint administration of the Initial Debtors' cases.

               (b) On February 3, 2003, the Bankruptcy Court entered an order granting joint administration of the CFC Subsidiary Debtors' Chapter 11 cases with the Initial Debtors' Chapter 11 cases.

          3.   Motion for Case Management Procedures

               On December 18, 2002, (as subsequently amended on January 2, 2003, and January 14, 2003) the Bankruptcy Court entered an order under sections 102(1) and 105(a) of the Bankruptcy Code establishing certain notice, case management and administrative procedures for the Debtors' Chapter 11 cases.

          4.   Motion to Pay Employee Wages and Associated Benefits

               The Holding Company Debtors and Finance Company Debtors believe that their employees are a valuable asset and that any delay in paying prepetition or postpetition compensation or benefits to their employees would destroy their relationship with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of their employees is most critical. The Debtors filed a motion for, and the Bankruptcy Court granted the authority to pay all compensation and benefits to their employees. The order allows

---------
23 On March 20, 2003, the Bankruptcy Court approved the retention of Kirkland & Ellis ("K&E") as counsel for the CFC Subsidiary Debtors on the same terms as the January 14, 2003, K&E retention order.

the Holding Company Debtors and Finance Company Debtors to compensate their employees for obligations payable as of the Petition Date, as well as obligations that come due after the Petition Date.

          5.   CFC Credit Card Motion

               On December 18, 2002, the Bankruptcy Court entered an order pursuant to sections 105 and 363 of the Bankruptcy Code (a) authorizing the Finance Company Debtors to pay prepetition claims of certain critical private label credit card merchants, (b) authorizing the Finance Company Debtors to pay merchant incentive program obligations, (c) authorizing the sale of customer accounts in the ordinary course of business; and (d) authorizing and directing financial institutions to honor and process checks and transfers related to such claims.

          6.   Utilities Procedures Motion

               On December 18, 2002, the Bankruptcy Court entered separate orders pursuant to section 366 of the Bankruptcy Code (a) deeming the utilities of the Finance Company Debtors adequately assured of future performance and (b) deeming the utilities of the Holding Company Debtors adequately assured of future performance. With respect to the Finance Company Debtors, the Bankruptcy Court established procedures for determining adequate assurances pursuant to section 366 of the Bankruptcy Code. The procedures required any utility company seeking adequate assurance to make that request in writing addressed to the Finance Company Debtors' counsel within thirty days after entry of the December 18, 2002, order. If the Finance Company Debtors believed the request was reasonable, they were entitled to pay that amount without further order of the Court. If the Finance Company Debtors disagreed with the request, however, they were to promptly schedule a hearing to determine adequate assurance of payment to that utility company. Nonetheless, the requesting utility company was deemed to have adequate assurance of payment until the Bankruptcy Court entered a further order in connection with the hearing or otherwise with respect to that utility company's request.

          7.   Motion to Pay Certain Essential Trade Vendors

               On December 18, 2002, the Bankruptcy Court entered an order pursuant to sections 105 and 363 of the Bankruptcy Code (a) authorizing the Finance Company Debtors to pay prepetition claims of critical vendors and service providers, including those vendors providing service to the Finance Company Debtors' non-debtor subsidiaries (the "Critical Vendors") and (b) authorizing financial institutions to honor and process checks and transfers related to critical vendor or service provider claims. The Finance Company Debtors are authorized to pay prepetition claims to Critical Vendors, in their sole discretion, in an amount not to exceed $18 million.

          8. Motion to Perform Contractual Obligations with Certain Insurance Agencies

               On February 3, 2003, the Bankruptcy Court entered an order pursuant to sections 105(a), 362, 363(b) and 553 of the Bankruptcy Code authorizing Conseco Agency, Inc., Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc. and Crum-Reed General Agency, Inc. (collectively, the "Agency Debtors") to continue to (a) perform their contractual obligations with certain insurance companies (the "Agency Agreements"), including the collection and remittance of insurance premiums; (b) remit any prepetition amounts owing under the Agency Agreements to applicable insurance companies; and (c) remit insurance premium payments to applicable insurance companies. By this order, the Bankruptcy Court also authorized and directed financial institutions to honor and process checks and transfers related to the foregoing transactions.

          9.   Motions for Authority to Continue the Key Employee Retention
               Program

               The Holding Company Debtors and Finance Company Debtors believe that it is imperative to stabilize their workforces at this critical juncture of the Chapter 11 Cases to ensure that the necessary complement of employees required to proceed with the Debtors' respective reorganizations are in place. On January 14, 2003, (with respect to the Finance Company Debtors) and on January 29, 2003 (with respect to the Holding Company Debtors), the Bankruptcy Court granted the request for authority to continue, and approved the terms of, an enhanced key employee retention program. In addition, on or about January 31, 2003, the Holding Company

Debtors also filed a motion to implement a key employee retention program for their senior management (the "Senior Management KERP"). On February 21, 2003, the Bankruptcy Court granted the Senior Management KERP requests authorizing the Holding Company Debtors to implement a key employee retention program for certain senior management that has three components: (i) an annual incentive bonus, (ii) severance and (ii) an emergence bonus.

          10. Motion for CFC to Continue Servicing Originating and Selling Customer Loans

               On December 18, 2002, the Bankruptcy Court entered an order under sections 105(a) and 363(c) of the Bankruptcy Code (a) authorizing the Finance Company Debtors to honor their obligations in connection with the (i) servicing of existing loans, and (ii) the funding of approved customer loans; (b) authorizing the Finance Company Debtors to sell and securitize loans in the ordinary course of business and approving notice procedures thereto; and (c) authorizing and directing banks to honor checks and wire transfers. Pursuant to this order, the Finance Company Debtors, in their sole discretion, can choose to honor any commitments with respect to PSA Loans or Pipeline Loans. The Finance Company Debtors' must provide notice to Interested Parties of any proposed loan sale and answer any objection to such sale at a hearing. Nothing within this motion constitutes the assumption of any contract, the creation of any rights in favor of any entity, or the authorization of the Holding Company Debtors to make any of the authorized payments in the order, except to the extent later authorized by the Bankruptcy Court.

          11.  Motion to Employ Ordinary Course Professionals

               On January 14, 2003, the Bankruptcy Court entered an order under sections 105(a) and 327 of the Bankruptcy Code authorizing the Initial Debtors to employ and compensate certain professionals utilized in the ordinary course of the Debtors' business. Pursuant to this order, the Debtors are allowed to retain all professionals listed in the order, with a maximum monthly compensation of $50,000 to each professional. Any payments above $50,000 must be approved by the Bankruptcy Court. This order was later extended to the CFC Subsidiary Debtors.

          12.  Motion to Limit Trading of Holding Company Equity

               On January 14, 2003, (as amended January 21, 2003) the Bankruptcy Court entered an order under sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (a) limiting certain transfers of, and trading in, equity interests of Conseco, and (b) approving related notification procedures. Pursuant to this order, any person or entity who directly or indirectly owns more than 5% of the fair market value of the common stock of Conseco cannot purchase or sell any Conseco equity securities (including options to acquire stock) without filing a notice to the Bankruptcy Court. Upon the filing of this notice, the Holding Company Debtors have fifteen (15) days to object or approve the transaction. If the Holding Company Debtors do not respond within this time period, the transaction can proceed solely under the proposed terms.

          13.  Motion for Procedures for Sale or Abandonment of De Minimis
               Assets

               On January 15, 2003, the Bankruptcy Court entered an order establishing certain procedures for the sale or abandonment of de minimis assets held by the Debtors in these chapter 11 cases (the "De Minimis Asset Procedures"). Pursuant to the De Minimis Asset Procedures, the Debtors may sell or abandon any de minimis asset with a value of less than $50,000 upon five (5) day negative notice to all counterparties thereto.

          14. Motion for an Extension of Time to Assume or Reject Nonresidential Real Property Leases

               The Bankruptcy Court has entered two, separate orders granting the Debtors relief under section 365(d)(4) of the Bankruptcy Code.

               (a) On January 29, 2003, the Bankruptcy Court entered an order extending the time period within which the Initial Debtors are required to assume or reject unexpired leases of nonresidential real property. Pursuant to this order, the Initial Debtors' time to assume or reject nonresidential real property leases is extended through August 14, 2003.

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

               (b) On March 20, 2003, the Bankruptcy Court entered an order extending the time period within which the CFC Subsidiary Debtors are required to assume or reject unexpired leases of nonresidential real property. Pursuant to this order, the CFC Subsidiary Debtors' time to assume or reject nonresidential real property leases is extended through August 14, 2003.

          15.  CFC Subsidiary Debtors' Applicability Motion

               On February 3, 2003, the Bankruptcy Court entered an order pursuant to sections 101 and 105(a) of the Bankruptcy Code directing that certain orders entered or pending in the Chapter 11 Cases of the Initial Debtors apply to the CFC Subsidiary Debtors. The complete lists of the entered and pending orders that apply to the CFC Subsidiary Debtors pursuant to this applicability motion are attached to the order as Exhibits A and B.

          16.  Schedules and Statements

               On February 5, 2003, CFC and CFSC filed their respective schedules of assets and liabilities and statements of financial affairs (the "Schedules") with the Bankruptcy Court. Interested parties may review the Schedules at the office of the Clerk of the Bankruptcy Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604, or may obtain them from the website www.bmccorp.net/conseco.

          17. Motion to Enter into Commitment Letter and Approving Interim Commitment Fee and Expense Reimbursement to Replacement DIP Lenders

               On February 25, 2003, after negotiations and with the support of the Committee, we filed an emergency motion with the Bankruptcy Court seeking authorization to (i) enter into a commitment letter with a syndicate of entities affiliated with Goldman Sachs under which we were granted the option to enter into $845 million in postpetition financing; (ii) pay $5 million in lieu of reimbursement for expenses incurred in preparing the financing and (iii) pay an interim commitment fee of $3.75 million. On February 26, 2003, the Bankruptcy Court entered an order granting the authorization sought in the Finance Company Debtors' emergency motion. The $5 million expense reimbursement and $3.75 million commitment fee are super-priority administrative claims under sections 364(c)(1), 503(b) and 507(a) of the Bankruptcy Code.

          18.  Motion to Enter Into Replacement Financing

               On February 26, 2003, the Bankruptcy Court entered an order authorizing the Finance Company Debtors to pay Goldman Sachs an interim commitment fee and expense reimbursement to preserve their ability to enter into a replacement debtor-in-possession facility. This replacement financing would secure post-petition financing through the confirmation of the Plan, allows for pay-off of the pre-existing debtor-in-possession financing and permits the Debtors to convert the new financing into exit financing after confirmation of a plan of reorganization. On March 4, 2003, the Finance Company Debtors filed a motion seeking approval of the terms of the Goldman Sachs replacement financing, which motion was set for a hearing on March 20, 2003. In light of the orders approving the sale of the CFC Assets to CFN and GE, however, the Finance Company Debtors withdrew this motion on March 20, 2003.

          19.  Motion to Extend Period to Remove Actions

               On March 20, 2003, the Bankruptcy Court entered an order extending the period within which the Debtors may remove actions from state and non-bankruptcy federal court pursuant to 28 U.S.C. ss. 1452 and Fed.R.Bankr.P. 9027 through and including September 11, 2003.

          20.  Motion to Renew U.S. Bank Letter of Credit

               On March 20, 2003, the Bankruptcy Court entered an order under authorizing CIHC to enter into a pledge agreement and $5,000,000 replacement letter of credit agreement with US Bank. The original letter of credit, between Conseco, Inc. ("Conseco") and US Bank, and in favor of Bank One, NA ("Bank One"), would expire on

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

March 31, 2003. Pursuant to the replacement letter of credit, Bank One will continue as the Debtors' automated clearing house processing bank.

          21. Motion to Enforce the Automatic Stay, Demand the Turnover of Property, Settle Valid Lien Claims and Foreclose On, Sell, or Otherwise Transfer Property Free and Clear of All Liens

               On March 20, 2003, the Bankruptcy Court entered a final order,
(i) enforcing the automatic stay in respect of lien claims on property securing loans owned, originated or serviced by the Finance Company Debtors, (ii) authorizing the Finance Company Debtors to demand the turnover of certain property of the estates and (iii) authorizing the Finance Company Debtors to settle valid lien claims and to foreclose on, sell or otherwise transfer title to such property free and clear of all liens.

          22.  Motion for Contract and Lease Rejection Procedures

               On March 20, 2003, the Bankruptcy Court entered an order establishing certain procedures for the rejection of executory contracts and unexpired leases in these chapter 11 cases (the "Rejection Procedures"). Pursuant to the Rejection Procedures, the Debtors may reject any executory contract or unexpired lease upon a fourteen-day negative notice to all counterparties thereto.

          23.  ATM Sale Motion

               On April 14, 2003 the Bankruptcy Court approved an order authorizing (i) the Asset Purchase Agreement between ATM Corporation of America and CFSC, and (ii) authorizing Conseco Finance Servicing Corp. to sell its equity interests in Convergent Lending Services LLC to ATM Corporation of America. The asset could be sold free and clear of all security interests because each secured party has (i) consented or is deemed to accept the transaction, (ii) could be compelled in a legal or equitable proceeding to accept money satisfaction of such interest, or (iii) otherwise falls within the provisions of section 363(f) of the Bankruptcy Code and one or more of the standards set forth in sections 363(l)(1)-(5) of the Bankruptcy Code have been satisfied. This transaction closed on April 15, 2003.

          24.  Countrywide Sale Motion

               On April 15, 2003 the CFC Debtors and the CFC Subsidiary Debtors submitted a motion for entry of an order pursuant to sections 105(a), 363, 365 and 1146(c) of title 11 of the United States Code and Fed. R. Bankr. P. 2002, 6004 and 6006 (i) approving that certain form of agreement to be entered into by and among CFSC, Conseco Finance Credit Corp., Conseco Finance Loan Company, Conseco Finance Corp. and Conseco Finance Consumer Discount Company, and Countrywide Home Loans, Inc. ("Countrywide"), and (ii) authorizing the sale of certain furniture, fixtures and equipment and lease rights and obligations related to former branch office locations to Countrywide, free and clear of liens, claims and encumbrances.

               The agreement provides Countrywide the option to assume certain leases furniture, fixtures and equipment related to certain of our former branch offices. Article 2.1 of the Purchase Agreement requires Countrywide to provide a total purchase price equal to the greater of (a) $200,000 and (b) an amount equal to the sum of $20,000 for each branch office with respect to which Countrywide has elected either to (i) assume the existing lease agreement and purchase the associated furniture, fixtures and equipment of such branch office or (ii) purchase only the furniture, fixtures and equipment without assuming the existing lease agreement of such branch office. This transaction is subject to approval by the Bankruptcy Court and CFN.

C.        APPOINTMENT OF THE OFFICIAL COMMITTEES

          On January 3, 2003, the Office of the United States Trustee appointed three official committees in the jointly administered Chapter 11 Cases (collectively, the "Official Committees"): (i) Official Committee of the Holding Company Debtors (the "Conseco Creditors' Committee"); (ii) Official Committee of the Finance Company Debtors (the "Committee") and (iii) Official Committee of the Trust Preferred Securities (the "TOPrS Committee").

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

          The members of the Conseco Creditors' Committee are The Bank of New York, Bank of America, N.A., Angelo, Gordon & Co., L.P., Appaloosa Mgmt., L.P., HSBC Bank USA, Metropolitan West Asset Management LLC and First Pacific Advisors, Inc. The Conseco Creditors' Committee retained Fried, Frank, Harris, Shriver & Jacobson and Mayer, Brown, Rowe & Maw, Houlihan Lokey Howard & Zukin LLP and Greenhill & Co, LLC as its Advisors.

          The members of the Committee are U.S. Bank National Association, Millenium Partners, L.P., Prudential Insurance Company, Commonwealth Advisors, Inc., Deutsche Asset Management, Jefferson Pilot Financial Insurance Company and Morgan Keegan. The Committee retained Becker & Poliakoff and Greenberg Traurig P.C. and Huron Consulting Group LLC as its Advisors. On March 20, 2003, the Bankruptcy Court entered an order approving Becker & Poliakoff's motion to withdraw as counsel to the Committee.

          The members of the TOPrS Committee are Paul Floto, United Capital Markets, Inc. and Oppenheimer Capital. The TOPrS Committee retained Saul Ewing LLP, Jenner & Block and Raymond James as its Advisors. The TOPrS Committee also retained Fox-Pitt, Kelton Inc. as its insurance company valuation expert and Watson Wyatt Insurance & Financial Services, Inc. as its actuarial consultant.

          Since the Official Committees were formed, the Holding Company Debtors and Finance Company Debtors have consulted with them concerning the administration of the Chapter 11 Cases. The Debtors have kept the Official Committees informed about their operations and have sought their concurrence to the extent that their respective constituencies would be affected by actions and transactions taken outside of the ordinary course of their businesses. The Official Committees have participated actively, together with the Holding Company Debtors' and Finance Company Debtors' management and professionals, in, among other things, reviewing their business plans and operations.

D.        ASSUMPTION/REJECTION OF CONTRACTS AND LEASES

          Pursuant to section 365 of the Bankruptcy Code, the Finance Company Debtors may either assume, assume and assign, or reject executory contracts and unexpired leases of real and personal property, subject to the approval of the Bankruptcy Court. As a condition to assumption, or assumption and assignment, the Finance Company Debtors must cure all existing defaults under the contract or lease. If the contract or lease is rejected, any resulting rejection damages are treated as prepetition unsecured claims. Generally, and with certain exceptions, postpetition obligations arising under a contract or lease must be paid in full in the ordinary course of business. On March 20, 2003, the Court entered an order, pursuant to sections 365 and 554 of the Bankruptcy Code authorizing and approving an expedited procedure for the rejection of executory contracts and unexpired leases of non-residential real property and abandonment of property of the Debtors.

          On December 17, 2003, the Bankruptcy Court entered an order extending the time for CFC and CFSC (together with the Holding Company Debtors) to assume, assume and assign, or reject unexpired leases of non-residential real property through and including August 14, 2003. Subsequently, after their February 3, 2003, bankruptcy filing, the CFC Subsidiary Debtors filed a similar motion to extend the time to assume, assume and assign, or reject unexpired leases of non-residential real property through and including August 14, 2003, which the Bankruptcy Court granted on March 20, 2003.

          The Finance Company Debtors, together with CFN and GE, are currently in the process of identifying the executory contracts, unexpired personal leases and unexpired non-residential real property leases that CFN and/or GE wish to acquire as part of its respective purchase of the CFC Assets. As this process continues, it is anticipated that the Finance Company Debtors will continue to reject certain executory contracts, unexpired personal leases and unexpired non-residential real property leases that are not sought by CFN and/or GE and that hold no other prospect of bringing additional value to the estate.

E.        PENDING LITIGATION AND THE AUTOMATIC STAY

          The following are substantial litigation issues that are currently pending by or against or significantly impacting upon the Finance Company
Debtors:

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

          1.   D&O Loans Litigation.

               Beginning in 1996, certain officers and directors of Conseco personally borrowed money to purchase the common stock of Conseco under credit facilities provided by Bank of America, N.A., JP Morgan Chase Bank and various other lending institutions (the "D&O Facilities"). Conseco guaranteed the personal loans of its officers and directors under the D&O Facilities. The principal amount due and owing under the D&O Facilities currently exceeds $483 million. In addition to the principal amounts still owed to the lending banks, the directors and officers also owe Conseco and/or its affiliates certain amounts under the D&O Facilities for the amounts paid by Conseco and/or its affiliates to the lending banks under the D&O Facilities. The Holding Company Debtors' Plan offers to certain borrowers the opportunity to participate in a repricing program. For a further discussion of the proposed treatment and resolution of this litigation, please see Section VI.G of the Holding Company Debtors' Disclosure Statement and Exhibit H to the Holding Company Debtors' Disclosure Statement.

          2.   Significant Prepetition Litigation

               (a) Bazzle v. Green Tree Financial Corporation, n/k/a Conseco Finance Corp.

                    (i) The Underlying Litigation

               Green Tree Financial Corporation, n/k/a Conseco Finance Corp., was named as a defendant in three separate class action lawsuits brought in 1996 and 1997 in three different South Carolina state courts (the "Class Actions"). In one case (the "Lackey Case"), the arbitrator awarded the plaintiff class $14,598,742.00. In the second case (the "Bazzle Case"), the arbitrator awarded the plaintiff class $14,598,742.00. Finally, in the third case, the Court of Common Pleas of Richland County awarded the plaintiff class $1,078,768.00.

               CFC posted a supersedeas bond for each of its appeals in the Lackey Case and the Bazzle Case (the "Bonds"). The Bonds were originated in amounts sufficient to cover the judgment amount, interest on the judgment for 12 months, and the cost of the appeal to the South Carolina Supreme Court. In the Lackey Case, the bond amount was $14,600,000.00. The bond amount in the Bazzle Case was originally $16,800,000.00 which has since increased to $19,314,279.90.

               The arbitration awards in the Lackey Case and the Bazzle Case were confirmed by South Carolina Circuit Courts. The Lackey Case and the Bazzle Case were consolidated on appeal by the South Carolina Supreme Court (the "Bond Cases"), and the South Carolina Supreme Court affirmed the arbitration awards on August 26, 2002. On October 23, 2002, CFC filed a Petition for Certiorari before the U.S. Supreme Court. During the pendency of the appeal to the U.S. Supreme Court, CFC was directed by circuit court order to tender periodic payments of interest on the Bonds. However, the proceeds from the Bonds are not payable until the final disposition of the Bond Cases by the U.S. Supreme Court.

               CFC's Petition for Certiorari was granted by the Supreme Court on January 10, 2003. Prior to this decision, the Finance Company Debtors, including CFC, filed the Chapter 11 Cases. On January 21, 2003, the Bankruptcy Court granted CFC's emergency motion to lift the automatic stay pursuant to section 362(d) of the Bankruptcy Code thereby allowing the Bond Cases to be heard by the U.S. Supreme Court. The Supreme Court heard oral arguments in the Bond Cases on April 22, 2003.

                    (ii) Fidelity Surety Motion and Order

               On February 5, 2003, the Finance Company Debtors filed a motion to authorize a settlement with Fidelity and Deposit Company of Maryland/Zurich American Insurance Company (the "Sureties") regarding the cancellation of the Finance Company Debtors' business surety bonds and the Bonds (the "Bond Settlement"). The motion called for any claims made by the Sureties pursuant to the Bonds to be deemed administrative expenses. The plaintiff classes in the Bond Cases (the "Bond Plaintiffs") objected to the Bond Settlement because they believed that the Bond Settlement would affect the Bond Plaintiffs' substantive rights in the Bonds and the Bond Cases. To resolve the Bond Plaintiffs' objection to the Bond Settlement, the parties entered into a stipulation on February 19, 2003, in which the Finance Company Debtors agreed that the Bond Settlement would not impact the Bond

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

Plaintiffs' rights in the Bonds or the Bond Cases, and the Bond Plaintiffs agreed to waive all objections to the Bond Settlement.

                    (iii) Bazzle Lackey Motion Stay Relief

               On February 25, 2003, the Plaintiffs in the above-referenced Bond Cases filed a motion seeking a modification of the automatic stay to allow them to proceed against the Sureties to execute on the Bonds. The Finance Company Debtors objected to the motion because the Bonds do not mature until the U.S. Supreme Court renders its decision in the Bond Cases. The Bankruptcy Court agreed with the Finance Company Debtors and denied the lift stay motion at the omnibus hearing on March 20, 2003.

               (b) The Casas Litigation

               CFC and certain subsidiaries were named as defendants in a collective action lawsuit filed by David Casas, Troy Clark, Patrick Hogan, Linda Souder and William Soule on June 21, 2000, in the United States District Court in the District of Minnesota. The plaintiffs, who are or were employed by CFC as loan originators, claimed CFC violated the Federal Fair Labor Standards Act and the Minnesota Fair Labor Act by having the plaintiffs routinely work in excess of forty (40) and forty-eight (48) hours without compensation. Currently, as of January 6, 2003, this case is closed administratively, subject to the automatic stay pursuant to section 362 of the Bankruptcy Code.

          3.   Adversary Proceedings Filed Against the Finance Company Debtors

               (a) Matrix Asset Management Corporation v. Conseco Finance Servicing Corp.

               Matrix Asset Management Corporation ("Matrix") contractually agreed (the "Agreements") to maintain and arrange for the sale of properties owned or serviced by CFSC. Under these Agreements, Matrix would typically receive payment after the sale of the property for their services and any reimbursement for expenses incurred. After filing for chapter 11 protection, CFSC started deducting any prepetition expenses from Matrix's reimbursement pursuant to section 362 of the Bankruptcy Code. On March 6, 2003, Matrix filed a complaint to recover these prepetition expenses. CFSC filed an answer on March 31, 2003. At a hearing on April 29, 2003, the Court held that Matrix was not entitled to recover those prepetition expenses other than as a general unsecured creditor and the adversary proceeding was closed. Matrix has appealed the decision that it is not entitled to immediate payment on its prepetition claims.

               (b) Claim of The Official Committee of Unsecured Creditors of Lois/USA, Inc.

               Lois/USA is an advertising agency that filed a voluntary petition for bankruptcy relief under Chapter 11 of the Bankruptcy Code on October 20, 1999. In the Lois bankruptcy case, the Lois USA Unsecured Creditors' Committee ("Lois CC") filed an adversary claim against certain of the Finance Company Debtors, alleging damages suffered from Lois USA's business dealings with CFC predecessor-in-interest Green Tree Financial Corp ("Green Tree"). According to the allegations in Lois CC's complaint, Green Tree falsely promised to provide funding for a Lois/USA acquisition. Immediately prior to the acquisition, Green Tree allegedly informed Lois/USA that the loan amount would be reduced unless the terms of the loan were altered. Lois CC alleges $45 million in damages from the charges of bad faith, breach of covenant of good faith and fair dealing and misrepresentation. We believe the Lois adversary proceeding has no merit.

          4. Committee Litigation Against Lehman (the "Lehman Adversary Proceeding")

               In a letter dated April 2, 2003, the Committee demanded that the Finance Company Debtors bring a complaint against Lehman for claims including
(i) avoidance of preferential transfers, (ii) challenging the validity of certain liens, (iii) seeking substantive consolidation of GTFC and GTRFC with the assets and liabilities of the other Finance Company Debtors, (iv) challenging the "true sale" status of the transfers of assets from CFC to GTFC and GTRFC, (v) seeking the recovery of assets transferred to GTFC and GTRFC. We declined to take such action. On April 16, 2003, the Committee filed an adversary proceeding against Lehman seeking to reclassify certain of the

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Lehman Secured Debt, to substantively consolidate certain of the Finance Company
Debtors' estates, to avoid and recover certain transfers to Lehman, and to equitably subordinate certain of Lehman's claims to claims of the Finance
Company Debtors' general unsecured Creditors. Lehman contests all of the allegations made by the CFC Creditors Committee against it, and the Holding Company Debtors have reserved the right to contest this adversary proceeding. Lehman has reserved its rights to raise any issues related hereto as Plan confirmation objections.

          5.   Committee Litigation Regarding 93/94 Notes

               In a letter dated April 7, 2003, the Committee demanded that the Finance Company Debtors bring a complaint against Conseco, Inc., Fleet Boston Financial Corp., The Bank of New York Company Inc., and US Bank, N.A. to avoid and terminate the collateral pledge of the shares of Mill Creek Bank Inc. by the Finance Company Debtors. We declined to bring such action. On April 18, 2003, the Committee filed a motion in the Bankruptcy Court seeking standing to file a complaint to pursue the avoidance and termination of the pledge of the shares of Mill Creek Bank. This motion is currently scheduled for hearing on May 19, 2003. The Debtors and Wilmington Trust Company, as the indenture trustee for the 93/94 Notes, currently intend to file objections to this motion.

F.        CLAIMS PROCESS AND CLAIMS BAR DATES

          In chapter 11, claims against a debtor are established either as a result of being listed in a debtor's Schedules or through assertion by the Creditor in a timely filed proof of claim (each, a "Claim"). Claims asserted by Creditors are either allowed or disallowed. If allowed, the Claim will be recognized and treated pursuant to the plan of reorganization. If disallowed, the Creditor will have no right to obtain any recovery on or otherwise enforce the Claim against the debtor.

          1.   Filing of Schedules of Liabilities

               On February 5, 2003, CFC and CFSC filed their Schedules with the Bankruptcy Court. On February 19, 2003, the CFC Subsidiary Debtors filed their Schedules with the Bankruptcy Court. The Finance Company Debtors, have, from time to time, amended their Schedules and shall reserve the right to continue to amend them during the remaining pendency of the Chapter 11 Cases.

          2.   Bar Date for Nongovernmental Entities to File Proofs of Claim

               On December 17, 2003, the Holding Company Debtors filed their motion to set a bar date for CNC, CIHC, Inc., CIHTC, Inc. and Partners' Health. The Bankruptcy Court set a claims bar date of February 21, 2003, for all nongovernmental Creditor entities holding Claims against the Holding Company Debtors. If Creditors and governmental entities do not file any claims by the bar date, they will be barred from asserting any claims against the Holding Company Debtors or receiving distributions under the Plan.

               On February 20, 2003, pursuant to the Debtors' emergency motion, the Bankruptcy Court entered an order extending the claims bar date for certain listed D&O Credit Facility participants until the 60th day after the effective date of any confirmed plan of reorganization for the Holding Company Debtors.

               Also on February 20, 2003, pursuant to a joint motion of the Committee and Finance Company Debtors, the Bankruptcy Court entered an order extending the claims bar date for the Finance Company Debtors to file claims against the Holding Company Debtors to April 1, 2003.

               On March 31, 2003, the Finance Company Debtors filed a motion (the "CFC Bar Date Motion") for an order (i) approving May 15, 2003, as the bar date for all nongovernmental Creditors to file proofs of claim, (ii) authorizing the Finance Company Debtors to provide notice of the bar date by direct mail and publication, and (iii) approving a bar date notice to be sent to all Creditors. At the Omnibus Hearing on April 14, 2003, the Finance Company Debtors sought approval of an amended CFC Bar Date Motion and received a bar date order (the "CFC Bar Date Order") (i) setting May 22, 2003, as the bar date for all nongovernmental Creditors to file proofs of claim and (ii) approving the proposed notice and notification procedures. The Finance Company Debtors anticipate that

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

the Bar Date Notice will be mailed to approximately 89,500 parties-in-interest on or about April 17, 2003, providing approximately 30-days notice of the proposed bar date. In addition, the Finance Company Debtors anticipate publishing the Bar Date Notice in The Wall Street Journal (National Edition), USA Today (National Edition), Indianapolis Star, Minneapolis Star Tribune and St. Paul Pioneer Press.

          3.   Bar Date for Governmental Units To File Proofs of Claim

               The bar date for governmental units to file proofs of claim against the Holding Company Debtors is June 17, 2003. Similarly, the CFC Bar Date Motion requests that the Bankruptcy Court establish the following bar dates for all governmental units to file proofs of claim (i) June 17, 2003, for all claims against CFC and CFSC and (ii) August 4, 2003, for all claims against the CFC Subsidiary Debtors.

               The CFN and GE Asset Purchase Agreements contemplate that Mill Creek Servicing Corporation, Conseco Finance Credit Card Funding Corp., Green Tree Residual Finance Corp. I, and Green Tree Finance Corp. - 5, presently non-debtor CFC subsidiaries, may file petitions under chapter 11 of the Bankruptcy Court to facilitate the Sale Transactions. To the extent that any of these entities file such petitions, the governmental bar date shall be set at 180 days after their respective petition dates.

          4.   Claims Objection Process

               The Finance Company Debtors anticipate that, when the various bar dates expire, we will begin evaluating the proofs of claim to determine whether to file objections seeking to disallow asserted Claims. The Finance Company Debtors anticipate that they will also reconcile the Claims listed in our Schedules with the Claims asserted in proofs of claim and will eliminate duplicative or erroneous Claims to ensure that the Bankruptcy Court allows only valid Claims. If we object to a proof of claim, the Bankruptcy Court will determine whether to allow any such Claim. To the extent that we are successful in our claims objections, the total amount of our liabilities to be treated under the Plan will decrease. If we do not object to a proof of claim, the Claim will be deemed allowed and will be treated pursuant to the Plan. As appropriate, the Finance Company Debtors may seek to negotiate and settle proofs of claim disputes as an alternative to filing objections thereto.

G.        EXCLUSIVE PLAN PROPOSAL AND ACCEPTANCE RIGHTS

          Section 1121(b) of the Bankruptcy Code provides a debtor with an initial period of 120 days after the commencement of a chapter 11 case during which it has the exclusive right to file a plan or reorganization and an initial period of 180 days to obtain acceptances to any such plan (the "Exclusive Periods"). In addition, pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend or increase a debtor's Exclusive Periods.

          The Exclusive Periods to file a plan of reorganization (the "Exclusive Filing Period") for the Initial Debtors expires on April 16, 2003, and the Exclusive Period for the Initial Debtors to obtain acceptances to such plan (the "Exclusive Solicitation Period") expires on June 14, 2003. The Exclusive Filing Period for the CFC Subsidiary Debtors expires on June 3, 2003, and the Exclusive Solicitation Period for the CFC Subsidiary Debtors expires on August 2, 2003.

                                      IV.

                      SUMMARY OF THE PLAN OF REORGANIZATION

A.        OVERVIEW OF CHAPTER 11

          Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. It authorizes a debtor to reorganize its business for the benefit of itself, its Creditors and its interest holders. Another chapter 11 goal is to promote equality of treatment for similarly situated Creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

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

          The commencement of a chapter 11 case creates an estate that comprises all of a debtor's legal and equitable interests as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

          The principal objective of a chapter 11 case is to consummate a plan of reorganization. The chapter 11 plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any Creditor of or equity holder in the debtor, whether or not such Creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

          A chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claims or interests in classes are to remain unaltered by the reorganization effectuated to be by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

          Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's Creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

          The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), and the Official Committees, and each of the members of such committees (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

THE REMAINDER OF THIS SECTION SUMMARIZES THE STRUCTURE AND MEANS FOR IMPLEMENTING THE PLAN AND HOW THE PLAN CLASSIFIES AND TREATS CLAIMS AND EQUITY INTERESTS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND CREDITORS SHOULD REFER TO

THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN.

THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE FINANCE COMPANY DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE FINANCE COMPANY DEBTORS, THE FINANCE COMPANY DEBTORS' ESTATES, THE LIQUIDATED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES-IN-INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL GOVERN.

HOLDERS OF CLAIMS OR INTERESTS AND OTHER INTERESTED PARTIES ARE THEREFORE URGED TO READ THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY SO THAT THEY MAY MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

B.        GENERALLY

          1.   Liquidating Plan of Reorganization

               The Plan is a liquidating chapter 11 plan of reorganization that provides for the orderly liquidation of all of the Finance Company Debtors' and the New Filing Entities' assets, the determination of all Claims and the distribution of the proceeds of the assets to Creditors. Pursuant to the Plan, the Finance Company Debtors on their own behalf and on behalf of holders of Allowed Claims shall execute the Post-Consummation Estate Agreement and take all other steps necessary to establish the Post-Consummation Estate pursuant to the Post-Consummation Estate Agreement (as discussed below). On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Finance Company Debtors shall transfer to the Post-Consummation Estate all of their right, title and interest in all of the Post-Consummation Estate Assets (including unless otherwise provided for in the Plan, the purchase price paid by the respective purchasers under the Purchase Agreements). In connection with the transfer of these assets, including rights and causes of action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications whether written or oral) transferred to the Post-Consummation Estate shall vest in the Post-Consummation Estate and its representatives, and the Debtors and the Post-Consummation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

          2.   The Post-Consummation Estate

               The Post-Consummation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. ss. 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Estate. The Post-Consummation Estate shall not be deemed a successor-in-interest of the Finance Company Debtors or the Holding Company Debtors for any purpose other than as specifically set forth herein or in the Post Confirmation Estate Agreement. The Post-Consummation Estate is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

          3.   Substantive Consolidation

               As set forth in Article II.A of the Plan, pursuant to the Substantive Consolidation Order, the Finance Company Debtors' Estates and all of the debts of all of the Finance Company Debtors will be substantively consolidated for purposes of treating the Claims pursuant to Article II of the Plan, including for voting, confirmation and distribution purposes, provided, however, that substantive consolidation shall not be implemented with respect to and shall not otherwise affect the distributions to be made on account of the Lehman Secured Claims or the DIP Facility Claims.(24)

               (a) Other Effects of Substantive Consolidation

               As set forth in Article II of the Plan, as a result of substantive consolidation, a Holder of Claims against one or more of the Finance Company Debtors, the New Filing Entities or their respective Estates arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more of the Finance Company Debtors and/or the New Filing Entities, including Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims, provided, however, that substantive consolidation shall not be implemented with respect to and shall not otherwise affect the distributions to be made on account of the Lehman Secured Claims or the DIP Facility Claims. In addition, all Claims between and among the Finance Company Debtors, the New Filing Entities and their respective Estates are eliminated as a result of substantive consolidation under the Plan.

               (b) Procedure for Asserting Claims Against and Interests in the New Filing Entities

               To implement the substantive consolidation of the each of the Finance Company Debtors together with the New Filing Entities, at or before the mailing of this Disclosure Statement to the holders of Claims and Interests and other parties in interest, the Debtors will be mailing a separate notice informing the Creditors of the New Filing Entities of (1) the proposed substantive consolidation of the Finance Company Debtors' Estates and the estates of the New Filing Entities under the Plan, and (2) the requirement under the Plan that the Bankruptcy Court issue a separate order ordering that any and all Claims against the New Filing Entities must be filed with the Bankruptcy Court and delivered to the attorneys for the Finance Company Debtors and the Chapter 11 Trustee on or before a date set by the Bankruptcy Court that is no later than a future day and time set by the Bankruptcy Court, or such Claims shall be forever barred from participating in any distributions from the Finance Company Debtors' Estates, the New Filing Entities' Estates, any consolidated bankruptcy estate of the Finance Company Debtors and/or the New Filing Entities, the Post-Consummation Estate, the trustee or plan administrator thereof or any of their current and future officers, directors, employees, professionals, agents and representatives.

               (c) Legal Analysis of Substantive Consolidation

               Substantive consolidation is an equitable doctrine that permits the Bankruptcy Court to merge the assets and liabilities of affiliated entities so that the combined assets and liabilities are treated as though held by one entity. Generally speaking, the power of the Bankruptcy Court to order substantive consolidation is found in section 105(a) of the Bankruptcy Code, which provides in pertinent part that the "court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of" the Bankruptcy Code. There are no express criteria in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure for substantive consolidation, but over the years courts have articulated the legal basis for substantive consolidation. See In re Standard Brands Paint Co., 154 B.R. 563 (Bankr. C.D. Cal. 1993) (motion for substantive consolidation of five chapter 11 bankruptcy estates granted); In re Bonham, 229 F.3d 750 (9th Cir. 2000); Meyer v. Hammes, 187 B.R. 281, 284 (S.D. Ind. 1995); Matter of Steury, 94 B.R. 553, 554 (Bankr. N.D. Ind.
1988); Eastgroup Properties v. Southern Motel Association, Ltd., 935 F.2d 245, 248 (11th Cir. (Fla.) 1991) (citing Union Savings Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 & n. 1 (2d Cir. 1988); Drabkin v. Midland-Ross Corp. (In re Auto-train Corp.), 810 F.2d 270, 276 (D.C. Cir. 1987). As an equitable doctrine, the doctrine of substantive consolidation is flexible and the Bankruptcy Court has the power to modify substantive consolidation to meet the specific needs of each particular case. In re Parkway Calabasas, Ltd., 89 B.R. 832, 837 (Bankr. C.D. Cal. 1988). Courts routinely order complete substantive consolidation in chapter 11 cases, particularly in cases such as the Chapter 11 Cases, where the Finance Company Debtors are liquidating and transferring all Retained Assets to the Post-Consummation Estate.

------------------
24 Lehman has reserved all its rights to object to substantive consolidation as being unwarranted and improper in these chapter 11 cases.

               In determining whether to substantively consolidate debtors' estates, a court must weigh "the economic prejudice of continued debtor separateness versus the economic prejudice of consolidation." Matter of Steury, 94 B.R. at 554 (quoting In re Snider Bros., Inc., 18 B.R. 230, 238 (Bankr. D. Mass. 1982)). As part of its deliberative process, the court should consider (i) whether there is a need to substantively consolidate and (ii) whether the benefits of consolidation outweigh whatever harm it might create. Matter of Steury, 94 B.R. at 554. Ultimately then, the court must be persuaded that "the Creditors will suffer greater prejudice in the absence of consolidation than the debtors (and any objecting Creditors) will suffer from its imposition." Id. at 554-55 (quoting Holywell Corp. v. Bank of New York, 59 B.R. 340, 347 (D.S.D. Fla. 1986)).


               (d) The Finance Company Debtors and the New Filing Entities Meet the Criteria for Substantive Consolidation

               The substantial interrelationship between and among the Finance Company Debtors together with their planned liquidation and concomitant transfer of the Residual Assets to a single Post-Consummation Estate virtually dictates substantive consolidation of the Finance Company Debtors (provided, however, that such substantive consolidation shall not be implemented with respect to and shall not otherwise affect the distribution made on account of the Lehman Secured Claims or the DIP Facility Claims).(25) For example:

               o    Joint Corporate Structure

                    o CFC functions as a parent holding company for its twenty-three debtor affiliates and some of its non-debtor affiliates and subsidiaries;

                    o CFC officers and directors are also officers and directors of CFC's subsidiaries and the officers and directors of the CFC Subsidiaries are also officers and directors of CFC;

                    o CFC provides various payroll, financial, health, and other benefit programs to its non-debtor affiliates and subsidiaries.

               o    Joint Business Operations

                    o CFC is a holding company and the parent company to the other Finance Company Debtors. The Finance Company Debtors originate loans primarily through CFSC, which is the main operating subsidiary, and through its other non-debtor subsidiaries that hold lending licenses in various states. Rice Park Properties Corporation, a Minnesota corporation, owns the Finance Company Debtors' office headquarters in St. Paul, Minnesota.

                    o In the ordinary course of business, the Finance Company Debtors use a centralized cash management system for operations conducted between themselves, their affiliates, and third parties, including lenders. The Finance Company Debtors employ an integrated accounts payable system for which CFC acts as a central processor of invoices and accounts payable on behalf of its subsidiaries. Such systems are typically employed by corporations of the Finance Company Debtors' size for efficiency purposes. Specifically, CFC processes invoices on account of subsidiaries and either charges against the applicable subsidiary's account directly or logs such invoice as an intercompany obligation, which is netted on a quarterly basis or in the case of the Finance Company Debtors' banking subsidiaries, on a daily basis.

----------------
25 Lehman disputes this conclusion and reserves all its rights to object thereto.

C.        CONDITIONS PRECEDENT TO PLAN CONFIRMATION AND CONSUMMATION

          The Finance Company Debtors have proposed the Plan, the terms of which are described in detail below, but such proposal is conditioned upon the occurrence or non-occurrence of certain events and conditions. Specifically, there are certain conditions precedent to the Debtors' seeking confirmation of the Plan, and there are additional conditions precedent to the Debtors ultimately consummating the Plan. These conditions, and the circumstances under which such conditions may be waived, are discussed immediately below.

          1.   Conditions Precedent to Confirmation

               The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C. of the Plan.

               (a) The entry of the Confirmation Order and the Substantive Consolidation Orders as Final Orders in form and substance satisfactory to the Finance Company Debtors.

               (b) The Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall have submitted the Post-Consummation Estate Budget to the Committee

               (c) The Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Finance Company Debtors.

               (d) The Plan Administrator shall be identified in the sole discretion of CFC.

          2.   Conditions Precedent to Effective Date of the Plan

               The following are conditions precedent to Consummation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

               (a) The Sale Transactions shall have closed.

               (b) All other actions and documents necessary to implement the Plan shall have been effected or executed, including the Post-Consummation Estate Agreement.

               (c) The Post-Consummation Estate shall have sufficient cash to permit payment of all Claims pursuant to section 1129(a)(9) of the Bankruptcy Code.

               (d) The Post-Consummation Estate shall have sufficient Cash to permit payment of all expenses under the Post-Consummation Estate budget.

               (e) The Post-Consummation Estate Budget shall have been approved by the Bankruptcy Court.

               (f) The Professional Fee Escrow, the Employee Benefit Escrow Account, the Lehman Escrow Account, 93/94 Note Claim Escrow Account, the Consent Agreement Reserve Account, Post-Consummation Estate Budget Escrow Account and BED Escrow Account shall be funded as required under the Plan.

               (g) The Holding Company Debtors' plan of reorganization shall have been declared effective.

          3.   Waiver of Conditions Precedent

               CFC, in its sole discretion, may waive any of the conditions set forth in Article IV.C.1 or IV.C.2 above. If the Confirmation Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Finance Company Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Finance Company Debtors in any respect.

          4.   Effect of Non-Occurrence of Consummation

               If the Confirmation Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Finance Company Debtors; (2) prejudice in any manner the rights of the Finance Company Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Finance Company Debtors in any respect.

D.        SEVERABILITY OF PLAN PROVISIONS

          The provisions of the Plan shall not be severable unless such severance is agreed to by the Finance Company Debtors or, if after the Effective Date, by the Plan Administrator, on behalf of the Post-Confirmation Estates, and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

E.        CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

          1.   Summary of Unclassified Claims against all Finance Company
               Debtors

               (a) DIP Facility Claims

               Pursuant to the Final DIP Order, the CFN Sale Order and the GE Sale Order, the DIP Facility Claims will be paid in full in Cash out of the Sale Proceeds on the earlier of the CFN Closing Date or the GE Closing Date. To the extent any DIP Facility Claim has not been fully paid prior to the Effective Date, subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of a DIP Facility Claim will be paid the full unpaid amount of such DIP Facility Claim in Cash on the Effective Date or as soon thereafter as is practicable.

               (b) Administrative Claims

               Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as is practicable, (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed, or as soon thereafter as is practicable, or
(iii) upon such other terms as may be agreed upon by such Holder and the Finance Company Debtors or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Finance Company Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the respective Finance Company Debtors when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Finance Company Debtors are not obliged to pay Administrative Claims allowed solely against any Holding Company Debtors or Post-Consummation Estate, but the Finance Company Debtors are obligated to pay, as administrative expenses, those expenses which are allocable to the Finance Company Debtors, including expenses that have been or will be paid by the Holding Company Debtors or their affiliates (other than the Finance Company Debtors) on behalf of or for the benefit of the Finance Company Debtors or their affiliates.

               (c) Priority Tax Claims

               On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Debtor, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a rate of 4% per annum or such other rate as may be required by the Bankruptcy Code. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall
(x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and
(z) not be discharged pursuant to section 1141 of the Bankruptcy Code. Without impairing the obligation of the Finance Company Debtors to reimburse the Holding Company Debtors for any allocable portions of Allowed Priority Tax Claims against the Holding Company Debtors, the Finance Company Debtors are not obliged to pay Priority Claims that any Holding Company Creditors may have solely against any Holding Company Debtors or against Post-Consummation Estate.

          2.   Classification and Treatment of Classified Claims

               (a)  Class 1--Other Priority Claims

                    (i) Classification: Class 1 comprises the Other Priority Claims, which are Claims against the Finance Company Debtors.

                    (ii) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and the Finance Company Debtors, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, one of the following treatments, in the sole discretion of the Finance Company Debtors:

                            (1) Payment of each Allowed Class 1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that Class 1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1 Claims become due and owing in the ordinary course of business; or

                            (2) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

                    (iii) Voting: Class 1 is Unimpaired and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

               (b) Class 2--Other Secured Claims

                    (i) Classification: Class 2 comprises the Other Secured Claims.

                    (ii) Treatment: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Class 2 Claims. Unless otherwise agreed to by the Holder of the Allowed Class 2 Claim and the Finance Company Debtors, each Holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of such Allowed Class 2 Claim, one of the following treatments, in the sole discretion of the Finance Company Debtors:

                            (1) the payment of such Holders' Allowed Class 2 Claim in full in Cash on the Effective Date;

                            (2)  the payment to Holders of the sale or
                                 disposition proceeds of the collateral securing each such Allowed Class 2 Claim to the extent of the value of the Holder's interest in such property;

                            (3) the surrender to each Holder of all collateral securing each such Allowed Class 2 Claim without representation or warranty by or further recourse against the relevant Finance Company Debtor; provided that, such surrender must render each such Allowed Class 2 Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

                            (4) treatment in any other manner so as to render the Allowed Class 2 Claim otherwise Unimpaired pursuant to section 1124 of the Bankruptcy Code.

                    (iii) Voting: Class 2 is Unimpaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

               (c)  Class 3--Lehman Secured Claims

                    (i) Classification: Class 3 comprises the Lehman Secured Claims.

                    (ii) Treatment: Holders of Allowed Class 3 Claims shall receive, in full and final satisfaction of their respective Allowed Class 3 Claims, including any guarantee or other Claims against any Finance Company Debtor or against any affiliate of any Finance Company Debtor (other than CIHC), the payment of Cash equal to the amount of each such Allowed Class 3 Claim, payable on the later of (i) the closing of the CFN Sale Transaction and (ii) the resolution of the Lehman Adversary Proceeding, provided, however, that the Plan Administrator shall have the discretion to make any such distribution.
                            (26)

                    (iii) Voting: Class 3 is Impaired and the Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

               (d)  Class 4--93/94 Note Claims

                    (i) Classification: Class 4 comprises the 93/94 Note Claims against the Finance Company Debtors.

                    (ii) Treatment: Holders of Allowed 93/94 Note Claims against the Finance Company Debtors shall receive, in full and final satisfaction of their Claims against the Finance Company Debtors and the Holding Company Debtors, the payment of Cash equal to the amount of each such Allowed Class 4 Claim, payable on the Effective Date or as soon thereafter as is practicable.

                    (iii) Voting: Class 4 is Impaired and Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

--------------------
26 Lehman disagrees with the proposed treatment of the Lehman Secured Claims and has reserved its rights to object to such treatment at plan confirmation.

               (e)  Class 5--General Unsecured Claims

                    (i) Classification: Class 5 comprises the General Unsecured Claims against the Finance Company Debtors.

                    (ii) Treatment: Holders of Allowed Class 5 Claims shall receive, in full and final satisfaction of their Allowed Class 5 Claims, their respective Pro Rata shares of the Residual Balance.

                    (iii) Voting: Class 5 is Impaired and the Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

               (f)  Class 6--Equity Interests

                    (i) Classification: Class 6 comprises the Equity Interests in the Finance Company Debtors.

                    (ii) Treatment: On the Effective Date, Class 6 Equity Interests will be cancelled and the Holders thereof will receive no distribution on account of their Interests.

                    (iii) Voting: Class 6 is Impaired and the Holders of Class 6 Equity Interests are conclusively deemed to have rejected the Plan. Holders of Class 6 Equity Interests shall not be entitled to vote to accept or reject the Plan.

F.        ACCEPTANCE AND REJECTION OF THE PLAN

          1.   Voting Classes

               Subject to Article V.C of the Plan, Claim Holders in each Impaired Class of Claims and are entitled to vote as a class to accept or reject the Plan. Each Holder of an Allowed Claim in Classes 3, 4, and 5 shall be entitled to vote to accept or reject the Plan.

          2.   Acceptance by Impaired Classes

               An Impaired Class of Claims shall be deemed to have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

          3.   Presumed Acceptance of the Plan

               Classes 1 and 2 are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

          4.   Presumed Rejection of the Plan

               Class 6 is deemed to reject the Plan.

          5.   Non-Consensual Confirmation

               To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any document in the Plan Supplement, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

G.        PLAN IMPLEMENTATION

          1.   Sale of Assets

               On or prior to the Effective Date, the Finance Company Debtors shall consummate the Sale Transactions pursuant to the terms of the Purchase Agreements. On the Effective Date, the Residual Assets shall be transferred to the Post-Consummation Estate as part of the Post-Consummation Estate Assets.

          2.   Establishment of the Post-Consummation Estate

               On the Effective Date, the Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date), on their own behalf and on behalf of holders of Allowed Claims shall execute the Post-Consummation Estate Agreement and shall take all other steps necessary to establish the Post-Consummation Estate pursuant to the Post-Consummation Estate Agreement. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Finance Company Debtors shall transfer to the Post-Consummation Estate all of their right, title, and interest in all of the Residual Assets (including, unless otherwise provided for in the Plan, the purchase price paid by the respective purchasers under the Purchase Agreements). In connection with the transfer of these assets, including rights and causes of action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Estate shall vest in the Post-Consummation Estate and its representatives, and the Debtors and the Post-Consummation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

          3.   Funding Expenses of the Post-Consummation Estate

               The Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall be obligated to provide any funding with respect to the Post-Consummation Estate after they transfer the Post-Consummation Estate Assets to the Post-Consummation Estate. As more fully described in the Post-Consummation Estate Agreement, any Cash in the Post-Consummation Estate shall be applied in accordance with the terms of the Post-Consummation Estate Budget, first, to the fees, costs, expenses (each of the foregoing in an amount not to exceed amounts approved pursuant to the Post-Consummation Estate Budget) and liabilities of the Plan Administrator, second, to satisfy any other administrative and wind down expenses of the Post-Consummation Estate (each in an amount not to exceed amounts approved pursuant to the Post-Consummation Estate Budget), and third, to the distributions provided for pursuant to the Plan.

          4.   Corporate Action

               Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors shall be deemed authorized and approved without any requirement of further action by the Finance Company Debtors, the Finance Company Debtors' shareholders or the Debtors' boards of directors. To the extent such action has not been completed subsequent to the entry of the Substantive Consolidation Order, the Finance Company Debtors (and their boards of directors) shall dissolve or otherwise terminate their existence following the Effective Date and are authorized to dissolve or terminate the existence of wholly-owned non-Debtor subsidiaries following the Effective Date as well as any remaining health, welfare or benefit plans. As provided in the Plan, the entry of the Substantive Consolidation Order does not adversely affect the rights, claims, liens, mortgages or security interests of Holders of Secured Claims in their respective Collateral.

          5.   Appointment of Plan Administrator

               On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Plan Administrator and the Plan Administrator shall be appointed in accordance with the Post-Consummation Estate Agreement. CFC, in its sole and absolute discretion, shall appoint the Plan Administrator.

          6.   Cancellation of Notes, Instruments, Debentures and Equity
               Securities

               On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims and all Equity Interests in any of the Finance Company Debtors shall be canceled and deemed terminated.

          7.   Creation of Professional Fee Escrow Account

               On the earlier to occur of (i) the date on which the Finance Company Debtors receive the proceeds under the GE Agreement, (ii) the CFN Closing Date or (iii) the Effective Date, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the Professional Fee Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

          8.   Creation of Employee Benefit Escrow Account

               On the earlier to occur of (i) the date on which the Finance Company Debtors receive the proceeds under the GE Agreement, (ii) the CFN Closing Date or (iii) the Effective Date, and to the extent funds are available after all Administrative Claims are reserved or accrued for under the Plan, the Post-Consummation Estate shall establish the Employee Benefit Escrow Account and reserve the amounts necessary to ensure the payment of the Shared Employee Benefit Liabilities. To the extent there are sufficient available funds, in no event shall the amount so reserved on the Effective Date be less than the amount necessary to fund the existing or potential future obligations of any Finance Company Debtor with respect to any Shared Employee Benefit Liabilities which have accrued or may in the future accrue with respect to Finance Company Debtor Employees.

          9.   Creation of Lehman Escrow Account

               On the CFN Closing Date the Finance Company Debtors (other than the Subject Subsidiaries) or the Plan Administrator, as the case may be, shall establish the Lehman Escrow Account and reserve the amounts necessary for the payment of the Allowed Lehman Secured Claims under the Plan.(27)

          10.  Creation of 93/94 Note Claim Escrow Account

               On the later of the GE Closing Date or the date on which the Finance Company Debtors receive the proceeds under the GE Purchase Agreement, and pursuant to the GE Sale Order, the Finance Company Debtors or the Plan Administrator, as the case may be, shall establish the 93/94 Note Claim Escrow Account and reserve the amounts necessary for the payment of the Allowed 93/94 Note Claims under the Plan.

          11.  Creation of Consent Agreement Reserve Account

               On the CFN Closing Date, CFC shall fund the Consent Agreement Reserve Account.

          12.  Creation of Post-Consummation Estate Budget Escrow Account

               On the earlier to occur of the CFN Closing Date and the Effective Date, CFC shall establish the Post-Consummation Estate Budget Escrow Account and reserve the amounts necessary for the payment of the Post-Consummation Estate Budget.

----------------
27   Lehman has reserved its rights to object to its treatment under the Plan.

          13.  Creation of BED Escrow Account

               On the CFN Closing Date, CFC shall establish the BED Escrow account in the amount of $1,412,401.34.

          14.  Retiree Benefits

               The Finance Company Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall timely pay any retiree benefits as defined in Section 1114(a) of the Bankruptcy Code to the extent that such retiree benefits are payable by the Finance Company Debtors. Such retiree benefits include those that arise from the plans, funds or programs described in the Plan Supplement.

H.        EXECUTORY CONTRACTS

          1.   Assumption and Rejection of Executory Contracts and Unexpired
               Leases

               Any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, which the Finance Company Debtors have not assumed and assigned or rejected with the approval of the Bankruptcy Court (whether as part of the Sale Transactions or otherwise), or that are not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtors-in-Possession on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

          2.   Rejection Claims; Cure of Defaults

               If the rejection of an executory contract or unexpired lease pursuant to Plan consummation results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been Filed, shall be forever barred and shall not be enforceable against the Finance Company Debtors, the Post-Consummation Estate, or their properties, successors or assigns, unless a Proof of Claim is Filed and served upon counsel for the Debtors on or before thirty (30) days after the later to occur of (i) the Effective Date; and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

I.        DISTRIBUTIONS

          1.   Time and Method of Distributions

               The Plan Administrator, on behalf of the Post-Consummation Estate, or such other Entity as may be designated by the Plan Administrator, on behalf of the Post-Consummation Estate, will make all distributions under the Plan. The Plan Administrator will make initial distributions at its sole discretion after the Effective Date. Whenever any distribution to be made under the Plan is due on a day other than a Business Day, the Plan Administrator will make each such distribution, without interest, on the immediately succeeding Business Day, but will be deemed to have been made on the date due. Unless the Entity receiving a payment agrees otherwise, the Plan Administrator, at its election will make any payment in Cash to be made by the Post-Consummation Estate by check drawn on a domestic bank or by wire transfer from a domestic bank. Distributions referred to in this Article refer to Unsecured Claims and shall be made after paying all Allowed DIP Facility Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Lehman Secured Claims Allowed 93/94 Note Claims, and after establishing and funding the 93/94 Note Claim Escrow Account, Employee Benefit Escrow Account, Lehman Escrow Account, Professional Fee Escrow Account, Consent Agreement Reserve Account and the BED Escrow Account.

               With respect to any distribution to the Trustees, the Plan Administrator will provide the Trustees, to the extent known, a written schedule setting forth the amount being distributed to each MH Securitization Trust and each class of Claims therein.

          2.   Manner of Payment under the Plan

               Any payment in Cash to be made by the Debtors or the Plan Administrator shall be made, at the election of the Debtors or the Plan Administrator, as the case may be, by check drawn on a domestic bank or by wire transfer from a domestic bank.

          3.   Delivery of Distributions

               Subject to the provisions of Fed. R. Bankr. P. 2002(g), and except as otherwise provided in the Plan, distributions and deliveries to Holders of record of Allowed Claims shall be made at the address of each such Holder set forth on the Finance Company Debtors' books and records unless superseded by the address set forth on proofs of claim filed by any such Holders, or at the last known address of such a Holder if no proof of claim is filed or if the Finance Company Debtors has been notified in writing of a change of address. Except as further provided by the Plan or the Bankruptcy Code, the Plan Administrator will make all distributions in accordance with the provisions of the applicable indenture participation agreement, loan agreement or analogous instrument or agreement, if any.

          4.   Undeliverable Distributions

               (a)  Holding of Undeliverable Distributions:

               If any distribution to any Holder is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such Holder unless and until the Plan Administrator is notified, in writing, of such Holder's then-current address. All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Plan Administrator to attempt to locate any Holder of an Allowed Claim or an Allowed Interest.

               (b)  Failure to Claim Undeliverable Distributions:

               Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within six (6) months from and after the date such distribution is returned as undeliverable shall have such holder's Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Post-Consummation Estate, the Plan Administrator or the Post-Consummation Estate Assets. In such case, any consideration held for distribution on account of such Claim or Interest shall revert to the Post-Consummation Estate for distribution to the beneficiaries of the Post-Consummation Estate in accordance with the terms of the Plan.

          5.   Compliance with Tax Requirements/Allocation

               To the extent applicable, the Post-Consummation Estate shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

          6.   Time Bar to Cash Payments

               Checks issued by the Plan Administrator on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Plan Administrator by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made within six (6) months from and after the date of issuance of such check. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Post-Consummation Estate shall retain all monies related thereto for distribution to the beneficiaries of the Post-Consummation Estate in accordance with the terms of the Plan.

          7.   Distributions after Effective Date

               Distributions made after the Effective Date to Holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date. Unless otherwise specifically provided in the Plan, the Finance Company Debtors shall not be obligated to pay interest on account of any Claim not paid on the Effective Date other than interest accumulating in such respective escrow account (if any) from which such Claim would be paid if, and when, deemed Allowed.

          8.   Fractional Dollars; De Minimis Distributions

               Notwithstanding anything contained in the Plan to the contrary, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. The Plan Administrator will not make any payment of less than Fifty Dollars ($50) with respect to any Allowed Claim unless a request therefor is made in writing to the Plan Administrator on or before ninety (90) days after the Effective Date.

          9.   Setoffs

               The Plan Administrator may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors of any such claims, rights and causes of action that the Debtors may possess against such holder; and, provided, further, that nothing contained in the Plan is intended to limit the rights of any Creditor to effectuate a set-off prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.

          10.  Setoff of Certain Intercompany Notes

               As of the Initial Petition Date CFC owed CIHC $277,376,671 under a promissory note (the "CFC/CIHC Intercompany Note"), and CIHC owed CFC $315,030,986 under a separate note (the "CIHC/CFC Intercompany Note"). The net pre-petition balance owing by CIHC to CFC under those two notes is $37,654,315 (the "Pre-Petition Note Balance"). On the Effective Date, the CFC/CIHC Intercompany Note will be setoff against the CIHC/CFC Intercompany Note. The Prepetition Note Balance will be set off against prepetition Claims of CIHC and its affiliates against CFC.

          11.  Preservation of Finance Company Debtors' Subordination Rights

               All subordination rights and claims relating to the subordination by the Finance Company Debtors of the Allowed Claim of any Creditor shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise, except as otherwise provided in the Plan.

          12.  Waiver by Creditors of All Subordination Rights

               Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each holder of a Claim has individually and collectively with respect to any such distribution made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

          13.  Settlement of Claims and Controversies

               Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim with respect thereto, or any distribution to be made on account of such an Allowed Claim.

J.        RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

          1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

          2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract and unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

          4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

          5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Finance Company Debtor that may be pending on the Effective Date, or that, pursuant to the Plan, may be instituted by the Plan Administrator or the Post-Consummation Estate after the Effective Date; provided however that the Plan Administrator and the Post-Consummation Estate shall reserve the right to commence collection actions, actions to recover receivables and other similar actions in all appropriate jurisdictions;

          6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Post-Consummation Estate Agreement;

          7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

          8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

          9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in
               Article XI of the Plan, and enter any orders that may be necessary or appropriate to implement such releases, injunction and other provisions;

          10. enter and implement any orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          11. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Post-Consummation Estate Agreement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement or the Post-Consummation Estate Agreement; and

          12.  enter an order and/or final decree concluding the Chapter 11
               Cases.

K.        RELEASE, INJUNCTIVE AND RELATED PROVISIONS

          1.   Compromise and Settlement

               The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in preceding sentence are settled, compromised and released pursuant to the Plan. In addition, the allowance, classification and treatment of Allowed Claims in Classes 3, 4 and 5 takes into account any Causes of Action, claims or counterclaims, whether under the Bankruptcy Code or otherwise under applicable law, that may exist between the Finance Company Debtors and the Holders of such Claims or among the Holders of such Claims and other Holders of Claims or Equity Interests, as the case may be, and, as of the Effective Date, any and all such Causes of Action, claims and counterclaims are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights or Causes of Action, claims or counterclaims against such Holder satisfied, compromised and settled in this manner.

          2.   Releases by the Finance Company Debtors

               The Plan provides that except as otherwise specifically provided in the Plan or in the Plan Supplement, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of the Finance Company Debtors and the implementation of the restructuring contemplated by the Plan, the Releasees, on and after the Effective Date, are deemed released by the Finance Company Debtors and the Post-Consummation Estate from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Finance Company Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Finance Company Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Releasee's obligations to repay its obligations under the D&O Credit Facilities. Before the Initial Petition Date, the Debtors had retained over 30 advisors in connection with various legal, financial and management matters. The Debtors believe that they have no potential causes of action against these parties, but have not conducted any formal investigation of potential claims. As of the Date of the Disclosure Statement, the Committee, Lehman and the Finance Company Debtors have not agreed on the scope of these provisions.

          3.   Releases by Holders of Claims

               The Plan provides that on and after the Effective Date, each Holder of a Claim (a) who has accepted the Plan or (b) who receives a distribution of property if the Plan is confirmed, shall be deemed to have unconditionally released the Releasees from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Finance Company Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of a Finance Company Debtor, (x) a Finance Company Debtor, (y) the Chapter 11 Cases, or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents. No portion of the releases by the Holders of Claims in any way impairs any Releasee's obligations to repay its obligations under the D&O Credit Facilities. Additionally, certain Claims and lawsuits have been filed against certain of the Releasees. The claims and causes of action relating to these lawsuits cannot be quantified at this time because they have not been fully litigated or settled, and some were recently filed. As of the Date of the Disclosure Statement, the Committee and the Debtors have not agreed on the scope of these provisions.

               Because there has not been any agreement on these provisions, the Committee and Lehman have objected to the foregoing releases.(28) The Finance Company Debtors are prepared to demonstrate in their memorandum of law in support of Confirmation of the Plan and at the Confirmation Hearing that the foregoing releases, including, but not limited to, the release of non-debtor third parties, are consistent with section 524(e) and section 105 of the Bankruptcy Code and case law promulgated thereunder.

          4.   Exculpation

               The Releasees, Debtors, the Committee, and the employees, agents, and professionals of each of the foregoing (acting in such capacity only) shall neither have, nor incur any liability to any Person or Entity for any pre or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Finance Company Debtors.

          5.   Preservation of Rights of Action

               (a) Maintenance of Causes of Action

               Except as otherwise provided in the Plan or the Purchase Agreements, the Finance Company Debtors or the Post-Consummation Estate, as the case may be, shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases including the actions specified in the Plan Supplement.

               Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Finance Company Debtors may hold against any Entity shall vest in the Post-Consummation Estate. The Post-Consummation Estate, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action. The Post-Consummation Estate shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

               (b) Preservation of All Causes of Action Not Expressly Settled or Released

               The Finance Company Debtors are currently investigating whether to pursue potential Causes of Action against certain Persons or Entities. The investigation has not been completed to date, and, subject to the Releases granted in Article XI of the Plan, the Plan Administrator shall retain, on behalf of the Post-Consummation Estates, all rights on behalf of the Finance Company Debtors and the Post-Consummation Estates to commence and pursue any and all Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code,

--------------------
28 Lehman reserves all its rights to object to the releases and injunctions contained herein.

and in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases) discovered in such an investigation to the extent the Plan Administrator deem appropriate. Potential Causes of Action currently being investigated by the Finance Company Debtors, which may but need not be pursued by the Finance Company Debtors prior to the Effective Date and by the Plan Administrator, on behalf of the Post-Consummation Estate, after the Effective Date, to the extent warranted, include, without limitation, (i) a list of potential Claims and Causes of Action that will be set forth in the Plan Supplement to the extent determined as of the date thereof; and (ii) Preference Actions that will be set forth in the Plan Supplement to the extent determined as of the date thereof (although the Finance Company Debtors and, after the Effective Date, the Plan Administrator, on behalf of the Finance Company Debtors and the Post-Consummation Estate reserve all rights to pursue any and all Preference Actions discovered subsequent to the Filing Date of the Plan Supplement). Additionally, without limitation, the Finance Company Debtors hereby reserve their rights to pursue:

                    o Any other Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Finance Company Debtors' businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any Creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other Person or Entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise;

                    o Any and all avoidance actions pursuant to any applicable section of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning any of the Finance Company Debtors;

                    o Any and all Causes of Action listed in the Schedule of Causes of Action set forth in the Plan Supplement; and

                    o In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth in the Plan, in the Cause of Action Summary or in the List of Retained Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Finance Company Debtors and, as a result, can not be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action in the Plan, or in the Cause of Action Summary or the List of Retained Causes of Action, is not intended to limit the rights of the Post-Consummation Estate to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Finance Company Debtors.

               Unless Causes of Action against a Person or Entity are expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Finance Company Debtors (before the Effective Date) and the Plan Administrator, on behalf of the Post-Consummation Estate (post-Effective Date), expressly reserve all Causes of Action and Unknown Causes of Action, including the Causes of Action described in the Plan and in the Causes of Action Summary and the List of Retained Causes of Action, as well as any other Causes of Action or

Unknown Causes of Action, for later adjudication and therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the confirmation or Consummation of the Plan. In addition, the Finance Company Debtors and the Post-Consummation Estate, and any successors-in-interest thereto, expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised on settled that are alleged in any lawsuit in which the Finance Company Debtors are a defendant or an interested party, including the lawsuits described in the Disclosure Statement, against any Person or entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

               Moreover, Causes of Action shall also include any causes of action that may arise after the Effective Date against any Person or Entity to whom the Finance Company Debtors have incurred an obligation (whether on account of services, Post-Consummation Equity, purchase or sale of goods or otherwise), or who has received services from the Finance Company Debtors or a transfer of money or property of the Finance Company Debtors, or who has transacted business with the Finance Company Debtors, or leased equipment or property from the Finance Company Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Finance Company Debtors subsequent to the Effective Date and may, to the extent not theretofore waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not (a) such Person or Entity has Filed a proof of Claim against the Finance Company Debtors in the Chapter 11 Cases; (b) such Person's or Entity's proof of Claim has been objected to; (c) such Person's or Entity's Claim was included in the Finance Company Debtors' Schedules; or (d) such Person's or Entity's scheduled Claim has been objected to by the Finance Company Debtors or has been identified by the Finance Company Debtors as disputed, contingent, or unliquidated.

               Except as otherwise provided in the Plan or in any contract, instrument, release, Indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Finance Company Debtors, Estates, or Post-Consummation Estates may hold against any Person or Entity, including but not limited to those Causes of Action listed in the Disclosure Statement, shall vest in the Post-Consummation Estate, and the Post-Consummation Estate shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and Post-Consummation Estates, any and all such Claims, rights, or Causes of Action. The Plan Administrator on behalf of the Post-Consummation Estate may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with the best interests of the Post-Consummation Estate. Subject to Article XII of the Plan, the Plan Administrator on behalf of the Post-Consummation Estate shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of the Bankruptcy Court.

          6.   Discharge of Claims and Termination of Equity Interests

               Except as otherwise provided in the Plan, and except with respect to the Post Confirmation Estate: (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan, shall be in exchange for and in complete satisfaction, discharge and release of, all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Finance Company Debtors or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in, the Finance Company Debtors shall be satisfied, discharged and released in full, and (3) all Persons shall be precluded from asserting against the Finance Company Debtors, the Post Confirmation Estates, their successors or their assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          7.   Injunction

               Except as otherwise expressly provided in the Plan, the Holding Company Debtors' Plan, or obligations issued pursuant to the Plan or the Holding Company Debtors' Plan, all Persons who have held, hold or may hold Claims against or Equity Interests in the Finance Company Debtors or the Releasees are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Finance Company Debtors, Holding Company Debtors, Affiliates of the Finance Company Debtors or Holding Company Debtors, the Releasees, the Official Committees, and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against those parties listed in subparagraph (a) above; (c) creating, perfecting, or enforcing any encumbrance of any kind against those parties listed in subparagraph (a) above, or the property or estates of those parties listed in subparagraph (a) above; (d) except with respect to the Holding Company Debtors, asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from those parties listed in subparagraph (a) above or against the property or estates of those parties listed in subparagraph (a) above with respect to any such Claim or Equity Interest; and (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled under the Plan.

L.        POST-CONSUMMATION ESTATE AND PLAN ADMINISTRATOR

          1.   Generally

               The powers, authority, responsibilities and duties of the Post-Consummation Estate and the Plan Administrator are set forth in and shall be governed by the Post-Consummation Estate Agreement. The Debtors (other than the Subject Subsidiaries on and after the CFN Closing Date) shall have the sole discretion to appoint the Plan Administrator, and shall have the sole authority to administer all assets prior to their transfer to the Post-Consummation Estate.

          2.   Purpose of the Post-Consummation Estate

               The Post-Consummation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. ss. 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Estate. The Post-Consummation Estate shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Post Confirmation Estate Agreement. The Post-Consummation Estate is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

          3.   Transfer of Assets

               (a) The transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate shall be made, as provided in the Plan, for the benefit of the holders of Allowed Claims only to the extent such holders are entitled to distributions under the Plan. On the Effective Date, and after the Finance Company Debtors' payments and/or funding of such reserves, on behalf of the holders of Allowed Claims, the Finance Company Debtors shall transfer title to all remaining assets and such reserves (subject only to such specified liabilities) to the Post-Consummation Estate. Upon the transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate, the Finance Company Debtors shall have no interest in or with respect to the Post-Consummation Estate Assets or the Post-Consummation Estate. Notwithstanding the foregoing, to the extent the Finance Company Debtors determine that any such transfer may implicate an exclusion in any Director and Officer Insurance Policy, the cause of action at issue shall be assigned in another manner determined by the Finance Company Debtors in their sole discretion.

               (b) For all federal income tax purposes, all parties (including, without limitation, the Finance Company Debtors, the Plan Administrator and the beneficiaries of the Post-Consummation Estate) shall treat the transfer of assets to the Post-Consummation Estate in accordance with the terms of the Plan, as a transfer of such assets by the Finance Company Debtors to the Holders of Allowed Claims and followed by a transfer by such Holders to the Post-Consummation Estate, and the Post-Consummation Estate Beneficiaries shall be treated as the grantors and owners thereof.

          4.   Valuation of Assets

               As soon as practicable after the Effective Date, the Post-Consummation Estate (to the extent that the Plan Administrator deems it necessary or appropriate in the Plan Administrator's sole discretion) shall value the Post-Consummation Estate Assets based on the good faith determination of the Post-Consummation Estate and the Post-Consummation Estate shall apprise the beneficiaries of the Post-Consummation Estate of such valuation. The valuation shall be used consistently by all parties (including the Finance Company Debtors, the Plan Administrator and the beneficiaries of the Post-Consummation Estate) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of these assets.

          5.   Distribution; Withholding

               At least annually, the Plan Administrator shall distribute to the beneficiaries of the Post-Consummation Estate all net cash income plus all net cash proceeds from the liquidation of assets; provided, however, that the Post-Consummation Estate may retain such amounts pursuant to the terms of the Post-Consummation Estate Budget (i) as are necessary in the discretion of the Plan Administrator to meet contingent liabilities and to maintain the value of the Post-Consummation Estate Assets during liquidation, (ii) to pay administrative expenses (including any taxes imposed on the Post-Consummation Estate or in respect of the Post-Consummation Estate Assets) and (iii) to satisfy other liabilities incurred or assumed by the Post-Consummation Estate (or to which the Post-Consummation Estate Assets are otherwise subject) in accordance with the Plan or the Post-Consummation Estate Agreement. All such distributions shall be subject to the terms of the Plan and the Post-Consummation Estate Agreement; provided, further, that of the net amount distributable, the Plan Administrator shall reserve, in accordance with Article XII of the Plan, such amounts as would be distributable in respect of Disputed Claims (treating such Claims, for this purpose, as if they were Allowed Claims). The Post-Consummation Estate may withhold from amounts distributable to any Entity any and all amounts, determined in the Plan Administrator's sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. After appropriate reserves have been established to fund amounts set forth above and as identified in the Post-Consummation Estate Budget (including amounts to pay Allowed Administrative Expense Claims, Priority Tax Claims, Other Priority Non-Tax Claims and the fees and expenses of the Plan Administrator and the Post-Consummation Estate), the funds to be distributed to the Holders of Allowed Class 5 Claims shall be distributed to such Holders on a Pro Rata basis at the sole discretion of the Plan Administrator.

          6.   Post-Consummation Estate Implementation

               On the Effective Date, the Post-Consummation Estate will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions under the Plan. The Post-Consummation Estate Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Post-Consummation Estate as a grantor trust and the Holders of Allowed Claims as the grantors and owners thereof for federal income tax purposes. All parties (including the Finance Company Debtors, the Plan Administrator and holders of Allowed Claims) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Post-Consummation Estate.

          7.   Disputed Claims Reserve

               The Plan Administrator shall maintain, in accordance with the Plan Administrator's powers and responsibilities as described in the Plan and in the Post-Consummation Estate Agreement, a reserve of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts shall be distributed, as provided in the Plan, as such Disputed Claims are resolved by settlement or Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

          8.   Termination of Post-Consummation Estate

               The Post-Consummation Estate will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Consummation Estate for a finite period, if such an extension is necessary to liquidate of the Post-Consummation Estate Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Post-Consummation Estate as a grantor trust for federal income tax purposes.

          9.   Termination of Plan Administrator

               The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Post-Consummation Estate Agreement.

          10.  Exculpation; Indemnification

               Except as modified by the Post-Consummation Estate Agreement, no Holder of a Claim or any other party-in-interest will have, or otherwise pursue, any Claim or Cause of Action against the Plan Administrator, the Post-Consummation Estate or the employees or professionals or representatives of either the Plan Administrator or the Post-Consummation Estate (solely in the performance of their duties there as) for making payments in accordance with the Plan or for implementing the provisions of the Plan. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct.

M.        MISCELLANEOUS PROVISIONS

          Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

          1.   Modification of Plan Supplement

               Modification of or amendments to the Plan Supplement, may be Filed with the Bankruptcy Court no later than ten days before the Confirmation Hearing. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIV.E of the Plan. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting Bankruptcy Management Corporation at 1-888-909-0100 or review such documents on the internet at www.bmccorp.net/Conseco. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

          2.   Effectuating Documents, Further Transactions and Corporation
               Action

               Each of the Finance Company Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

               Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the shareholders or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the general corporation laws of the State of Minnesota, the State of Delaware, and the States of Delaware, New York, Pennsylvania, Minnesota,

Nevada, Alabama, Kentucky, Utah and Texas (as appropriate) without any requirement of further action by the shareholders or directors of the Finance Company Debtors.

          3.   Dissolution of Committee

               Upon the Effective Date, the Committee shall dissolve, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, and Committee Members shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

          4.   Payment of Statutory Fees

               All fees payable pursuant to section 1930(a) of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

          5.   Modification of Plan

               Subject to the limitations contained in the Plan:

               (a) the Finance Company Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and

               (b) after the entry of the Confirmation Order, the Finance Company Debtors, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

          6.   Revocation of Plan

               The Finance Company Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i)constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by such Debtor or any other Person.

          7.   Successors and Assigns

               The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

          8.   Reservation of Rights

               Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Finance Company Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Finance Company Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

          9.   Section 1146 Exemption

               Pursuant to section 1146(c) of the Bankruptcy Code, under the Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means;
(iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

               All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale under section 363 of the Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of the Plan. Specifically, because the Sale Transactions are being conducted pursuant to the Plan, any instrument of transfer that would effect transfer of the Divested Assets as proposed in pleadings filed in these Chapter 11 Cases may not be taxed under any law imposing a stamp tax or similar tax.

          10.  Further Assurances

               The Finance Company Debtors and all Holders of Claims or Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

          11.  Transactions on Business Days

               If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

          12.  Filing of Additional Documents

               On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

          13.  Post-Effective Date Fees and Expenses

               From and after the Effective Date, the Plan Administrator on behalf of the Post Confirmation Estates shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Post Confirmation Estates related to the Consummation and to the implementation of the Plan.

          14.  Conflicts

               To the extent any provision of the Post-Consummation Estate Agreement, the Disclosure Statement, or any document executed in connection therewith or any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of the Plan, the terms and provisions of the Plan shall govern and control, provided however that nothing in the Plan shall be deemed to modify or supercede any of the terms of the Final DIP Order, the CFN Sale Order, the GE Sale Order or the Cash Management Order.

          15.  Term of Injunctions or Stays

               Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and still extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

          16.  Entire Agreement

               The Plan and the Plan Supplement (as amended) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

          17.  Closing of the Chapter 11 Cases

               The Post-Consummation Estate shall promptly, upon the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Fed. R. Bankr. P. 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 cases.

                                       V.

                        VOTING AND CONFIRMATION PROCEDURE

          The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notices accompanying this Disclosure Statement.

A.        VOTING INSTRUCTIONS

          This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims in Classes 3, 4, and 5. Only Holders in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided. Beneficial owners who receive a return envelope addressed to their Nominee should allow enough time for their vote to be received by the Nominee and processed on a Master Ballot. In light of the benefits of the Plan for each Class of Claims, the Finance Company Debtors recommend that Holders of Claims in each of the Impaired Classes vote to accept the Plan and return the Ballot.

          BALLOTS AND MASTER BALLOTS CAST BY HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING ADDRESSES:

If by U.S. Mail:                                              If by courier/hand delivery:
---------------                                               ---------------------------
Bankruptcy Management Corporation                             Bankruptcy Management Corporation
Attention:  Finance Company Debtors'                          Attention:  Finance Company Debtors'
            Solicitation Agent                                            Solicitation Agent
PO Box 1098                                                   1330 E. Franklin Avenue
El Segundo, CA 90245-1098                                     El Segundo, CA 90245


          IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL BANKRUPTCY MANAGEMENT CORPORATION TOLL FREE AT (888) 909-0100.

          BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES WHENEVER POSSIBLE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE (I.E., AN INTERMEDIARY), PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURES, CONTACT THE APPLICABLE INTERMEDIARY OR THE SOLICITATION AGENT. ANY BALLOT, OR MASTER BALLOT VOTED BY YOUR NOMINEE ON YOUR BEHALF, RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED.

          ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM OR ANY COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

          The Finance Company Debtors will publish the Confirmation Hearing Notice in the national editions of The Wall Street Journal and The USA Today, as well as, the Chicago Tribune, the Minneapolis Star Tribune, the Indianapolis Star, and the St. Paul Pioneer Press, which will contain the Plan Objection Deadline and Confirmation Hearing dates, in order to provide notification to persons who may not otherwise receive notice by mail.

For all Holders:

          By signing and returning a Ballot, each Holder of Claims in Classes 3, 4, and 5 will also be certifying to the Bankruptcy Court and the Finance Company Debtors that, among other things:

          o such Holder has received and reviewed a copy of the Disclosure Statement and related Ballot and/or Master Ballot and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth in the Plan;

          o such Holder has cast the same vote on every Ballot completed by such Holder with respect to holdings of such Class of Claims;

          o no other Ballots with respect to such Class of Claims have been cast or, if any other Ballots have been cast with respect to such Class of Claims, such earlier Ballots are thereby revoked;

          o the Finance Company Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder; and

          o except for information provided by the Finance Company Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

          By signing and returning a Ballot, each Holder of Claims also acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the United States Securities and Exchange Commission or with any securities authority outside of the United States and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the United States Securities Act of 1933. It is expected that when issued pursuant to the Plan, except with respect to entities deemed to be underwriters, such securities will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the Holders thereof subject to the provisions of section 1145.

B.        VOTING TABULATION

          In tabulating votes, the following rules shall be used to determine the claim amount associated with a Creditor's vote:

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          o    If the Finance Company Debtors do not object to a Claim, the
               Claim amount for voting purposes shall be the Claim amount contained on a timely filed proof of claim or, if no proof of claim was filed, the non-contingent, liquidated and undisputed Claim amount listed in the Finance Company Debtors' schedules of liabilities.

          o If the Finance Company Debtors object to a Claim, such Creditor's Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), regardless of whether the Creditor shall have received a Ballot before any such objection is made, unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

          o If a Creditor casts a Ballot and is listed on the Finance Company Debtors' schedules of liabilities as holding a Claim that is contingent, unliquidated or disputed, such Creditor's Ballot shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

          o If a Creditor believes that it should be entitled to vote on the Plan, then such Creditor must serve on the Finance Company Debtors and file with the Court a motion for an order pursuant to Fed. R. Bankr. P. 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed no later than 6:00 p.m. CST, June 6, 2003 (the "Rule 3018(a) Motion Deadline").

          o Ballots cast by Creditors whose claims are not listed on the Finance Company Debtors' schedules of liabilities, but who timely file proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as Ballots for Claims in the amount of $1.00 solely for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

          o In the case of publicly-traded securities, the principal amount or number of shares according to the records of the transfer agent for the particular series of securities, including a further breakdown, in the case of The Depository Trust Company ("DTC"), of the individual nominee holders which are DTC participants, as of the Voting Record Date, shall be the Claim or interest amount, except that in no event shall a Nominee Holder be permitted to vote in excess of its position in DTC as of the Voting Record Date.

          The Claim amount established through the above process controls for voting purposes only and does not constitute the Allowed amount of any Claim or Equity Interest for distribution purposes.

          To ensure that its vote is counted, each Holder of a Claim must (a) complete a Ballot; (b) indicate the Holder's decision either to accept or reject the Plan in the boxes provided in the respective Ballot; and (c) sign and return the Ballot to the address set forth on the envelope enclosed therewith.

          The Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim.

          If a Holder holds Claims in more than one Class under the Plan, the Holder may receive more than one Ballot coded for each Class of Claims held by such Holder.

          Creditors shall not split their vote within a claim; thus, each Creditor shall be deemed to have voted the full amount of its Claims either to accept or reject the Plan.

          Except to the extent the Finance Company Debtors determine in their reasonable discretion, or as permitted by the Bankruptcy Court, Ballots received after the Voting Deadline will not be accepted or counted by the Finance Company Debtors in connection with the Finance Company Debtors' request for confirmation of the Plan. The method of delivery of Ballots or Master Ballots to be sent to the Solicitation Agent is at the election and risk

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of each Holder of a Claim, provided that, except as otherwise provided in the
Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Original executed Ballots or Master Ballots are required. Delivery of a Ballot or Master Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot or Master Ballot should be sent to the Finance Company Debtors, any indenture trustee, or the Finance Company Debtors' financial or legal advisors. The Finance Company Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan regarding Modification). If the Finance Company Debtors make material changes in the terms of the Plan or if the Finance Company Debtors waive a material condition, the Finance Company Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent directed by the Bankruptcy Court.

          If multiple Ballots or Master Ballots are received from or on behalf of an individual Holder of a Claim with respect to the same Claims prior to the Voting Deadline, the last ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot or Master Ballot.

          If a Ballot or Master Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person shall be required to (i) indicate such capacity when signing and (ii) unless otherwise determined by the Finance Company Debtors, must submit proper evidence satisfactory to the Finance Company Debtors to so act on behalf of a beneficial interest Holder.

          The Finance Company Debtors, in their sole discretion, subject to contrary order of the Bankruptcy Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice. Except as otherwise provided herein, unless the Ballot or Master Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Finance Company Debtors may, in their sole discretion, reject such Ballot or Master Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.

          In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

          Any Holder of Impaired Claims who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Bankruptcy Rule 3018(a).

          The Finance Company Debtors' interpretation of the terms and conditions of the Plan shall be final and binding on all parties, unless otherwise directed by the Bankruptcy Court.

          Subject to any contrary order of the Bankruptcy Court, the Finance Company Debtors reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Finance Company Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Subject to any contrary order of the Bankruptcy Court, the Finance Company Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot unless otherwise directed by the Bankruptcy Court. Neither the Finance Company Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofore been cured or waived) will not be counted.

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C.        VOTING PROCEDURES

          1.   Voting Record Date

               The Voting Record Date for purposes of determining which Holders of Claims are entitled to vote on the Plan is April 30, 2003.

          2.   Beneficial Holders

               Any beneficial Holder of Claims holding as a record Holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent.

               Any beneficial Holder of the Beneficial Holder Claims who holds in "street name" through a Nominee shall vote on the Plan either (i) if the Nominee has provided a prevalidated Ballot, by completing and signing the prevalidated Ballot and returning it directly to the Solicitation Agent or (ii) by promptly completing and signing the Ballot and returning it to the Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline.

               Any Ballot returned to a Nominee by a beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder.

          3.   Nominees

               Because of the complexity and difficulty associated with reaching beneficial owners of publicly-traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Finance Company Debtors are distributing a Ballot (a) to each record Holder of Claims derived from or based on publicly traded securities (collectively, the "Beneficial Holders Claims") as of the Voting Record Date (as discussed in
Section VII.C.1 above) and (b) an appropriate number of copies to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold the Beneficial Holders Claims. Each Nominee will be requested to immediately distribute a copy of this Disclosure Statement and accompanying materials including the Ballots to all beneficial Holders for which it holds the Beneficial Holders Claims. Each Nominee must summarize the individual votes of its respective individual Beneficial Holders from their individual Beneficial Holders' Ballots on a Master Ballot and shall return such Master Ballot to the Solicitation Agent. These procedures will enable the Debtors to transmit materials to the Holders of its publicly traded securities and afford Beneficial Holders of the Beneficial Holders Claims a fair and reasonable opportunity to vote. In order for votes to be counted, all Ballots and Master Ballots received from the Debtors must be returned to the Solicitation Agent by the Voting Deadline as indicated on the Ballots.

               A Nominee may also pre-validate a Ballot for Holders of the Beneficial Holders Claims by completing all the information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the beneficial Holder for voting. The Ballot may then be delivered directly to the Solicitation Agent in the return envelope provided with the Ballot.

               If a beneficial Holder holds the Beneficial Holders Claims or any combination thereof through more than one Nominee, such Beneficial Holder should execute a separate Ballot for each block of Beneficial Holders Claims that it holds through any Nominee and (unless the ballot is a Pre-Validated Ballot) return the Ballot to the respective Nominee that holds the Beneficial Holders Claims.

               If a Beneficial Holder holds a portion of its Beneficial Holders Claims through a Nominee and another portion directly or in its own name as the record Holder, such beneficial Holder should follow the procedures described herein with respect to voting each such portion separately.

               Voting by holders of B-2 Certificates of the MH Securitization Trusts shall be conducted on a pass-through basis such that voting will be done by the beneficial owners of the relevant certificates. The Finance

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

Company Debtors and the Solicitation Agent shall mail Ballots to B-2 Certificate Holders based on the mailing address of the registered Holders or the address of known beneficial Holders of B-2 Certificates as shown on the Trustee's books and records or shall provide Ballots to the relevant Trustee for delivery to B-2 Holders. Any party that is not a beneficial holder is required to promptly distribute such Ballot to the beneficial holder thereof. B-2 Holders must return their Ballots directly to the Balloting Agent prior to the Voting Deadline.

D.        THE CONFIRMATION HEARING

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

          The Bankruptcy Court has scheduled the Confirmation Hearing for 2:00 p.m. C.S.T. on June 11, 2003, before the Honorable Carol A. Doyle, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Illinois, located at the Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

          Objections to confirmation of the Plan must be filed and served on or before 6:00 p.m. C.S.T. on June 5, 2003, in accordance with the Confirmation Hearing Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

E.        STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

          At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if it determines that all of the requirements of section 1129 of the Bankruptcy Code have been met. Among the requirements for confirmation are that the Plan (i) is accepted by all impaired Classes of Claims and Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and (iii) is in the "best interests" of holders of Claims and Interests impaired under the Plan. A Class is impaired if the Claims in that Class are altered in any way or are otherwise not paid in full under the Plan.

               1. Acceptance

               The Claims and Interests in Classes 1 and 2 are not impaired under the Plan, and as a result the Holders of such Claims are deemed to have accepted the Plan.

               Claims in Classes 3, 4, and 5 are impaired under the Plan, and as a result, the Holders of such Claims are entitled to vote thereon. Pursuant to section 1129 of the Bankruptcy code, the Claims in Classes 3, 4, and 5 must accept the Plan in order for it to be confirmed without application of the "fair and equitable test," described below, to such Classes. As stated above, Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in amount and a majority in number of the Claims of each such Class (other than any Claims of Creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

               Interests in Class 6 are also impaired. CIHC, the only member of this class, will not receive a distribution under the Plan and is not entitled to vote on the Plan.

               2. Fair and Equitable Test

               The Debtors will seek to confirm the Plan notwithstanding the nonacceptance or deemed nonacceptance of the Plan by any impaired Class of Claims. To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such dissenting impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are

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

treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or interests. The Debtors believe that the Plan satisfies this requirement.

               The Bankruptcy Code establishes different "fair and equitable" tests for secured claims, unsecured claims and interests, as follows:

               (a)  Secured Claims

               Either the plan must provide (i) that the Finance Company Holders of such Claims retain the liens securing such Claims, whether the property subject to such liens is retained by the Finance Company Debtors or transferred to another entity, to the extent of the allowed amount of such Claims, and each Holder of a Claim receives deferred cash payments totaling at least the allowed amount of such Claim, of a value, as of the effective date of the plan, of at least the value of such Holder's interest in the estate's interest in such property; (ii) for the sale of any property that is subject to the liens securing such Claims, free and clear of such liens, with such liens to attach to the proceeds of such sale; or (iii) for the realization by such Holders of the indubitable equivalent of such Claims.

               (b)  Unsecured Claims

               Either (i) each Holder of an Impaired unsecured Claim receives or retains under the plan property of a value equal to the amount of its Allowed Claim or (ii) the Holders of Claims and Equity Interests that are junior to the Claims of the dissenting class will not receive any property under the plan.

               (c)  Equity Interests

               Holders of Equity Interests are not entitled to vote to accept or reject the Plan. They are deemed to have rejected the Plan. The condition that a plan be "fair and equitable" to a non-accepting Class of Equity Interests includes the requirements that either: (a) the plan provides that each Holder of an Equity Interest in that Class receives or retains under the plan, on account of that Equity Interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such Holder is entitled, (ii) any fixed redemption price to which such Holder is entitled or (iii) the value of such interest; or (b) if the Class does not receive such an amount as required under (a), no Class of Equity Interests junior to the non-accepting Class may receive a distribution under the plan.

               THE FINANCE COMPANY DEBTORS BELIEVE THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, THE DEBTORS WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

          3.   Feasibility

               The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor. The Plan contemplates that all assets of the Finance Company Debtors will ultimately be disposed of and all proceeds of the assets will be distributed to the Creditors pursuant to the terms of the Plan. Since no further financial reorganization of the Finance Company Debtors will be possible, the Finance Company Debtors believe that the Plan meets the feasibility requirement. In addition, based upon the proceeds resulting from the Sale Transactions contemplated with CFN and GE, the Finance Company Debtors believe that sufficient funds will exist at confirmation to make all payments required by the Plan.

          4.   "Best Interests" Test

               With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each such Holder either (x) accepts the Plan or (y) receives or retains under the Plan property of a

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value, as of the Effective Date of the Plan, that is not less than the value that each such Holder would receive or retain if the Finance Company Debtors were to be liquidated under chapter 7 of the Bankruptcy Code.

               This analysis requires the Bankruptcy Court to determine what the Holders of Allowed Claims in each Impaired Class would receive from the liquidation of the Finance Company Debtors' assets and properties in the context of chapter 7 liquidation cases. The cash amount available to satisfy Unsecured Claims and Equity Interests of the Finance Company Debtors would consist of the proceeds resulting from the disposition of the unencumbered assets of the Finance Company Debtors, augmented by the unencumbered Cash held by the Finance Company Debtors at the time of the commencement of the liquidation cases. Such cash amount would be reduced by the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Finance Company Debtors' businesses and the use of chapter 7 for the purposes of liquidation.

               The Finance Company Debtors' costs of liquidation under chapter 7 also would include the fees payable to a trustee in bankruptcy, as well as those payable to attorneys, investment bankers and other professionals that such trustee may engage, plus any unpaid expenses incurred by the Finance Company Debtors during the Chapter 11 Cases, such as compensation for attorneys, Advisors, accountants and costs and expenses of members of any official committees that are allowed in the chapter 7 cases. In addition, Claims could arise by reason of the breach or rejection of obligations incurred and executory contracts entered into or assumed by the Finance Company Debtors during the pendency of the Chapter 11 Cases.

               The foregoing types of Claims and such other claims which may arise in the liquidation cases or result from the pending Chapter 11 Cases would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

               To determine if the Plan is in the best interests of each Impaired Class, the value of the distributions from the proceeds of the liquidation of the Finance Company Debtors' assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of Claims and Equity Interests under the Plan.

               In applying the "best interests" test, it is possible that Claims and Equity Interests in the chapter 7 cases may not be classified according to the seniority of such Claims and Equity Interests. In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 Unsecured Claims that have the same rights upon liquidation would be treated as one class for the purposes of determining the potential distribution of the liquidation proceeds resulting from the chapter 7 cases of the Finance Company Debtors. The distributions from the liquidation proceeds would be calculated on a Pro Rata basis according to the amount of the Claim held by each Creditor. Therefore, Creditors who claim to be third-party beneficiaries of any contractual subordination provisions might have to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. The Finance Company Debtors believe that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior Creditor receives any distribution until all senior Creditors are paid in full with interest and no stockholder receives any distribution until all Creditors are paid in full with postpetition interest.

               The commencement of the liquidation of the Finance Company Debtors under Chapter 7 of the Bankruptcy Code would likely result in the following:


          o The liquidation of the Mill Creek Bank assets on a piecemeal basis. Such a liquidation would likely result in proceeds well below the expected $287 million to be realized from the sale of these assets to G.E. Capital. Such a sale would also likely significantly increase the risk of regulatory action at the bank effectively foreclosing the Finance Company Debtors' ability to sell these assets.

          o The liquidation of the MH assets through a run-off of the portfolio. Such a run-off of the MH assets would likely result in significantly increased default rates, severity rates approaching 100% on repossessed collateral, and increased cash outlays to protect and dispose of such repossessed

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

               collateral. In addition, a run-off of the MH collateral would likely lead to the termination of the MH servicing fee settlement resulting in the loss of the benefit of the improved priority and amount of the servicing fee for MH. Given these factors, recoveries to MH security holders, under a Chapter 7 liquidation scenario would likely be materially worse relative to recoveries assuming the sale to CFN.

          o The liquidation of the home equity and home improvement assets through a transfer of servicing to a third party and the run-off of the portfolio. Such a servicing transfer creates the potential for servicing interruption and increased defaults resulting in lower recoveries for certificate holders and lower proceeds available to repay the Lehman Residual Facility.

          o The sale of the warehouse loans. The sale of these assets pursuant to a Chapter 7 liquidation will likely result in distressed prices being paid for such assets.

          o The sale of other miscellaneous assets. The sale of such assets pursuant to a Chapter 7 liquidation will likely result in distressed prices being paid for such assets.

               In addition, under a Chapter 7 liquidation, the Finance Company Debtors would face significant challenges in retaining its key management to execute the wind-down plan. Further, the liquidation, notably the run-off of the MH, home equity and home improvement assets, could take over 10 years to complete unless the Finance Company Debtors were able to divest these portfolios to a third-party purchaser. In all likelihood, such sales could only be accomplished at distressed prices. Finally, the Finance Company Debtors would likely require working capital to finance the liquidation of its assets; raising such financing would be difficult in a Chapter 7 environment.

               After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors in the Chapter 11 Cases, including: (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; and (b) the substantial increases in claims which would be satisfied on a priority basis or on parity with Creditors in the Chapter 11 Cases and (c) the significantly lower proceeds likely to be realized from a liquidation of the Finance Company Debtors' assets under a chapter 7 liquidation, the Finance Company Debtors believe that Confirmation of the Plan will provide each holder of an Allowed Claim with more than the amount it would receive pursuant to liquidation of the Finance Company Debtors under chapter 7 of the Bankruptcy Code.

               The Finance Company Debtors also believe that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for at least a year or more after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation were necessary to resolve claims asserted in the chapter 7 cases, the delay could be prolonged.

                                      VI.

                          PLAN-RELATED RISK FACTORS AND
              ALTERNATIVES TO CONFIRMING AND CONSUMMATING THE PLAN

          ALL IMPAIRED HOLDERS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS AMENDED MODIFIED DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

          The only alternative to the Plan is the liquidation of the Finance Company Debtors' Estates under chapter 7 of the Bankruptcy Code. After evaluating this alternative, the Finance Company Debtors have concluded that the Plan is the best alternative and will maximize recoveries by parties in interest assuming confirmation of the Plan. Nonetheless, there are a number of risk factors that Holders of Claims should consider. Moreover, Holders should also consider the impact of a chapter 7 alternative. Included in this section is a summary of the Finance Company

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

Debtors' analysis supporting their conclusion that such a chapter 7 liquidation would not provide the highest value to parties-in-interest.

A. FACTORS AFFECTING THE POTENTIAL RECOVERIES OF HOLDERS OF GENERAL UNSECURED CLAIMS AND EQUITY INTERESTS

          As emphasized at various points throughout this Disclosure Statement, the Finance Company Debtors cannot state with any degree of certainty what recovery will be available to Holders of General Unsecured Claims or Equity Interests. Two unknown factors make certainty impossible. First, we cannot know, at this time, how much money will remain after paying all Allowed Claims which are senior to the General Unsecured Claims and Equity Interests. Second, we cannot know with any certainty, at this time, the number or size of General Unsecured Claims which will ultimately be Allowed. Nonetheless, the following represents our attempt to describe all of the various factors which may impact upon the size of the recovery to be available to Holders of General Unsecured Claims and Equity Interests.

          1. The Amount of Cash to be Available to Holders of Class 5 General Unsecured Claims

               The factors with the potential to impact upon the size of the distribution available to Class 5 General Unsecured Claimants, as a whole, include the following:

               (a) CFC Committee's Challenge of 93/94 Notes Claim

               As described in Article III.E.5 above, on April 18, 2003, the CFC Committee filed a motion seeking the right to challenge the security interests of the Holders of the 93/94 Note Claims in certain collateral of the Finance Company Debtors. The Plan currently calls for the payment of approximately $93.7 million, plus post-petition interest, fees and expenses to the Holders of Allowed 93/94 Note Claims. To the extent that the Committee's challenge is successful, we would project a dollar for dollar increase in the amount ultimately available for distribution on account of Allowed Class 5 Claims.

               (b) Subrogation Claim against Holding Company Debtors

               In connection with the discussion in Article II.B.8 above, to the extent that the 93/94 Note Claims are satisfied under the Finance Company Debtors' Plan, the Finance Company Debtors may have a subrogation claim against the Holding Company Debtors for the amount paid by the Finance Company Debtors. This subrogation claim would be a general unsecured claim against the Holding Company Debtors, would be entitled to a distribution of New CNC Common Stock, and would increase the pool of assets available for distribution on account of Allowed Class 5 Claims.

               (c) CFC Committee's Challenge of Lehman Secured Claims

               As described more fully in Article III.E.4 above, on April 16, 2003, the CFC Committee filed a motion challenging certain portions of the Lehman Secured Claims. To the extent that the Committee is able to convince the Bankruptcy Court that Lehman is a partially secured or unsecured Creditor, or that a portion or all of the Lehman Secured Claims should be equitably subordinated to the General Unsecured Claims, we would project an increase in the amount ultimately available for distribution on account of Allowed Class 5 Claims, due to the fact that the amount of the Lehman Secured Claims is one component of the CFN Purchase Price.(29)

               (d) Intercompany Claims

               As described more fully in Article II.B.6 above, there are outstanding intercompany claims as between certain of the Finance Company Debtors and certain of the Holding Company Debtors. The Finance

----------------
29 Lehman contests all of the allegations made by the CFC Creditors Committee against it, and the Holding Company Debtors have reserved the right to contest this adversary proceeding. Lehman has reserved its rights to raise any issues related hereto as Plan confirmation objections.

Company Debtors anticipate reaching a consensual settlement with respect to those claims, but to the extent any claims are ultimately enforced against the Holding Company Debtors in their Chapter 11 Cases, we anticipate that such claims would be general unsecured claims against the Holding Company Debtors and would be paid in new Conseco common stock valued at some discount of the total claim amount. Any such recovery would result in an increase in the assets available for distribution on account of Allowed Class 5 Claims. The Finance Company Debtors have filed a Proof of Claim against the Holding Company Debtors alleging substantial Claims. The Holding Company Debtors have alleged significant Claims against the Finance Company Debtors, which Claims may well exceed the Claims filed by the Finance Company Debtors. To the extent that all or some of the Holding Company Debtors' Claims are Allowed against the Finance Company Debtors, the amount of any such Allowed Claims would increase the size of the Class 5 pool and would thereby reduce recoveries to Holders of Class 5 Claims.

               U.S. Bank, as Securitization Trustee, has filed Proofs of Claim in the Holding Company bankruptcy proceedings challenging certain transfers to the Holding Company Debtors.

               (e) Allocation of Administrative Expenses

               As described more fully in Article II.B.6 above, there are certain administrative expense claims that must be allocated between the Finance Company Debtors and the Holding Company Debtors. These amounts include, but are not limited to, amounts necessary to pay the professional fees and expenses for those Advisors who provided services to both the Finance Company Debtors and to the Holding Company Debtors. The amount of such expenses allocated to the Finance Company Debtors will result in a dollar for dollar reduction in the amount ultimately available for distribution on account of Allowed Class 5 Claims.

               (f) Other Causes of Action

               As described in Article III above, there is certain pending litigation that has the potential to materially impact upon the assets available for distribution to General Unsecured Creditors. Most notably, the Bazzle-Lackey litigation before the United States Supreme Court could result in approximately a $12 million administrative claim if we lose, or could result in approximately $23 million being returned to us if we prevail. Either way, the result of this litigation will have a dollar for dollar impact upon the pool of assets available for distribution on account of Class 5 General Unsecured Claims.

               Further, we are analyzing our ability to successfully bring preference and other avoidance actions for certain payments made prior to the Petition Date. Our analysis of such potential causes of action is highly preliminary and it is too early for us to value such causes of action. The amount of money, if any, ultimately recovered through such avoidance actions will result in a dollar for dollar increase in the amount ultimately available for distribution on account of Allowed Class 5 Claims.

               (g) Releases

               As previously indicated, there are parties, including the Committee and Lehman, who oppose the release and injunction provisions of the Plan. To the extent that any challenge to such provisions is successful, and to the extent that the scope of the releases or injunction becomes narrower, there is the possibility that additional funds will be recoverable and be made available for distribution on account of Allowed Class 5 Claims.

          2. Factors Impacting Upon the Size of Class 5 and the Pro Rata Distribution to Holders of Class 5 Claims

               (a) Amount of B-2 Claims

               As described in Article II.B.5 above, there is some uncertainty surrounding the valuation of the B-2 Guarantee Claims. The B-2 Claims represent the most significant unsecured claims against the Finance Company Debtors' Estates, and their ultimate valuation will impact significantly upon the size of the Pro Rata distribution available to other unsecured creditors. B-2 Certificates have been issued in connection with several different lines of business. Currently, as outlined in the tables located in Article II.B.5, guarantee obligations have been triggered primarily with respect to the MH portfolio. We project that the B-2 Guarantee Claims incurred but not paid with respect to all portfolios other than MH is approximately $12.7 million. With respect to the guarantees of the B-2 Certificates in the MH portfolio, as of the date hereof, we estimate that the amount of the accrued but not paid guarantee claims is approximately $88.2 million(30). Therefore, we project that $100.9 million is the approximate baseline value of the B-2 Guarantee Claims. In addition to this accrued claim, there is also a contingent future claim. The Committee believes the value of the B-2 Guarantee Claims to be approximately $500 million to $600 million in total. The Finance Company Debtors are reviewing the methodology used by the Committee to reach these figures, and envisions that as part of the overall settlement with the Committee, the B-2 Guarantee Claims will be fixed and Allowed in an amount to be determined.

               (b) Amount of Other General Unsecured Claims

               In our Schedules we listed $1,368,281,818.70 in general unsecured claims. The vast majority of these claims are intercompany claims that we envision will be subject to a settlement with the Holding Company Debtors. The bar date for general unsecured claims has been set for May 22, 2003. While we cannot project with any certainty the amount of proofs of claims to be filed against us, we expect that the General Unsecured Claims, inclusive of the MH B-2 Guarantee Claims, will be approximately $600 million.

          3.   Estimated Recovery by Individual Unsecured Creditors

               The recovery values and recovery percentages for unsecured creditors summarized herein represent preliminary estimates only and are subject to material change. The recovery estimates are based on our latest assumptions relative to assets available for distribution including proceeds expected to be realized from asset sales as well as cash generated by the Finance Company Debtors, if any, as well as assumptions as to the level of administrative, priority, secured, and unsecured claims. Based on current estimates of assets available for distribution and current projections relative to the level of administrative, priority, and secured claims, we anticipate that the value of assets available for distribution on account of Class 5 General Unsecured Claims will be approximately $200 million. On the assumption that Class 5 General Unsecured Claims aggregate an estimated $600 million including B-2 and Other General Unsecured Claims, Class 5 General Unsecured Claims would realize a 33% recovery. This analysis is based on the best information available to us at the time of the filing of this Disclosure Statement. The estimates and assumptions included herein may change materially resulting in a significant change to the recovery levels estimated above. As a result, the actual recovery to Holders of Class 5 Claims may materially differ from what is set forth herein.

B.        CERTAIN BANKRUPTCY CONSIDERATIONS

          1. Parties-in-Interest May Object to the Finance Company Debtors' Classification of Claims.

               Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Finance Company Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

          2. The Finance Company Debtors May be Unable to Close One or Both of the Sale Transactions.

               The Finance Company Debtors anticipate that they will be able to close the Sale Transactions with CFN and GE. There are many factors outside of the Finance Company Debtors control, however, including the ability of CFN and/or GE to finance the Sale Transactions and the ability of the Finance Company Debtors to obtain

--------------
30 Additionally, on B-2 Certificates currently pledged to Lehman, and to be sold under the CFN Sale Transaction, we estimate that an additional $153.3 million in guarantees have come due. Pursuant to the CFN Sale Transaction, CFN will not receive any distribution on account of these pledged B-2 Certificates.

necessary governmental consents to the sale or transfer of certain of their assets. Moreover, it is possible that the Finance Company Debtors may not be able to meet various closing conditions, and that either CFN or GE would elect to cancel their respective sale agreements as a result of these failures.

          3. The Finance Company Debtors May Not be Able to Secure Confirmation of the Plan.

               There can be no assurance that the Finance Company Debtors will receive the requisite acceptances to confirm the Plan. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Creditor or equity holder of the Finance Company Debtors might challenge the adequacy of this Disclosure Statement or contend that the balloting procedures and results are not in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes, confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and the value of distributions to non-accepting Holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such Holders would receive if the Finance Company Debtors were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Finance Company Debtors believe that the Plan will not be followed by a need for further liquidation and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as they would receive following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such chapter 7 case. The Finance Company Debtors believe that Holders of Unsecured Claims in the Finance Company Debtors' would receive no distribution under a liquidation pursuant to chapter 7.

          4. The Confirmation and Consummation of the Plan Are Also Subject to Certain Conditions as Described Herein.

               If the Plan is not confirmed, it is unclear whether another liquidating plan could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative liquidating plan could not be agreed to, it is possible that the Finance Company Debtors would have to liquidate their assets under chapter 7, in which case it is likely that Holders of Claims would receive substantially less favorable treatment than they would receive under the Plan.

          5. The Finance Company Debtors May Object to the Amount or Classification of a Claim.

               The Finance Company Debtors reserve the right to object to the amount or classification of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any Creditor or equityholder whose Claim or Equity Interest is subject to an objection. Any such Claim or Equity Interest Holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

          6.   Nonconsensual Confirmation.

               In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponents' request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any "insider" in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. See Article V.E above, entitled "Voting and Confirmation -- Statutory Requirements for Confirmation of the Plan." The Finance Company Debtors believe that the Plan satisfies these requirements, and pursuant to the Plan, will request such nonconsensual confirmation in accordance with subsection 1129(b) of the Bankruptcy Code in the event either Class 3, 4 or 5 accepts the Plan.

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

C.        LIQUIDATION UNDER CHAPTER 7

          If no plan of reorganization can be confirmed, the Finance Company Debtors' Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Finance Company Debtors for distribution to the holders of Claims and, if permitted, Interests in accordance with the priorities established by the Bankruptcy Code. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Allowed Claims and Allowed Interests is set forth in Section V.E.4 herein, entitled "Voting and Confirmation Procedures - Statutory Requirements for Confirmation of the Plan - "Best Interests" Test."

          THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE FINANCE COMPANY DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE CLOSING OF THE SALE TRANSACTIONS, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR ACTS OF WAR, ACTIONS OF GOVERNMENTAL BODIES, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE FINANCE COMPANY DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

                                      VII.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of certain U.S. federal income tax consequences of the Plan to the Finance Company Debtors and to holders of Claims and Interests. This discussion is based on the Internal Revenue Code, Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Due to the complexity of certain aspects of the Plan, the lack of applicable legal precedent, the possibility of changes in the law, the differences in the nature of the Claims (including Claims within the same Class) and Equity Interests, the holders' status and method of accounting (including holders within the same Class) and the potential for disputes as to legal and factual matters with the IRS, the tax consequences described herein are subject to significant uncertainties. No legal opinions have been requested from counsel with respect to any of the tax aspects of the Plan and no rulings have been or will be requested from the IRS with respect to the any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Finance Company Debtors and the Holders of Claims and Equity Interests.

          This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Finance Company Debtors or the holders of Claims or Interests in light of their personal circumstances, nor does the discussion deal with tax issues with respect to taxpayers subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, brokers and dealers in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, regulated investment companies and foreign taxpayers). This discussion does not address the tax consequences to Holders of Claims who did not acquire such Claims at the issue price on original issue. No aspect of foreign, state, local or estate and gift taxation is addressed.

          THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PERSONAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT WITH SUCH

HOLDER'S TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.        Consequences to Finance Company Debtors

          Under the Plan, the Finance Company Debtors are transferring substantially all their remaining assets to the Post-Consummation Estate. These transfers of assets may result in the recognition of taxable gain or loss to the Finance Company Debtors.

B.        Federal Income Tax Treatment of Post-Consummation Estate

          1.   Classification of Post-Consummation Estate

               Pursuant to the Plan, the Finance Company Debtors will transfer the Post-Consummation Estate Assets to the Post-Consummation Estate and the Post-Consummation Estate will become obligated to make Distributions in accordance with the Plan. The Plan provides, and this discussion assumes, that the Post-Consummation Estate will be treated for federal income tax purposes as a "Post-Consummation Estate," as defined in Treasury Regulation Section 301.7701-4(d), and will therefore be taxed as a grantor trust, of which the Beneficiaries will be treated as the owners and grantors thereof. Accordingly, because a grantor trust is treated as a pass-through entity for federal income tax purposes, no tax should be imposed on the Post-Consummation Estate itself or on the income earned or gain recognized by the Post-Consummation Estate. Instead, the Beneficiaries will be taxed on their allocable shares of such net income or gain in each taxable year (determined in accordance with the Post-Consummation Estate Agreement), whether or not they received any distributions from the Post-Consummation Estate in such taxable year.

               Although the Post-Consummation Estate has been structured with the intention of complying with guidelines established by the IRS in Rev. Proc. 94-45, 1994-2 C.B. 684, for the formation of Post-Consummation Estates, it is possible that the IRS could require a different characterization of the Post-Consummation Estate, which could result in different and possibly greater tax liability to the Post-Consummation Estate and/or the holders of Allowed Claims. No ruling has been or will be requested from the IRS concerning the tax status of the Post-Consummation Estate and there can be no assurance the IRS will not require an alternative characterization of the Post-Consummation Estate. If the Post-Consummation Estate were determined by the IRS to be taxable not as a Post-Consummation Estate, as described in Treasury Regulation Section 301.7701-4(d), the taxation of the Post-Consummation Estate and the transfer of assets by the Finance Company Debtors to the Post-Consummation Estate could be materially different than is described herein and could have a material adverse effect on the holders of Allowed Claims.

          2.   Tax Reporting

               The Plan Administrator will file tax returns with the IRS for the Post-Consummation Estate as a grantor trust in accordance with Treasury Regulation Section 1.671-4(a). The Plan Administrator will also send to each Beneficiary a separate statement setting forth the Beneficiary's allocable share of items of income, gain, loss, deduction or credit and will instruct the Beneficiary to report such items on such Beneficiary's federal income tax return.

          3.   Reserve for Disputed Claims

               The Plan Administrator must establish a reserve on account of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts, net of certain expenses, shall be distributed as such Disputed Claims are resolved as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date, together with any net earnings related thereto. The Post-Consummation Estate will pay taxes on the taxable net income or gain allocable to holders of Disputed Claims on behalf of such holders and, when such Disputed Claims are ultimately resolved, holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Post-Consummation Estate net of taxes which the Post-Consummation Estate had previously paid on their behalf.

C.        Consequence to Holders of Claims

          The federal income tax consequences of the Plan to a holder of a Claim will depend upon several factors, including but not limited to: (i) the origin of the holder's Claim, (ii) whether the holder is a resident of the United States for tax purposes (or falls into any of the special classes of taxpayers excluded from this discussion as noted above), (iii) whether the holder reports income on the accrual or cash basis method, (iv) whether the holder has taken a bad debt deduction or worthless security deduction with respect to this Claim and (v) whether the holder receives distributions under the Plan in more than one taxable year. HOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE PLAN OF THEIR PARTICULAR CLAIMS.

          1.   Holders of Claims

               Generally, a holder of an Allowed Claim will recognize gain or loss equal to the difference between the "amount realized" by such holder and such holder's adjusted tax basis in the Allowed Claim. The "amount realized" is equal to the sum of the Cash and the fair market value of any other consideration received under the Plan in respect of a holder's Claim, including, to the extent such holder is a Beneficiary of the Post-Consummation Estate, the fair market value of each such holder's proportionate share of the assets transferred to the Post-Consummation Estate on behalf of and for the benefit of such holder (to the extent that such Cash or other property is not allocable to any portion of the Allowed Claim representing accrued but unpaid interest (see discussion below)).

               The transfer of the Post-Consummation Estate Assets to the Post-Consummation Estate by the Finance Company Debtors should be treated for federal income tax purposes as a transfer of such Post-Consummation Estate Assets to the holders of Allowed Claims to the extent they are Beneficiaries of the Post-Consummation Estate, followed by a deemed transfer of such Post-Consummation Estate Assets by such Beneficiaries to the Post-Consummation Estate. As a result of such treatment, such holders of Allowed Claims will have to take into account the fair market value of their pro rata share, if any, of the Post-Consummation Estate Assets transferred on their behalf to the Post-Consummation Estate in determining the amount of gain realized and required to be recognized upon consummation of the Plan on the Effective Date. In addition, since a holder's share of the assets held in the Post-Consummation Estate may change depending upon the resolution of Disputed Claims, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed Claims have been resolved. The Plan Administrator will provide the holders of Allowed Claims with valuations of the assets transferred to the Post-Consummation Estate on behalf of and for the benefit of such holders and such valuations should be used consistently by the Post-Consummation Estate and such holders for all federal income tax purposes. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR ALLOWED CLAIMS.

          2.   Distributions in Discharge of Accrued but Unpaid Interest

               Pursuant to the Plan, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest. However, there is no assurance that the IRS will respect such allocation for federal income tax purposes. Holders of Allowed Claims not previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be treated as receiving taxable interest, to the extent any consideration they receive under the Plan is allocable to such accrued but unpaid interest. Holders previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be entitled to recognize a deductible loss, to the extent that such accrued but unpaid interest is not satisfied under the Plan. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR ALLOWED CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

          3.   Character of Gain or Loss; Tax Basis; Holding Period

               The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss recognized by a holder of Allowed Claims under the Plan will be determined by a number of factors, including, but not limited to, the status of the holder, the nature of the Allowed Claim in such holder's hands, the purpose and circumstances of its acquisition, the holder's holding period of the Allowed Claim, and the extent to which the holder previously claimed a deduction for the worthlessness of all or a portion of the Allowed Claim. The holder's aggregate tax basis for any consideration received under the Plan will generally equal the amount realized in the exchange (less any amount allocable to interest as described in the next paragraph). The holding period for any consideration received under the Plan will generally begin on the day following the receipt of such consideration.

D.        Consequences to Holders of Interests

          Pursuant to the Plan, all Interests in all of the Finance Company Debtors are being extinguished. A holder of any Interest extinguished under the Plan should generally be allowed a "worthless stock deduction" in an amount equal to the holder's adjusted basis in the holder's Interest. A "worthless stock deduction" is a deduction allowed to a holder of a corporation's stock for the taxable year in which such stock becomes worthless. If the holder held the Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset. Capital gain or loss will be long-term if the Interest was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate holder only to offset capital gains, and by an individual holder only to the extent of capital gains plus $3,000 of other income.

          Under the Plan, the Finance Company Debtors are transferring their remaining assets to the Post-Consummation Estate.

E.        Withholding

          All Distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding, including employment tax withholding. The Finance Company Debtors and/or the Post-Consummation Estate will withhold appropriate employment taxes with respect to payments made to a holder of an Allowed Claim which constitutes a payment for compensation. Payers of interest, dividends, and certain other reportable payments are generally required to withhold at a rate not in excess of 30.5% of such payments if the payee fails to furnish such payee's correct taxpayer identification number (social security number or employer identification number), to the payor. The Finance Company Debtors and/or the Post-Consummation Estate may be required to withhold a portion of any payments made to a holder of an Allowed Claim if the holder (i) fails to furnish the correct social security number or other taxpayer identification number ("TIN") of such holder, (ii) furnishes an incorrect TIN,
(iii) has failed to properly report interest or dividends to the IRS in the past, or (iv) under certain circumstances, fails to provide a certified statement signed under penalty of perjury, that the TIN provided is the correct number and that such holder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

          AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

                                     VIII.

                            MISCELLANEOUS PROVISIONS

          Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

A.        PENDING LITIGATION

          The Finance Company Debtors are involved from time to time in routine litigation that is incidental to their businesses. A summary of such pending litigation is contained in Article III.D herein. The Finance Company Debtors do not believe that the outcome of this litigation will have a materially adverse effect upon the Finance Company Debtors. The Finance Company Debtors expressly reserve their rights to, among other things, enforce, pursue, prosecute and settle (or decline to do any of the foregoing) all claims, defenses or causes of action, among other things, that arise from or relate in any way to the operation of their business. The Plan does not impair the rights of a person or entity involved in any currently pending litigation with the Finance Company Debtors of which they have knowledge.

B.        SUCCESSORS AND ASSIGNS

          The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

C.        RESERVATION OF RIGHTS

          None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Finance Company Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Finance Company Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

D.        SERVICE OF DOCUMENTS

          Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to Post-Consummation Estate shall be sent by first class U.S. mail, postage prepaid to:


Counsel to the Finance Company Debtors                       Finance Company Debtors' Solicitation Agent
--------------------------------------                       -------------------------------------------
Kirkland & Ellis                                             Bankruptcy Management Corporation
200 East Randolph Drive                                      1330 E. Franklin Avenue
Chicago, Illinois 60601                                      El Segundo, CA 90245
Attn:    Anup Sathy, Esq.                                    Attn:    Finance Company Debtors' Solicitation Agent
         Roger J. Higgins, Esq.
         Ross M. Kwasteniet, Esq.

Counsel to U.S. Bank National Association as                 Counsel to the Official Committee of the Finance
---------------------------------------------                ------------------------------------------------
Securitization Trustee                                       Company Debtors
----------------------                                       ---------------
Chapman and Cutler                                           Greenberg Traurig, P.C.
111 West Monroe Street                                       77 West Wacker Drive, Suite 2500
Chicago, Illinois  60603                                     Chicago, Illinois  60601
Attn:    James E. Spiotto                                    Attn:    Keith J. Shapiro, Esq.
                                                                      Nancy A. Mitchell, Esq.
                                                                      David D. Cleary, Esq.

                                       81

United States Trustee                                        Counsel to the Official Committee of the Trust
---------------------                                        ----------------------------------------------
Office of the United States Trustee (Region 11)              Preferred Securities
227 West Monroe Street, Suite 3350                           --------------------
Chicago, Illinois 60606                                      Saul Ewing LLP
Attn:    Ira Bodenstein, Esq.                                222 Delaware Avenue, Suite 1200
                                                             Wilmington, Delaware 19801
                                                             Attn:    Donald J. Detweiler, Esq.

                                                             Jenner & Block, LLC
                                                             One IBM Plaza
                                                             Chicago, Illinois 60611
                                                             Attn:    Catherine L. Steege, Esq.

Counsel for the Official Committee of the Holding Company
---------------------------------------------------------
Debtors
-------
Fried Frank Harris Shriver & Jacobson
One New York Plaza
New York, New York 10004
Attn:    Brad Eric Scheler, Esq.

Mayer, Brown, Rowe & Maw
190 South LaSalle Street
Chicago, Illinois 60603-3441
Attn:    Thomas Kiriakos, Esq.


                                      IX.

                                 RECOMMENDATION

          In the opinion of the Finance Company Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. Accordingly, the Finance Company Debtors recommend that Holders of Claims entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Dated:   May      7 , 2003                           Respectfully Submitted,
        -------  ---

CONSECO FINANCE CORP.

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President & CEO



CONSECO FINANCE SERVICING CORP.

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President



GREEN TREE RESIDUAL FINANCE CORP. I

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President



GREEN TREE FINANCE CORP.-FIVE

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE NET INTEREST MARGIN FINANCE CORP. I

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE NET INTEREST MARGIN FINANCE CORP. II

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President




CRUM-REED GENERAL AGENCY, INC.

By: /s/Joseph E. Huguelet, III
   -------------------------------
Name:    Joseph E. Huguelet, III
Title:   President



GREEN TREE FINANCE CORP.-TWO

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President



CONSECO FINANCE CANADA COMPANY
(Green Tree Financial Canada Company)

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President




CONSECO AGENCY OF KENTUCKY, INC.
(Green Tree Agency of Kentucky, Inc.)

By: /s/Joseph E. Huguelet, III
   -------------------------------
Name:    Joseph E. Huguelet, III
Title:   President



LANDMARK MANUFACTURED HOUSING, INC.

By: /s/Brian F. Corey
   -------------------------------
Name:    Brian F. Corey
Title:   Senior Vice President and Secretary

CONSECO AGENCY OF ALABAMA, INC.
(Green Tree Agency of Alabama, Inc.)

By: /s/Joseph E. Huguelet, III
   -------------------------------
Name:    Joseph E. Huguelet, III
Title:   President


RICE PARK PROPERTIES CORPORATION

By: /s/James R. Breakey
   -------------------------------
Name:    James R. Breakey
Title:   President


GREEN TREE FLOORPLAN FUNDING CORP.

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President


CONSECO FINANCE LOAN COMPANY
(Green Tree Financial Loan Company)

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President


CONSECO FINANCE CONSUMER DISCOUNT COMPANY
(Green Tree Consumer Discount Company)

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President


CONSECO FINANCE CANADA HOLDING COMPANY (Green Tree Financial
Canada Holding Company)

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President


CONSECO FINANCE CREDIT CORP. (Green Tree Credit Corp.)

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President


CONSECO AGENCY OF NEW YORK, INC. (GTA Agency, Inc.)

By: /s/Joseph E. Huguelet, III
   -------------------------------
Name:    Joseph E. Huguelet, III
Title:   President


CONSECO AGENCY INC. (Green Tree Agency, Inc.)

By: /s/Joseph E. Huguelet, III
   -------------------------------
Name:    Joseph E. Huguelet, III
Title:   President


CONSECO FINANCE CORP.-ALABAMA
(Green Tree Financial Corp.-Alabama)

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President

CONSECO FINANCE CREDIT CARD FUNDING CORP.

By: /s/Charles H. Cremens
   -------------------------------
Name:    Charles H. Cremens
Title:   President



MILL CREEK SERVICING CORPORATION

By: /s/Todd G. Woodard
   -------------------------------
Name:    Todd G. Woodard
Title:   President



CONSECO AGENCY OF NEVADA, INC.
(Green Tree Agency of Nevada, Inc.)


By: /s/Joseph E. Huguelet, III
   -------------------------------
Name:    Joseph E. Huguelet, III
Title:   President





Prepared by:

James H.M. Sprayregen, P.C.
Anup Sathy
Roger J. Higgins
Ross M. Kwasteniet
KIRKLAND & ELLIS
200 E. Randolph Drive
Chicago, IL 60601
312-861-2000

COUNSEL TO THE DEBTORS AND DEBTORS IN POSSESSION